EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT
AMENDMENT NO. 1, dated as of February 15, 2018 (this “Amendment”), by and among VIRTUS INVESTMENT PARTNERS, INC., a Delaware corporation (the “Borrower”), the Subsidiary Loan Parties as of the date hereof (each a “Guarantor”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the “Administrative Agent”), and the lenders party hereto, to the Credit Agreement, dated as of June 1, 2017 (the “Existing Credit Agreement”), among the Borrower, the Administrative Agent, and the Lenders from time to time party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (as defined below).
W I T N E S S E T H:
WHEREAS, the Borrower has requested Commitments (the “Amendment No. 1 Additional Term Commitments”) for $105,000,000 of delayed draw Additional Term Loans (the “Amendment No. 1 Additional Term Loans”), pursuant to and on the terms set forth in Section 2.20 of the Credit Agreement as provided for herein;
WHEREAS, each Person set forth on Schedule I hereto (each, an “Amendment No. 1 Additional Term Lender”) hereby agrees to provide Amendment No. 1 Additional Term Commitments to the Borrower in the amount set forth next to such Amendment No. 1 Additional Term Lender’s name on Schedule I hereto, on the terms and conditions set forth herein and in the Credit Agreement;
WHEREAS, the Borrower has requested certain additional changes to the Existing Credit Agreement as provided for herein;
WHEREAS, each Lender under the Existing Credit Agreement (collectively, the “Existing Lenders”) that executes and delivers an affirmative Consent (as defined below) or indicates its affirmative consent online in accordance with instructions in a posting memorandum to the Existing Lenders will be deemed to have consented to this Amendment (each, a “Consenting Lender” and collectively, the “Consenting Lenders”);
WHEREAS, each Existing Lender that either (x) indicates that it has declined to consent to this Amendment on its Consent, or (y) fails to return the applicable Consent(s) to the Administrative Agent prior to the deadline specified by the Borrower in a posting memorandum to the Existing Lenders, so long as the Consenting Lenders constitute the Required Lenders under the Existing Credit Agreement (as determined immediately prior to giving effect to this Amendment), shall constitute a “Non-Consenting Lender” as defined in and under the Existing Credit Agreement and shall be required to assign and delegate, without recourse (in accordance with Section 9.02(c) of the Existing Credit Agreement), all its interests, rights and obligations under the Loan Documents to an Eligible Assignee (each such Eligible Assignee that takes such assignment, a “Replacement Lender” and, together, the “Replacement Lenders”; the Replacement Lender that takes an assignment of Initial Term Loans on the Amendment No. 1 Effective Date (as defined below), the “Term Loan Replacement Lender;” and each Replacement Lender that takes an assignment of Initial Revolving Commitments on the Amendment No. 1 Effective Date, an “RC Replacement Lender”); and
WHEREAS, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and JPMorgan Chase Bank, N.A. are acting as the joint lead arrangers and joint bookrunners for this Amendment and the Amendment No. 1 Additional Term Loans (in such capacities, the “Amendment No. 1 Arrangers”).

NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I

Additional Term Commitments
Section 1.1.    Additional Term Loans. The Borrower has requested Additional Term Commitments for Amendment No. 1 Additional Term Loans in the aggregate principal amount of $105,000,000 from the Amendment No. 1 Additional Term Lenders. Once funded, the Amendment No. 1 Additional Term Loans will constitute Term Loans and, together with all Term Loans outstanding prior to the Amendment No. 1 Effective Date, will constitute a single Class of Term Loans (referred to in the Credit Agreement as “Initial Term Loans”). This Amendment is an “Additional Credit Extension Amendment” referred to in the Credit Agreement.
Section 1.2.    Agreements of Additional Term Lenders. Each Amendment No. 1 Additional Term Lender agrees that, on a Business Day after the Amendment No. 1 Effective Date and on or prior to the Amendment No. 1 Additional Term Loan Expiration Date, subject to the satisfaction or waiver of the conditions set forth in Article III of this Amendment, such Amendment No. 1 Additional Term Lender will provide, on a several and not joint basis, Amendment No. 1 Additional Term Loans in the amount set forth next to such Amendment No. 1 Additional Term Lender’s name on Schedule I attached hereto. On the Amendment No. 1 Effective Date, any Amendment No. 1 Additional Term Lender not a Lender prior to the Amendment No. 1 Effective Date will become a Lender for all purposes of the Credit Agreement.
ARTICLE II

Amendments; Waiver
Section 2.1.    Amendments. Subject to the occurrence of the Amendment No. 1 Effective Date, (a) the Existing Credit Agreement is hereby amended in the form of Exhibit A hereto (as so amended, the “Credit Agreement”), and (b) the Revolving Commitments set forth in Schedule 2.05 to the Original Credit Agreement are deleted in their entirety and replaced with the Revolving Commitments set forth in Schedule I attached hereto.
Section 2.2.    Waiver. Subject to the occurrence of the Amendment No. 1 Effective Date, each Consenting Lender hereby agrees to waive the payment of any breakage costs pursuant to Section 2.16 of the Credit Agreement in connection with the resetting of Interest Periods on the Amendment No. 1 Effective Date and on the Amendment No. 1 Additional Term Loan Funding Date.
ARTICLE III

Conditions Precedent

Section 3.1.    Conditions to Effectiveness of Amendment No. 1. This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which the following conditions are satisfied:
(a)    The Administrative Agent shall have received (i) counterparts to this Amendment duly executed and delivered by the Borrower, each Guarantor, the Administrative Agent, each Amendment No. 1 Additional Term Lender, each Term Loan Replacement Lender, each RC Replacement Lender, each Revolving Lender and each Issuing Bank, and (ii) consents, in the form attached hereto as Exhibit B-1 and/or Exhibit B-2, as applicable (each, a “Consent”), executed and delivered by Existing Lenders constituting the Required Lenders (as determined immediately prior to giving effect to this Amendment).
(b)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof or on such earlier date, as the case may be.
(c)    No Default or Event of Default shall have occurred and be continuing or shall result from the borrowing of the Amendment No. 1 Additional Term Loans.
(d)    The Administrative Agent shall have received from the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, a certificate dated the Amendment No. 1 Effective Date signed by a Responsible Officer of the Borrower certifying that the conditions specified in Section 3.1(b) and (c) are satisfied.
(e)    The Administrative Agent shall have received a certificate dated the Amendment No. 1 Effective Date from the chief financial officer of the Borrower substantially in the form of Exhibit F to the Credit Agreement certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis as of the Amendment No. 1 Effective Date.
(f)     The Administrative Agent shall have received a copy of (i) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State or a similar Governmental Authority of the state of its incorporation, organization or formation and (ii) a certificate of a Responsible Officer of each Loan Party dated the Amendment No. 1 Effective Date and certifying (I) to the effect that (A) attached thereto is a true and complete copy of the certificate or articles of incorporation, organization or formation of such Loan Party certified as of a recent date by the Secretary of State (or similar official) of the state of its incorporation, organization or formation, or in the alternative (other than in the case of the Borrower), certifying that such certificate or articles of incorporation, organization or formation have not been amended since the Closing Date, and that the certificate or articles are in full force and effect, (B) attached thereto is a true and complete copy of the by-laws or operating agreements or equivalent documents of each Loan Party as in effect on the Amendment No. 1 Effective Date, or in the alternative (other than in the case of the Borrower), certifying that such by-laws or operating agreements or equivalent documents have not been amended since the Closing Date, and that such by-laws or operating agreements or equivalent documents are in full force and effect and (C) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or member, as the case may be, of each Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party, and that such resolutions have not been modified, rescinded or amended, and that such resolutions are in full force and effect, and (II) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of any Loan Party and signed by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this paragraph (f).
(g)    The Administrative Agent shall have received a written opinion dated the Amendment No. 1 Effective Date from Morgan, Lewis & Bockius LLP in form and substance reasonably satisfactory to the Administrative Agent.
(h)    The Administrative Agent shall have received results of Uniform Commercial Code searches of a recent date listing all effective financing statements that name any Loan Party as debtor and that are filed in those state jurisdictions in which any Loan Party is organized, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Encumbrances).
(i)    The Borrower and each of the Guarantors shall have provided at least three Business Days prior to the Amendment No. 1 Effective Date all documentation and other information to the Administrative Agent and the Lenders that are required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act, to the extent the Borrower shall have received written requests therefor at least five Business Days prior to the Amendment No. 1 Effective Date.
(j)    The Borrower shall have paid all fees, costs and expenses of the Administrative Agent and the Amendment No. 1 Arrangers due and payable on or prior to the Amendment No. 1 Effective Date, including to the extent invoiced at least one Business Day prior to the Amendment No. 1 Effective Date, reasonable fees and disbursements of their counsel.
(k)    The Borrower shall have paid to the Administrative Agent on the Amendment No. 1 Effective Date, for the ratable account of the Lenders immediately prior to the Amendment No. 1 Effective Date, all accrued and unpaid interest and fees on all outstanding Loans and Commitments to, but not including, the Amendment No. 1 Effective Date.
(l)    Commitments satisfactory to the Term Loan Replacement Lender shall have been obtained from financial institutions permitted by Section 9.04 of the Existing Credit Agreement to be assignees of all Initial Term Loans of Non-Consenting Lenders.
(m)    Each Non-Consenting Lender shall have been paid or, concurrent with the effectiveness of this Amendment, shall be paid amounts due and payable to such Non-Consenting Lender pursuant to Section 9.02(c) of the Existing Credit Agreement (or the Administrative Agent shall have received such amounts on behalf of the Non-Consenting Lenders).
(n)    The Borrower shall have paid to the Administrative Agent (on behalf of the Non-Consenting Lenders) any other amounts (other than the Purchase Price (as defined below)) payable to the Non-Consenting Lenders under the Loan Documents as of the Amendment No. 1 Effective Date (including any amounts that have been notified to the Borrower by any Non-

Consenting Lender (or the Administrative Agent on behalf of such Non-Consenting Lender) as being due and payable pursuant to Section 9.03 of the Existing Credit Agreement) (such amounts, the “Other Amounts”).
The Administrative Agent shall notify the Borrower and the Lenders of the Amendment No. 1 Effective Date.
Section 3.2.    Conditions to Borrowing of Amendment No. 1 Additional Term Loans. The obligations of the Amendment No. 1 Additional Term Lenders to make Amendment No. 1 Additional Term Loans shall be subject to the satisfaction (or waiver by the Amendment No. 1 Additional Term Lenders and, in the case of the conditions in Section 3.2(d) and (e) below, the Required Lenders) of the following conditions (the date of such funding of Amendment No. 1 Additional Term Loans is referred to herein as the “Amendment No. 1 Additional Term Loan Funding Date”):
(a)    The Administrative Agent shall have received a Borrowing Request in accordance with the requirements of the Credit Agreement.
(b)    The borrowing of Amendment No. 1 Additional Term Loans shall occur prior to 12:00 noon, New York City time, on the Amendment No. 1 Additional Term Loan Expiration Date.
(c)    The Amendment No. 1 Target Representations shall be accurate in all material respects (without duplication of any materiality qualifier set forth therein). The Specified Representations shall be accurate in all material respects.
(d)    No Event of Default under Section 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing or would result therefrom.
(e)    The Amendment No. 1 Acquisition shall have been consummated, or substantially simultaneously with the Amendment No. 1 Additional Term Loan Funding Date, shall be consummated, in accordance with the Amendment No. 1 Acquisition Agreement, in each case without giving effect to any modifications, consents, amendments or waivers thereto that are materially adverse to the Lenders or the Amendment No. 1 Arrangers. The Borrower shall have provided to the Amendment No. 1 Arrangers a copy of all modifications, consents, amendments or waivers to the Amendment No. 1 Acquisition Agreement that are or would reasonably be expected to be materially adverse to the interests of the Lenders or the Amendment No. 1 Arrangers.
(f)    The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower substantially in the form of Exhibit F to the Credit Agreement certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Amendment No. 1 Transactions.
(g)    Since February 1, 2018, there shall not have occurred any Material Adverse Effect (as defined in the Amendment No. 1 Acquisition Agreement).
(h)    The Administrative Agent shall have received from the Borrower all fees and other amounts previously agreed in writing to be due and payable on or prior to the funding of the Amendment No. 1 Additional Term Loans.

(i)    The Administrative Agent shall have received a completed supplement to the Perfection Certificate dated the Amendment No. 1 Additional Term Loan Funding Date and signed by a Responsible Officer of the Borrower with respect to the equity interests in the Amendment No. 1 Target to be acquired in the Amendment No. 1 Acquisition.
(j)    The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Additional Term Loan Funding Date, executed by any Responsible Officer of the Borrower certifying that the conditions specified in paragraphs (c), (d), (e) and (g) above are satisfied.
(k)    The Borrower shall have paid to the Administrative Agent on the Amendment No. 1 Additional Term Loan Funding Date, for the ratable account of the Term Lenders immediately prior to the Amendment No. 1 Additional Term Loan Funding Date, all accrued and unpaid interest and fees on all outstanding Initial Term Loans to, but not including, the Amendment No. 1 Additional Term Loan Funding Date.

ARTICLE IV
Fees
Section 4.1.    Upfront Fee. The Borrower agrees to pay to the Administrative Agent, for the ratable account of the Amendment No. 1 Additional Term Lenders as of the Amendment No. 1 Effective Date, an amount equal to 0.25% of the aggregate amount of the Amendment No. 1 Additional Term Commitments as of the date hereof (the “Term Upfront Fee”).  The Term Upfront Fee shall be due and payable on the earlier of (x) the Amendment No. 1 Additional Term Loan Funding Date and (y) the date of termination of the Amendment No. 1 Additional Term Commitments.  At the option of the Amendment No. 1 Arrangers, the Upfront Fee may be structured as original issue discount.
Section 4.2.    Ticking Fee. The Borrower agrees to pay to the Administrative Agent, for the ratable account of the Amendment No. 1 Additional Term Lenders, a ticking fee (the “Ticking Fee”) accruing for the period (i) from the date which is 31 days after Amendment No. 1 Effective Date to the date which is 60 days after the Amendment No. 1 Effective Date, at 1.25% per annum and (ii) thereafter, at 2.50% per annum, in each case, calculated in respect of the aggregate amount of the Amendment No. 1 Additional Term Commitments during such period. The Ticking Fee shall be calculated on the basis of actual number of days elapsed in a year of 360 days, shall accrue until the date that is the earlier of (i) the Amendment No. 1 Additional Term Loan Funding Date and (ii) the date of termination of the Amendment No. 1 Additional Term Commitments. The Ticking Fee will be payable on the last business day of each calendar quarter and on the earlier of (i) the Amendment No. 1 Additional Term Loan Funding Date and (ii) the date of termination of the Amendment No. 1 Additional Term Commitments.
ARTICLE V
Assignments; Adjustments to Loans and Commitments

Section 5.1.    Non-Consenting Lenders.
(a)    The Borrower hereby elects, pursuant to Section 9.02(c) of the Existing Credit Agreement, to replace each Non-Consenting Lender with a Replacement Lender as of the Amendment No. 1 Effective Date;

(b)    Pursuant to Section 5.1(a) hereof and Section  9.02(c) of the Existing Credit Agreement, on the Amendment No. 1 Effective Date, each Non-Consenting Lender shall, upon notice from the Borrower to such Non-Consenting Lender and the Administrative Agent, be deemed to have assigned and delegated all of such Non-Consenting Lender’s rights, interests and obligations under the Credit Agreement to a Replacement Lender, as assignee, at a purchase price equal to 100% of the outstanding principal amount of such Non-Consenting Lender’s Loans and unreimbursed participations in LC Disbursements, if any (the “Purchase Price”). On and as of the Amendment No. 1 Effective Date, immediately after giving effect to the provisions of Section 5.1(a) hereof, each Replacement Lender shall pay to the applicable Non-Consenting Lender the Purchase Price for the Loans and unreimbursed participations in LC Disbursements, if any, acquired by such Replacement Lender. By receiving such Purchase Price, together with accrued and unpaid interest and fees and any applicable Other Amounts, each Non-Consenting Lender shall automatically be deemed to have assigned its Loans, unreimbursed participations in LC Disbursements, if any, Initial Revolving Commitments, if any, and all of its other rights, interests and obligations under the Credit Agreement to such Replacement Lender pursuant to the terms of an Assignment and Assumption, and accordingly no other action by such Non-Consenting Lender shall be required in connection therewith. Upon payment to a Non-Consenting Lender of the applicable Purchase Price, together with accrued and unpaid interest and fees and any applicable Other Amounts, such Non-Consenting Lender shall automatically cease to be a Lender under the Existing Credit Agreement.
(c)    Subject to the terms and conditions set forth herein, on the Amendment No. 1 Effective Date, (i) the Term Loan Replacement Lender, as assignee, agrees to acquire by assignment from the Non-Consenting Lenders, at the applicable Purchase Price, Initial Term Loans in an aggregate principal amount not to exceed the amount set forth on the Term Loan Replacement Lender’s signature page hereto, and (ii) each RC Replacement Lender, as assignee, agrees to acquire by assignment from each Non-Consenting Lender that is a Revolving Lender, at the applicable Purchase Price, Revolving Loans and unreimbursed participations in LC Disbursements, if any, and the Initial Revolving Commitments of such Non-Consenting Lender, provided that after giving effect to any such assignment, each RC Replacement Lender’s Revolving Commitment does not exceed the amount set forth opposite its name on Schedule I hereto.
(d)    Each Replacement Lender, by delivering its signature page to this Amendment and acquiring by assignment Initial Term Loans, unreimbursed participations in LC Disbursements, if any, and/or Initial Revolving Commitments, as applicable, in accordance with this Section 5.1, shall be deemed to have acknowledged receipt of, and consented to and approved, this Amendment and each other Loan Document required to be approved by any Lenders on the Amendment No. 1 Effective Date.
(e)    The transactions described in this Section 5.1 will be deemed to satisfy the requirements of Section 9.02(c) and Section 9.04(b) of the Existing Credit Agreement in respect of the assignment of Initial Term Loans, unreimbursed participations in LC Disbursements, if any, and Initial Revolving Commitments, by Non-Consenting Lenders and this Amendment will be deemed to be an Assignment and Assumption with respect to such assignments.
(f)    Each of the parties hereto hereby agrees that each Replacement Lender shall have all the rights and obligations of a Lender under the Credit Agreement.

Section 5.2.    Consenting Lenders Requesting Paydown and Reallocation. Solely for purposes of facilitating certain Consenting Lenders, any Initial Term Loan Lender consenting to the Amendment by selecting “Consent to Amendment on a Paydown and Reallocate basis” (each, a “Consenting Non-Cashless Roll Term Lender”) shall be temporarily replaced and the Initial Term Loans outstanding immediately prior to the Amendment No. 1 Effective Date held by such Consenting Non-Cashless Roll Term Lender shall be purchased and assumed by the Term Loan Replacement Lender upon the Term Loan Replacement Lender’s execution of this Amendment and payment by the Term Loan Replacement Lender of the applicable Purchase Price for such Consenting Non-Cashless Roll Term Lender’s Initial Term Loans outstanding immediately prior to the Amendment No. 1 Effective Date. The execution of the Consent by a Consenting Non-Cashless Roll Term Lender and of this Amendment by the Term Loan Replacement Lender shall be deemed to be the execution of an Assignment and Assumption, and the execution of this Amendment by the Administrative Agent and the Borrower shall be deemed to be the consent of the Administrative Agent and the Borrower (to the extent such consent is required under the Credit Agreement).
Section 5.3.    Adjustment of Revolving Commitments of Continuing Revolving Lenders. On the Amendment No. 1 Effective Date, the Revolving Commitments and Revolving Loans of the Consenting Lenders that are Revolving Lenders (the “Continuing Revolving Lenders”) shall be reduced or increased, as applicable, and the RC Replacement Lenders, as assignee, shall acquire Revolving Commitments and Revolving Loans, such that after giving effect to such assignments, the Revolving Commitments of the Continuing Revolving Lenders are as set forth in Schedule I hereto and any outstanding Revolving Loans are held by such Continuing Revolving Lenders pro rata in accordance with their respective Revolving Commitments set forth in Schedule I hereto. The transactions described in this Section 5.3 will be deemed to satisfy the requirements of Section 9.04(b) of the Credit Agreement with respect to the assignment of Revolving Loans and Revolving Commitments. The execution of this Amendment by each Revolving Lender shall be deemed to be the execution of an Assignment and Assumption, and the execution of this Amendment by the Administrative Agent and the Borrower shall be deemed to be the consent of the Administrative Agent and the Borrower (to the extent such consent is required under the Credit Agreement).
ARTICLE VI
Miscellaneous

Section 6.1.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 6.2.    Reaffirmation. Each of the undersigned Guarantors (each, a “Reaffirming Party”) hereby acknowledges this Amendment and the transactions contemplated thereby. Each Reaffirming Party hereby reaffirms all obligations and liabilities of such Reaffirming Party under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, and confirms that such obligations and liabilities shall continue to be in full force and effect and shall continue to apply to the Credit Agreement and each other Loan Document.
Section 6.3.    Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 6.4.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 6.5.    Tax Matters. For U.S. federal income tax purposes, the parties hereto intend to treat the Amendment No. 1 Additional Term Loans as a “qualified reopening” (within the meaning of Treasury Regulations Section 1.1275-2(k)) of the existing Term Loans.  Unless otherwise required by law (including the good faith resolution of a tax audit), no Borrower, Administrative Agent or Lender shall take any U.S. federal, state or local income tax position inconsistent with the preceding sentence.
Section 6.6.    Effect of Amendment. On and after the Amendment No. 1 Effective Date, each reference to the Credit Agreement in any Loan Document (including to any exhibit or schedule attached thereto) shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. Except as expressly set forth in this Amendment, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement as in effect immediately prior to the Amendment No. 1 Effective Date or any other Loan Document in similar or different circumstances. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

VIRTUS INVESTMENT PARTNERS, INC., as Borrower

By:	/s/ Michael A. Angerthal
Name: Michael A. Angerthal
Title: Executive Vice President, Chief Financial Officer & Treasurer

CEREDEX VALUE ADVISORS LLC
NEWFLEET ASSET MANAGEMENT, LLC
RAMPART INVESTMENT MANAGEMENT COMPANY, LLC
SEIX INVESTMENT ADVISORS LLC
SILVANT CAPITAL MANAGEMENT LLC
VIRTUS FUND ADVISERS, LLC
VIRTUS INTERMEDIATE HOLDINGS LLC
VIRTUS RETIREMENT INVESTMENT ADVISERS, LLC
VIRTUS PARTNERS, INC.,
as Guarantors

By:	/s/ Michael A. Angerthal
Name: Michael A. Angerthal
Title: Executive Vice President and Chief Financial Officer

DUFF & PHELPS INVESTMENT MANAGEMENT CO. VIRTUS ALTERNATIVE INVESTMENT ADVISERS, INC. VIRTUS FUND SERVICES, LLC, as Guarantors

By:	/s/ Michael A. Angerthal
Name: Michael A. Angerthal
Title: Executive Vice President and Treasurer

KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC, as a Guarantor

By:	/s/ Michael A. Angerthal
Name: Michael A. Angerthal
Title: Executive Vice President and Chief Financial Officer

VIRTUS INVESTMENT ADVISERS, INC., as a Guarantor

By:	/s/ Michael A. Angerthal
Name: Michael A. Angerthal
Title: Executive Vice President and Chief Financial Officer

MORGAN STANLEY SENIOR FUNDING, INC.,
    as Administrative Agent
By:    /s/ Wissam Kairouz
    Name: Wissam Kairouz
    Title: Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC.,
    as the Term Loan Replacement Lender
By:    /s/ Wissam Kairouz
    Name: Wissam Kairouz
    Title: Authorized Signatory
Maximum Aggregate Principal Amount of Initial Term Loans to be Assigned to the Term Loan Replacement Lender:
$10,945,000

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Revolving Lender, RC Replacement Lender and Issuing Bank

By:	/s/ Wissam Kairouz Name: Wissam Kairouz Title: Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC.,
    as the Amendment No. 1 Additional Term Lender
By:    /s/ Wissam Kairouz
    Name: Wissam Kairouz
    Title: Authorized Signatory

BARCLAYS BANK PLC, as a Revolving Lender, RC Replacement Lender and Issuing Bank

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Revolving Lender, RC Replacement Lender and Issuing Bank

By:	/s/ Jay Cyr
Name: Jay Cyr
Title: Executive Director JP Morgan

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Revolving Lender

By:	/s/ Guoshen Sun
Name: Guoshen Sun
Title: Managing Director

Exhibit A

CREDIT AGREEMENT
dated as of
June 1, 2017,

as amended as of February 15, 2018

among

VIRTUS INVESTMENT PARTNERS, INC.,
as Borrower,
The Lenders Party Hereto
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent

BARCLAYS BANK PLC,
as Syndication Agent
INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,
as Documentation Agent
MORGAN STANLEY SENIOR FUNDING, INC.,
BARCLAYS BANK PLC,
and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

Table of Contents

ARTICLE I
DEFINITIONS

Section 1.01	Defined Terms 1

Section 1.02	Classification of Loans and Borrowings 49

Section 1.03	Terms Generally 49

Section 1.04	Accounting Terms; GAAP 49

Section 1.05	Effectuation of Transactions 50

Section 1.06	Letter of Credit Amounts 50

Section 1.07	Limited Condition Transactions 50

Section 1.08	Reclassification; Allocation 51
ARTICLE II
THE CREDITS

Section 2.01	Commitments 51

Section 2.02	Loans and Borrowings 52

Section 2.03	Requests for Borrowings 52

Section 2.04	[Reserved] 53

Section 2.05	Letters of Credit 53

Section 2.06	Funding of Borrowings 58

Section 2.07	Interest Elections 59

Section 2.08	Termination and Reduction of Commitments 60

Section 2.09	Repayment of Loans; Evidence of Debt 60

Section 2.10	Amortization of Term Loans 61

Section 2.11	Prepayment of Loans 62

Section 2.12	Fees 64

Section 2.13	Interest 65

Section 2.14	Alternate Rate of Interest 66

Section 2.15	Increased Costs 66

Section 2.16	Break Funding Payments 67

Section 2.17	Taxes 68

Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Setoffs 71

Section 2.19	Mitigation Obligations; Replacement of Lenders 72

Section 2.20	Increase in Commitments 73

Section 2.21	Extended Term Loans and Extended Revolving Commitments 75

Section 2.22	Refinancing Term Loans 77

Section 2.23	Replacement Revolving Commitments 79

Section 2.24	Defaulting Lenders 80

Section 2.25	Illegality 82

Section 2.26	Discounted Prepayment Offers 82

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01	Organization; Powers 86

Section 3.02	Authorization; Enforceability 86

Section 3.03	Governmental Approvals; No Conflicts 86

Section 3.04	Financial Condition; No Material Adverse Effect 87

Section 3.05	Properties 87

Section 3.06	Litigation and Environmental Matters 88

Section 3.07	Compliance with Laws and Agreements 88

Section 3.08	Investment Company Status 88

Section 3.09	Taxes 88

Section 3.10	ERISA; Labor Matters 89

Section 3.11	Disclosure 90

Section 3.12	Subsidiaries 90

Section 3.13	Intellectual Property; Licenses, Etc. 90

Section 3.14	Solvency 90

Section 3.15	Senior Indebtedness 91

Section 3.16	Federal Reserve Regulations 91

Section 3.17	Use of Proceeds 91

Section 3.18	Sanctions 91

Section 3.19	PATRIOT Act 91

Section 3.20	Perfection, Etc. 91

Section 3.21	Certain Regulatory Matters 92
ARTICLE IV
CONDITIONS

Section 4.01	Closing Date 92

Section 4.02	Each Credit Event After the Closing Date 95
ARTICLE V
AFFIRMATIVE COVENANTS

Section 5.01	Financial Statements and Other Information 96

Section 5.02	Notices of Material Events 98

Section 5.03	Information Regarding Collateral 99

Section 5.04	Existence; Conduct of Business 99

Section 5.05	Payment of Taxes, Etc. 99

Section 5.06	Maintenance of Properties 100

Section 5.07	Insurance 100

Section 5.08	Books and Records; Inspection and Audit Rights 100

Section 5.09	Compliance with Laws 101

Section 5.10	Use of Proceeds and Letters of Credit 101

Section 5.11	Additional Subsidiaries 101

Section 5.12	Further Assurances 102

Section 5.13	Designation of Subsidiaries 103

Section 5.14	Certain Post-Closing Obligations 103

Section 5.15	Margin Stock 103

Section 5.16	Maintenance of Rating of Facilities 104

Section 5.17	Lender Conference Calls 104
ARTICLE VI
NEGATIVE COVENANTS

Section 6.01	Indebtedness; Certain Equity Securities 104

Section 6.02	Liens 106

Section 6.03	Fundamental Changes 109

Section 6.04	Investments, Loans, Advances, Guarantees and Acquisitions 110

Section 6.05	Asset Sales 112

Section 6.06	Sale and Leaseback Transactions 114

Section 6.07	Restricted Payments 114

Section 6.08	Certain Payments of Indebtedness 115

Section 6.09	Transactions with Affiliates 116

Section 6.10	Restrictive Agreements 116

Section 6.11	Amendment of Junior Indebtedness 117

Section 6.12	Financial Performance Covenant 117

Section 6.13	Changes in Fiscal Periods 117

Section 6.14	Organizational Documents 117

Section 6.15	Use of Proceeds 117
ARTICLE VII
EVENTS OF DEFAULT

Section 7.01	Events of Default 118
ARTICLE VIII
ADMINISTRATIVE AGENT

Section 8.01	Appointment and Authorization of Agents 121

Section 8.02	Rights as a Lender 122

Section 8.03	Exculpatory Provisions 122

Section 8.04	Reliance by Administrative Agent 123

Section 8.05	Delegation of Duties 123

Section 8.06	Indemnification 123

Section 8.07	Resignation of Administrative Agent 124

Section 8.08	Non-Reliance on Agents and Other Lenders 124

Section 8.09	Administrative Agent May File Proofs of Claim 125

Section 8.10	Withholding Taxes 125

Section 8.11	Binding Effect 126

Section 8.12	Additional Secured Parties 126

Section 8.13	Secured Cash Management Obligations and Secured Swap Obligations 126

Section 8.14	Certain ERISA Matters. 127

ARTICLE IX
MISCELLANEOUS

Section 9.01	Notices 128

Section 9.02	Waivers; Amendments 130

Section 9.03	Expenses; Indemnity; Damage Waiver 133

Section 9.04	Successors and Assigns 135

Section 9.05	Survival 138

Section 9.06	Counterparts; Integration; Effectiveness 139

Section 9.07	Severability 139

Section 9.08	Right of Setoff 139

Section 9.09	Governing Law; Jurisdiction; Consent to Service of Process 140

Section 9.10	WAIVER OF JURY TRIAL 140

Section 9.11	Headings 141

Section 9.12	Confidentiality 141

Section 9.13	USA Patriot Act 142

Section 9.14	Judgment Currency 142

Section 9.15	Release of Liens and Guarantees 142

Section 9.16	No Advisory or Fiduciary Responsibility 143

Section 9.17	Interest Rate Limitation 144

Section 9.18	Form of Execution 144

Section 9.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 145

Section 9.20	Flood Matters 145

SCHEDULES:

Schedule 1.01(a)	- Broker-Dealer Subsidiaries

Schedule 1.01(b)	- Introducing Broker Subsidiaries

Schedule 2.01	- Commitments

Schedule 3.06(a)	- Litigation

Schedule 3.10(d)	- ERISA; Labor Matters

Schedule 3.21	- Membership in FINRA

Schedule 4.01(b)	- Local Counsels

Schedule 5.14	- Certain Post-Closing Obligations

Schedule 6.01	- Existing Indebtedness

Schedule 6.02	- Existing Liens

Schedule 6.04(e)	- Existing Investments

Schedule 6.09	- Existing Affiliate Transactions

Schedule 6.10	- Existing Restrictions

Schedule 9.01	- Notices
EXHIBITS:

Exhibit A	- Form of Assignment and Assumption

Exhibit B	- Form of Guarantee Agreement

Exhibit C-1	- Form of Perfection Certificate

Exhibit C-2	- Form of Section 5.03 Certificate

Exhibit D	- Form of Collateral Agreement

Exhibit E-1	- Form of Revolving Note

Exhibit E-2	- Form of Term Note

Exhibit F	- Form of Solvency Certificate

Exhibit G	- Form of Opinion of Willkie Farr & Gallagher LLP

Exhibit H-1	- Form of Closing Certificate (Borrower)

Exhibit H-2	- Form of Closing Certificate (Subsidiary Loan Parties)

Exhibit I	- Form of Global Intercompany Note

Exhibit J-1	- Form of Discounted Prepayment Offer Solicitation

Exhibit J-2	Form of Discounted Prepayment Offer Form

Exhibit K-1	- Form of Tax Status Certificate 1

Exhibit K-2	- Form of Tax Status Certificate 2

Exhibit K-3	- Form of Tax Status Certificate 3

Exhibit K-4	- Form of Tax Status Certificate 4

Exhibit L	- Form of Borrowing Request

Exhibit M	- Form of Prepayment Notice

Exhibit N	- Form of Compliance Certificate

CREDIT AGREEMENT, dated as of June 1, 2017, as amended as of February 15, 2018, and as may be further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among VIRTUS INVESTMENT PARTNERS, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent. Capitalized terms used without definition in this Agreement have the meanings given to them in Section 1.01.
The parties hereto agree as follows:
PRELIMINARY STATEMENTS
Pursuant to the Acquisition Agreement, the Borrower will acquire from the Sellers all of the issued and outstanding limited liability company interests of RidgeWorth Holdings LLC, a Delaware limited liability company (the “Target”).
In February 2017, the Borrower consummated the Common Stock Offering and consummated the Series D Preferred Stock Offering and received net proceeds thereof.
The Borrower has requested that (a) on the Closing Date, substantially simultaneously with the consummation of the Acquisition, the Term Lenders extend credit to the Borrower in the form of Term Loans in an initial aggregate principal amount of $260,000,000 pursuant to this Agreement and (b) from and after the Closing Date, the Revolving Lenders extend credit to the Borrower in the form of Revolving Commitments in an aggregate principal amount of $100,000,000, in each case, to be used for the purposes set forth in Section 5.10.
The Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I	DEFINITIONS

Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquired Business Representations” means the representations made by or with respect to the Target and its Subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders or the Joint Lead Arrangers, but only to the extent that the Borrower or any of its Affiliates has the right not to consummate the Acquisition, or to terminate the obligations of the Borrower or such Affiliate, under the Acquisition Agreement as a result of a failure of such representations in the Acquisition Agreement to be true and correct.
“Acquisition” means the acquisition by the Borrower of the Target pursuant to the Acquisition Agreement.
“Acquisition Agreement” means the Agreement and Plan of Merger dated as of December 16, 2016, among the Borrower, 100 Pearl Street 2, Lightyear Fund III AIV-2, L.P. and the Target, including all schedules, exhibits and annexes thereto.
“Acquisition Documents” means the Acquisition Agreement and all side letters, instruments and agreements affecting the terms of the foregoing or entered into in connection therewith.
“Additional Commitments” means Additional Revolving Commitments and/or Additional Term Commitments.
“Additional Commitments Effective Date” has the meaning assigned to such term in Section 2.20(b).
“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent in consultation with the Borrower, be in the form of an amendment and restatement of this Agreement) providing for any Additional Commitments pursuant to Section 2.20, Extended Term Loans and/or Extended Revolving Commitments pursuant to Section 2.21, Refinancing Term Loans pursuant to Section 2.22 and/or Replacement Revolving Commitments pursuant to Section 2.23, which shall be consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the parties thereto. Each Additional Credit Extension Amendment shall be executed by the Administrative Agent, the Issuing Banks (to the extent Section 9.02(b) would require the consent of Issuing Banks for the amendments effected in such Additional Credit Extension Amendment), the Loan Parties and the other parties specified in the applicable Section of this Agreement (but not any other Lender not specified in the applicable Section of this Agreement), but shall not effect any amendments that would require the consent of each affected Lender or all Lenders pursuant to the proviso in Section 9.02(b) unless such consents have been obtained. Any Additional Credit Extension Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 4.01 and certificates confirming satisfaction of conditions consistent with Section 4.02, all to the extent reasonably requested by the Administrative Agent or the other parties to such Additional Credit Extension Amendment.
“Additional Revolving Commitments” has the meaning assigned to such term in Section 2.20(a).
“Additional Revolving Lender” means, at any time, any bank or other financial institution selected by the Borrower that agrees to provide any portion of (a) any Additional Revolving Commitments in accordance with Section 2.20, (b) any Extended Revolving Commitments in accordance with Section 2.21 or (c) any Replacement Revolving Commitments pursuant to Section 2.23, in each case pursuant to an Additional Credit Extension Amendment; provided that each Additional Revolving Lender shall be subject to the approval of the Administrative Agent and each Issuing Bank (such approval in each case not to be unreasonably withheld or delayed).
“Additional Term Commitments” has the meaning assigned to such term in Section 2.20(a).
“Additional Term Lender” means, at any time, any bank or other financial institution selected by the Borrower that agrees to provide any portion of any (a) Additional Term Loans in accordance with Section 2.20, (b) any Extended Term Loans in accordance with Section 2.21 or (c) any Refinancing Term Loans pursuant to Section 2.22, in each case pursuant to an Additional Credit Extension Amendment; provided that each Additional Term Lender shall be subject to the approval of the Administrative Agent (to the extent Section 9.04(b)(i)(B) would require the approval of the Administrative Agent for an assignment of Term Loans to such Additional Term Lender) (such approval not to be unreasonably withheld or delayed).
“Additional Term Loans” means loans made pursuant to Additional Term Commitments.

“Adjusted LIBO Rate” means with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. Notwithstanding the foregoing, (i) solely with respect to the Adjusted LIBO Rate applicable to the Term Loans, the Adjusted LIBO Rate will be deemed to be 0.75% per annum if the Adjusted LIBO Rate calculated pursuant to the foregoing provisions would otherwise be less than 0.75% per annum and (ii) solely with respect to the Adjusted LIBO Rate applicable to Revolving Loans, the Adjusted LIBO Rate will be deemed to be 0.00% per annum if the Adjusted LIBO Rate calculated pursuant to the foregoing provisions would otherwise be less than 0.00% per annum.
“Administrative Agent” means MSSF, in its capacity as administrative agent and collateral agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Advisers Act” means the Investment Advisers Act of 1940.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning assigned to such term in Section 9.01(c).
“Agreement” has the meaning assigned to such term in the Preamble hereto.
“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).
“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, an Adjusted LIBO Rate or Alternate Base Rate floor or otherwise; provided that OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity or, if shorter, the actual length to maturity of such Indebtedness; and provided, further, that the “All-In Yield” shall not include customary arrangement fees, structuring fees, commitment fees (but not unused revolving commitment fees), underwriting fees and similar fees payable to the Joint Lead Arrangers, the Bookrunners or the arranger or underwriter of any new or replacement loans.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and

(c) the Adjusted LIBO Rate (giving effect to the “floor” set forth in the last sentence of the definition of the term “Adjusted LIBO Rate”) determined on such date (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 100 basis points; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the ICE LIBOR (or the successor thereto if the Intercontinental Exchange Benchmark Administration Ltd. is no longer making a LIBO Rate available) for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the Intercontinental Exchange Benchmark Administration Ltd. (or the successor thereto if the Intercontinental Exchange Benchmark Administration Ltd. is no longer making a LIBO Rate available) as an authorized vendor for the purpose of displaying such rates). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
“Amendment No. 1” means Amendment No. 1 to this Agreement dated as of February 15, 2018.
“Amendment No. 1 Acquisition” means the acquisition of the Amendment No. 1 Target pursuant to the Amendment No. 1 Acquisition Agreement.
“Amendment No. 1 Acquisition Agreement” means the Securities Purchase Agreement, dated as of February 1, 2018, among the Amendment No. 1 Target, certain of its equityholders, Virtus Partners, Inc. and certain other parties thereto.
“Amendment No. 1 Additional Term Commitment” means, with respect to each Amendment No. 1 Additional Term Lender, the commitment, if any, of such Amendment No. 1 Additional Term Lender to make an Amendment No. 1 Additional Term Loan pursuant to Section 2.01(c), as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Amendment No. 1 Additional Term Lender pursuant to an Assignment and Assumption. The amount of each Amendment No. 1 Additional Term Lender’s Amendment No. 1 Additional Term Commitment is set forth on Schedule I to Amendment No. 1 or in the Assignment and Assumption pursuant to which such Amendment No. 1 Additional Term Lender shall have assumed its Amendment No. 1 Additional Term Commitment, as the case may be. As of the Amendment No. 1 Effective Date, the aggregate amount of Amendment No. 1 Additional Term Commitments of all Amendment No. 1 Additional Term Lenders is $105,000,000.

“Amendment No. 1 Additional Term Lender” means, at any time, any Lender that has an Amendment No. 1 Additional Term Commitment or an Amendment No. 1 Additional Term Loan outstanding at such time.
“Amendment No. 1 Additional Term Loan” means a Loan made pursuant to Section 2.01(c).
“Amendment No. 1 Additional Term Loan Expiration Date” means the earlier to occur of (x) October 5, 2018 and (y) the date on which the Amendment No. 1 Additional Term Commitments are reduced to zero pursuant to Section 2.08.
“Amendment No. 1 Additional Term Loan Funding Date” means the date, on or after the Amendment No. 1 Effective Date but not after the Amendment No. 1 Additional Term Loan Expiration Date, on which all of the conditions contained in Section 3.2 of Amendment No. 1 have been satisfied (or waived in accordance with its terms) and the funding of the Amendment No. 1 Additional Term Loans occurs.
“Amendment No. 1 Effective Date” means February 15, 2018, the date of effectiveness of Amendment No. 1.
“Amendment No. 1 Target” means Sustainable Growth Advisers, LP, a Delaware limited partnership.
“Amendment No. 1 Target Representations” means the representations made by or with respect to the Amendment No. 1 Target and its Subsidiaries in the Amendment No. 1 Acquisition Agreement as are material to the interests of the Lenders or the Joint Lead Arrangers, but only to the extent that the Borrower or any of its Affiliates has the right not to consummate the Amendment No. 1 Acquisition, or to terminate the obligations of the Borrower or such Affiliate, under the Amendment No. 1 Acquisition Agreement as a result of a failure of such representations in the Amendment No. 1 Acquisition Agreement to be true and correct.
“Amendment No. 1 Transactions” means the effectiveness of Amendment No. 1, the consummation of the Amendment No. 1 Acquisition, the incurrence of the Amendment No. 1 Additional Term Loans and the payment of fees and expenses in connection with the foregoing.
“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act and rules and regulations thereunder, (b) the UK Bribery Act and (c) other anti-corruption and anti-bribery laws and regulations of any applicable jurisdiction.

“Anti-Terrorism Laws” means (a) the Trading with the Enemy Act, (b) foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (c) the USA PATRIOT Act and (d) other anti-terrorism and anti-money-laundering laws of any applicable jurisdiction.
“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.
“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).
“Applicable ECF Percentage” means, with respect to any Excess Cash Flow Period, if the Secured Net Leverage Ratio as of the end of such Excess Cash Flow Period is (a) greater than 1.00 to 1.00, 50%, (b) greater than or equal to 0.50 to 1.00 but less than or equal to 1.00 to 1.00, 25% and (c) less than 0.50 to 1.00, 0%.
“Applicable Fee Rate” means (a) from the Closing Date to the date on which the Borrower is required to deliver a Compliance Certificate pursuant to Section 5.01(d) for the fiscal quarter during which the Closing Date occurs, 0.50% per annum and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate delivered by the Borrower pursuant to Section 5.01(d):

Applicable Fee Rate
Pricing Level	Secured Net Leverage Ratio	Applicable Fee Rate
I	≤ 1.00 to 1.00	0.375%
II	> 1.00 to 1.00	0.500%

Any increase or decrease in the Applicable Fee Rate resulting from a change in the Secured Net Leverage Ratio shall become effective as of the first day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 5.01(d); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level II shall apply, as of the first day after the date on which such Compliance Certificate was required to have been delivered until the first day immediately following delivery of such Compliance Certificate, at which time the Applicable Fee Rate shall be determined based on such Compliance Certificate.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the aggregate Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Rate” means (a) from and after the Closing Date to the date on which the Borrower is required to deliver a Compliance Certificate pursuant to Section 5.01(d) for the fiscal quarter during which the Closing Date occurs (i) 2.75% per annum, in the case of an ABR Loan, or (ii) 3.75% per annum, in the case of a Eurocurrency Loan, (b) thereafter until the Amendment No. 1 Effective Date, the applicable percentage per annum set forth below determined by reference to the Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate delivered by the Borrower pursuant to Section 5.01(d):

Applicable Rate
Pricing Level	Secured Net Leverage Ratio	ABR Loan	Eurocurrency Loan
I	≤ 1.00 to 1.00	2.50%	3.50%
II	> 1.00 to 1.00	2.75%	3.75%

and (c) from and after the Amendment No. 1 Effective Date, the applicable percentage per annum set forth below determined by reference to the Secured Net Leverage Ratio as set forth in the most recent Compliance Certificate delivered by the Borrower pursuant to Section 5.01(d):

Applicable Rate
Pricing Level	Secured Net Leverage Ratio	ABR Loan	Eurocurrency Loan
I	≤ 1.00 to 1.00	1.25%	2.25%
II	> 1.00 to 1.00	1.50%	2.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Secured Net Leverage Ratio shall become effective as of the first day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 5.01(d); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level II shall apply as of the first day after the date on which such Compliance Certificate was required to have been delivered until the first day immediately following delivery of such Compliance Certificate, at which time the Applicable Rate shall be determined based on such Compliance Certificate.
“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”
“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04(b)), substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Prepayment pursuant to Section 2.26(a); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).
“Audited Financial Statements” means (a) the audited consolidated balance sheet of the Target and its subsidiaries as of December 31, 2016, and the related consolidated statement of operations and cash flows of the Target and its subsidiaries, including the notes thereto for the one-year period ended December 31, 2016 and (b) the audited consolidated balance sheet of the Borrower and its subsidiaries as of December 31, 2016, and the related consolidated statement of operations, comprehensive income, changes in stockholders’ equity and cash flows for the one-year period ended December 31, 2016.
“Available Amount” means, on any date of determination, the sum of, (a) (i) for each Excess Cash Flow Period, (x) Excess Cash Flow for such Excess Cash Flow Period minus (y) the Applicable

ECF Percentage of Excess Cash Flow for such Excess Cash Flow Period plus (ii) the net cash proceeds received by the Borrower after the Closing Date and on or prior to such date in connection with the issuance of, or contribution in cash in respect of existing, Qualified Equity Interests (other than Qualified Equity Interests issued to any Subsidiary of the Borrower) plus (iii) the net cash proceeds received by the Borrower or any Restricted Subsidiary from the issuance of its Indebtedness or Disqualified Equity Interests after the Closing Date that have been exchanged or converted into Qualified Equity Interests plus (iv) the net cash proceeds received by the Borrower and its Restricted Subsidiaries from sales of Investments that were made using the Available Amount plus (v) Declined Amounts plus (vi) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Restricted Subsidiary in respect of any Investments made using the Available Amount plus (vii) the fair market value of any Unrestricted Subsidiary that is re-designated as a Restricted Subsidiary (or, if such Unrestricted Subsidiary is not a Wholly Owned Subsidiary, such fair market value multiplied by the percentage of such Unrestricted Subsidiary that will be owned by the Borrower and its Restricted Subsidiaries following such re-designation) or that has been merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries, to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made using the Available Amount), minus (b) the aggregate amount of the Available Amount previously utilized pursuant to Sections 6.04(m)(ii)(B), 6.07(g) and 6.08(f).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Code” means Title 11 of the United State Code.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board,

(b) in the case of any limited liability company, the board of managers of such Person, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Bookrunners” means (a) in connection with the Original Credit Agreement, MSSF and Barclays Bank PLC, and (b) in connection with Amendment No. 1, MSSF, Barclays Bank PLC, and JPMorgan Chase Bank, N.A.
“Borrower” has the meaning assigned to such term in the Preamble hereto.
“Borrower Materials” has the meaning assigned to such term in Section 5.01.
“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Minimum” means (a) in the case of a Eurocurrency Revolving Borrowing, $1,000,000 and (b) in the case of an ABR Revolving Borrowing, $500,000.
“Borrowing Multiple” means (a) in the case of a Eurocurrency Revolving Borrowing, $100,000, and (b) in the case of an ABR Revolving Borrowing, $100,000.
“Borrowing Request” means a written request by the Borrower for a Borrowing substantially in the form of Exhibit L delivered in accordance with Section 2.03.
“Broker-Dealer Licenses and Memberships” means (a) the memberships of each Broker-Dealer Subsidiary with NSCC, DTC and FINRA and (b) the licenses with Governmental Authorities of each Broker-Dealer Subsidiary, in each case, to the extent necessary and material to the normal conduct of the business of the applicable Broker-Dealer Subsidiary as a Registered Broker-Dealer or Introducing Broker, as applicable.
“Broker-Dealer Registrations” means the registrations of each Broker-Dealer Subsidiary with the SEC and all other Governmental Authorities which require registration and have jurisdiction over such Broker-Dealer Subsidiary, in each case, to the extent necessary and material to the normal conduct of the business of the applicable Broker-Dealer Subsidiary as a Registered Broker-Dealer or Introducing Broker, as applicable.

“Broker-Dealer Subsidiary” means (i) the Restricted Subsidiaries of the Borrower listed on Schedule 1.01(a) and any other Restricted Subsidiary of the Borrower that becomes a broker-dealer registered under the Exchange Act or associated persons (as defined in the Exchange Act) thereof (a “Registered Broker-Dealer”) after the Closing Date and (ii) the Restricted Subsidiaries of the Borrower listed on Schedule 1.01(b) and any other Restricted Subsidiary of the Borrower that is an introducing broker that is required to register under the Commodity Exchange Act (an “Introducing Broker”) after the Closing Date.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Calculation Date” has the meaning assigned to such term in the definition of “Pro Forma Basis.”
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
“Cash Management Obligations” means obligations of the Borrower or any Restricted Subsidiary in respect of any overdraft and related liabilities arising from treasury, depositary and cash management services or any automated clearing house transfer of funds.
“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any involuntary loss of equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holdco” means any Domestic Subsidiary that has no material assets other than capital stock of (or, in the case of Persons that are not corporations, other ownership interest in) one or more Foreign Subsidiaries that are CFCs.
“CFTC” means the U.S. Commodity Futures Trading Commission, any successor thereto and any analogous Governmental Authority.
“Change in Control” means (a) any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date) having beneficial ownership (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date), directly or indirectly, of Equity Interests representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower, (b) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by persons who were neither nominated, designated or approved by the Board of Directors of the Borrower nor appointed by directors so nominated, designated or approved or (c) the occurrence of a “Change in Control” (or similar event, however denominated), as defined in the documentation governing any Material Indebtedness.
“Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the Closing Date, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the Closing Date or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, regulations, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Class” means (i) with respect to any Commitment, its character as an Initial Revolving Commitment, Extended Revolving Commitment, Replacement Revolving Commitment, commitment in respect of Initial Term Loans, Additional Term Commitment (which may be part of an existing Class of Term Commitments), commitment in respect of Extended Term Loans or commitment in respect of

Refinancing Term Loans (whether established by way of new Commitments or by way of conversion or extension of existing Commitments or Loans) designated as a “Class” in an Additional Credit Extension Amendment and (ii) with respect to any Loans, its character as a Revolving Loan made pursuant to the Initial Revolving Commitments, Extended Revolving Commitments or Replacement Revolving Commitments, an Initial Term Loan, Additional Term Loan, Extended Term Loan or a Refinancing Term Loan (whether made pursuant to new Commitments or by way of conversion or extension of existing Loans) designated as a “Class” in an Additional Credit Extension Amendment; provided that notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the borrowing and repayment of Revolving Loans shall be made on a pro rata basis across all Classes of Revolving Loans (except to the extent that any applicable Additional Credit Extension Amendment pursuant to Section 2.21 or 2.23 provides that the Class of Revolving Loans established thereunder shall be entitled to less than pro rata repayments), and any termination of Revolving Commitments shall be made on a pro rata basis across all Classes of Revolving Commitments (except to the extent that any applicable Additional Credit Extension Amendment pursuant to Section 2.21 or 2.23 provides that the Class of Revolving Commitments established thereunder shall be entitled to less than pro rata treatment). Commitments or Loans that have different maturity dates, pricing (other than upfront fees and other fees of the type excluded from the determination of “All-In Yield”) or other terms shall be designated separate Classes.
“Clearing Prepayment Price” has the meaning assigned to such term in Section 2.26(b)(ii).
“Clearing Prepayment Price Notice” has the meaning assigned to such term in Section 2.26(b)(iii).
“Closing Date” means June 1, 2017.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.
“Collateral Agreement” means the Collateral Agreement among the Borrower, each other Loan Party and the Administrative Agent, substantially in the form of Exhibit D.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    the Administrative Agent shall have received from (i) each of the Restricted Subsidiaries (other than any Excluded Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Subsidiary Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person and (ii) the Borrower and each Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Subsidiary Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person;
(b)    all outstanding Equity Interests of the Borrower, and all outstanding Equity Interests of each Restricted Subsidiary (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party, shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received, with respect to any Equity Interests constituting certificated securities, certificates representing such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c)    if any Indebtedness for borrowed money in a principal amount of $3,000,000 or more is owing by any obligor (other than a Loan Party) to any Loan Party, such Indebtedness shall have been pledged pursuant to the Collateral Agreement, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;
(d)    except to the extent otherwise provided hereunder or under any Security Document, the Secured Obligations shall have been secured by a perfected first-priority (subject to Liens permitted by Section 6.02) security interest (to the extent such security interest may be perfected by delivering certificated securities, promissory notes or instruments, entering into agreements with respect to commercial tort claims, filing financing statements under the Uniform Commercial Code, making any necessary filings with respect to the security interest with the United States Patent and Trademark Office or United States Copyright Office or by the execution and delivery of Mortgages referred to in clause (f) below) in the Collateral of the Borrower and each Subsidiary Loan Party, in each case, subject to exceptions and limitations otherwise set forth in this Agreement and/or the Security Documents;
(e)    except to the extent otherwise provided hereunder, the Administrative Agent shall have received certificates of insurance in form and substance reasonably satisfactory to the Administrative Agent evidencing the existence of insurance to be maintained by the Borrower and its Restricted Subsidiaries pursuant to Section 5.07, and the Administrative Agent shall be designated as additional insured or lender’s loss payee or mortgagee, as applicable, as its interest may appear thereunder; and
(f)    the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) an ALTA survey or, if acceptable to the title insurance company to issue the title coverage described in clause (iii) without any survey exception, including all survey-related endorsements, an existing survey with a “no-change” affidavit, (iii) a policy or policies of title insurance in an amount not less than the lesser of (x) the outstanding Loan Document Obligations and (y) the fair market value of such Mortgaged Property and fixtures, as determined by the Borrower in its reasonable discretion, issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent and insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Encumbrances, together with such endorsements as the Administrative Agent may reasonably request (it being agreed that the Administrative Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), (iv) such affidavits, certificates, information (including financial data) and instruments of indemnification as shall be reasonably required to induce the title company to issue the title policy/ies and endorsements contemplated above and which are reasonably requested by such title company, (v) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating to such Mortgaged Property), (vi) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors and the other Flood Insurance Laws and as required under Section 5.07(b), and (vii) such legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (1) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Borrower reasonably determines (and the Administrative Agent agrees in writing) that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees, shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (2) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents, (3) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, commodities accounts or securities accounts, (4) in no event shall any Loan Party be required to (i) execute any agreements with respect to the creation of security interests governed by the laws of, or otherwise complete any filings or other action with respect to the perfection of security interests in, any jurisdiction outside of the United States, (ii) make any fixture filings, other than in connection with any Mortgage with respect to fixtures located on a Mortgaged Property, (iii) deliver any certificates representing Equity Interests, other than the certificated securities described in clause (b) above, (iv) deliver any promissory notes or instruments, other than with respect to the Indebtedness described in clause (c) above, (v) execute any landlord, mortgagee or bailee waivers and (vi) send notices to account debtors or other contractual third parties prior to an Event of Default, and(5) in no event shall the Collateral include any Excluded Assets, and no actions shall be required with respect to Excluded Assets. The Administrative Agent may, in its discretion, grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets (including extensions beyond the Closing Date or the applicable date otherwise required by Section 5.14 or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.
“Commitment” means with respect to any Lender, its Revolving Commitment, Additional Revolving Commitment, Extended Revolving Commitment or Replacement Revolving Commitment,

commitment in respect of Initial Term Loans, Additional Term Commitment, commitment in respect of Extended Term Loans or commitment in respect of Refinancing Term Loans or any combination thereof (as the context requires).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Common Stock” means the common stock of the Borrower, par value $0.01.
“Common Stock Offering” means the sale of shares of Common Stock consummated in February 2017, the net proceeds of which were used as described in Section 5.10.
“Compliance Certificate” means a certificate of a Financial Officer, substantially in the form of Exhibit N.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:
(a)    without duplication and, other than with respect to the amounts described in clause (a)(xi) below, to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, including bank and letter of credit fees and costs of surety bonds in connection with financing activities;
(ii)    provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise, and similar taxes paid or accrued during such period (including in respect of repatriated funds);
(iii)    depreciation and amortization (including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs);
(iv)    Non-Cash Charges;
(v)    unusual or non-recurring charges, including restructuring and severance charges and transition items not reflective of ongoing earnings generation of the

Borrower and its Restricted Subsidiaries, accruals or reserves or related charges (including restructuring costs related to acquisitions after the Closing Date);
(vi)    losses on (x) sales of marketable securities and (y) other asset sales, disposals or abandonments (other than, in the case of this clause (y), asset sales, disposals or abandonments in the ordinary course of business);
(vii)    the amount of any net losses from discontinued operations in accordance with GAAP;
(viii)    any non-cash loss attributable to the mark to market movement in the valuation of hedging obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Accounting Standards Codification No. 815-Derivatives and Hedging;
(ix)    any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period; and
(x)    any gain relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(v) and (b)(vi) below;
(xi)    the amount of cost savings, operating expense reductions and synergies (net of ongoing increased expense and dis-synergies arising from the Acquisition or Material Acquisition or Material Disposition) (x) related to the Acquisition projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower), within 12 months after the Closing Date, or (y) related to Material Acquisitions or Material Dispositions after the Closing Date projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower), within 12 months after a Material Acquisition or Material Disposition is consummated, in each case, calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies were realized during the entirety of such period, net of the amount of actual benefits realized during such period from such actions; provided that, in each case, such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable in the good faith judgment of the Borrower, as described in reasonable detail in an Officer’s Certificate (provided that no separate Officer’s Certificate shall be required to the extent that such cost savings, operating expense reductions and synergies are so described in a Compliance Certificate previously or concurrently delivered pursuant to Section 5.01(d)), and are expected to be realized within 18 months after the Closing Date or the date of consummation of a Material Acquisition or Material Disposition, as applicable; provided further that the aggregate amount added pursuant to this clause (xi) shall not exceed 25% of Consolidated EBITDA (before giving effect to this clause (xi)) in any Test Period; minus
(b)    without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
(i)    unusual or non-recurring gains;
(ii)    non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);
(iii)    gains on (x) sales of marketable securities and (y) asset sales, disposals or abandonments (other than, in the case of this clause (y), asset sales, disposals or abandonments in the ordinary course of business);
(iv)    the amount of any net income from discontinued operations in accordance with GAAP;
(v)    any non-cash gain attributable to the mark to market movement in the valuation of hedging obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Accounting Standards Codification No. 815-Derivatives and Hedging;

(vi)    any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income in such period; and
(vii)    any loss relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(viii) and (a)(ix) above;
in each case, as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP; provided that:
(I)    to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances), and
(II)    to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Financial Accounting Standards Accounting Standards Codification No. 815-Derivatives and Hedging.
For purposes of determining the Total Net Leverage Ratio or Secured Net Leverage Ratio for any Test Period, Consolidated EBITDA for each fiscal quarter specified in the table below shall be deemed to equal the amount set forth opposite such fiscal quarter end date, in each case, before giving effect on a Pro Forma Basis to any transaction that occurs after the Closing Date:

Fiscal quarter ended	Consolidated EBITDA
June 30, 2016	$41,712,267
September 30, 2016	$45,870,400
December 31, 2016	$42,439,196
March 31, 2017	$36,773,227

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt minus (b) an aggregate amount of cash and Permitted Investments (excluding cash and Permitted

Investments which are identified as “restricted” on the consolidated balance sheet) of the Loan Parties as of such date (in each case, free and clear of all liens, other than Liens permitted pursuant to Section 6.02 for the benefit of the Secured Parties and Liens permitted pursuant to Section 6.02(vii), (xvi)(A) and (B) and (xxii)).
“Consolidated Net Income” means, for any period, the net income (loss) attributable to the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (b) any Transaction Costs incurred during such period; provided that they are incurred prior to the date that is three months after the Closing Date, (c) any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, non-compete agreement, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (d) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments, (e) accruals and reserves that are established or adjusted as a result of the Transactions or any Permitted Acquisition in accordance with GAAP (including any adjustment of estimated payouts on earn outs) or changes as a result of the adoption or modification of accounting policies during such period, (f) stock-based award compensation expenses, (g) any income (loss) attributable to deferred compensation plans or trusts, (h) any income (loss) from Investments recorded using the equity method and (i) the amount of any expense required to be recorded as compensation for contingent transaction payments. There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements, as a result of the Transactions or any acquisition consummated prior to the Closing Date and any Permitted Acquisitions (or other Investments permitted hereunder) or the amortization or write-off of any amounts thereof.
In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income for any period shall include the amount of proceeds received in such period (or, with respect to losses suffered or charges and expenses incurred in such period, proceeds received after the last day of such period but prior to the date Consolidated Net Income is calculated hereunder) from business interruption insurance or reimbursement of expenses and charges that are received in such period pursuant to indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.
“Consolidated Secured Net Debt” means (i) Consolidated Net Debt less (ii) any amount of Indebtedness included therein that is not secured by any assets of the Borrower or any Restricted Subsidiary.
“Consolidated Total Debt” means the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with the Transactions or any Permitted Acquisition (or other Investment permitted hereunder)) described in clauses (a), (b), (g), (h) and (i) (in the case of (h) and (i), to the extent unreimbursed) of the definition of “Indebtedness.”
“Consolidated Working Capital” means, at any date, the excess of (a) the amount, in conformity with GAAP, of accounts receivable, net, of the Borrower and its Restricted Subsidiaries on such date over (b) the sum of the amounts, in conformity with GAAP, of (i) accounts payable and accrued liabilities of the Borrower and its Restricted Subsidiaries on such date, (ii) accrued compensation and benefits of the Borrower and its Restricted Subsidiaries on such date and (iii) dividends expected to be paid by the Borrower on the Common Stock or Series D Preferred Stock in respect of the four fiscal quarters following the date of determination; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of Consolidated Net Income and (III) any changes in current assets or current liabilities as a result of (x) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (y) the effects of acquisition method accounting.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person,

whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Amounts” has the meaning assigned to such term in Section 2.11(f)(ii).
“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.24(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect or that it does not intend to comply with its funding obligation under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or become the subject of a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.
“Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender with respect to an Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit obligations other than Letter of Credit obligations as to which such Defaulting Lender’s participation obligation has been reallocated to non-Defaulting Lenders or cash collateralized in accordance with the terms hereof.
“Designated Lender” means Bank of America, N.A.
“Designated Non-Cash Consideration” means the fair market value of consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of such consideration converted to cash or Permitted Investments at the time so converted).
“Discounted Prepayment” has the meaning assigned to such term in Section 2.26(a).
“Discounted Prepayment Effective Date” means five (5) Business Days following the Discounted Prepayment Response Date in accordance with Section 2.26(b), unless a shorter period is agreed to between the Borrower and the Administrative Agent.

“Discounted Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit I-2 to this Agreement, submitted in response to an invitation to submit offers following the Administrative Agent’s receipt of a Discounted Prepayment Offer Solicitation.
“Discounted Prepayment Offer Solicitation” means a written notice of the Borrower’s solicitation of Discounted Prepayment Offers made pursuant to Section 2.26(a) substantially in the form of Exhibit I-1 to this Agreement.
“Discounted Prepayment Proration” has the meaning assigned to such term in Section 2.26(b)(iii).
“Discounted Prepayment Response Date” means, with respect to any Discounted Prepayment Offer Solicitation, the date specified in such Discounted Prepayment Offer Solicitation, which shall be no less than three (3) Business Days after delivery of such notice to applicable Lenders, as such date may be extended upon notice by the Borrower to the Administrative Agent and each Lender holding the applicable Class of Loans before the previously announced Discounted Prepayment Response Date.
“Disposition” has the meaning assigned to such term in Section 6.05.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a)    matures or is mandatorily redeemable, whether pursuant to a sinking fund obligation or otherwise;
(b)    is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests; or
(c)    is redeemable or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date that is 91 days after the Latest Maturity Date at the time issued; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change in control” shall not constitute a Disqualified Equity Interest if any such requirement is subject to or otherwise permits the prior repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of the Borrower or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person and (iii) any Equity Interest of a Person that has a mandatory redemption, repurchase, conversion or exchange obligation described in clause (a), (b) or (c) above shall not constitute a Disqualified Equity Interest if such obligation is required to be, or may at the option of such Person be, satisfied by the delivery of other Equity Interests of such Person that are not Disqualified Equity Interests (and cash in lieu of fractional shares of such Equity Interests).
“Disqualified Lenders” means (a) competitors of the Borrower identified in writing to the Joint Lead Arrangers prior to December 16, 2016, (b) competitors of the Borrower identified in writing to the Administrative Agent after the Closing Date, subject to the consent thereof by the Administrative Agent (such consent not to be unreasonably withheld; it being agreed that, if the Administrative Agent has not given the Borrower written notice of its objection to the designation of a competitor within ten Business Days after written notice of such designation, the Administrative Agent will be deemed to have consented to such designation) and (c) any Affiliate of any Person referred to in clause (a) or (b) above that is identified in writing by the Borrower as an Affiliate of such Person or is reasonably identifiable as an Affiliate of such Person solely on the basis of the similarity of its name; provided that (i) “Disqualified Lender” shall not include (x) any bona fide diversified debt fund or (y) any investment vehicle that is engaged in making, purchasing, holding or otherwise investing in, acquiring or trading commercial loans, bonds and similar extensions of credit in the ordinary course of business (and in no event shall the Administrative Agent be deemed to have consented to any Person described in clause (x) or (y) being designated as a Disqualified Lender), (ii) a Person shall cease to be a Disqualified Lender when the Borrower delivers a notice to such effect to the Administrative Agent, (iii) the addition of any Person as a Disqualified Lender after the Closing Date shall not be effective until the third Business Day after the Administrative Agent consents (or is deemed to have consented) to the addition of such Person as a Disqualified Lender and (iv) the identification of any Person as a Disqualified Lender after the Closing Date shall not apply to retroactively disqualify any Person that was a Lender or a participant prior to the effectiveness of the addition of such Person as a Disqualified Lender.

“Documentation Agent” means (a) in connection with the Original Credit Agreement, Industrial and Commercial Bank of China Limited, New York Branch, and (b) in connection with Amendment No. 1, Industrial and Commercial Bank of China Limited, New York Branch.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“DTC” means the Depository Trust Company, any successor thereto and any analogous Governmental Authority.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway or any other state that is a member of the European Economic Area.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person; provided that Eligible Assignee shall not include (i) the Borrower or any of its controlled Affiliates, (ii) a natural person, (iii) without the prior written consent of the Borrower (which may be withheld in the Borrower’s sole discretion), any Disqualified Lender or (iv) any Defaulting Lender or any subsidiary or Affiliate of any Defaulting Lender.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means the applicable common law and treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the Environment, to preservation or reclamation of natural resources, to Release or threatened Release of any Hazardous Material or to the extent relating to exposure to Hazardous Materials, to health or safety matters.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental investigation, remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant (and the extent) to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, but in any event excluding debt securities convertible or exchangeable into equity.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) with respect to any Plan, the failure to satisfy the minimum funding standard

(within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived or, with respect to a Multiemployer Plan, any failure to make a required contribution; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (h) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA) or Multiemployer Plan; or (i) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” means, for any Excess Cash Flow Period, an amount equal to the excess of:
(a)    the sum, without duplication, of:
(i)    Consolidated Net Income for such Excess Cash Flow Period,
(ii)    an amount equal to the amount of all Non-Cash Charges to the extent deducted in arriving at such Consolidated Net Income,

(iii)    decreases in Consolidated Working Capital for such Excess Cash Flow Period, and
(iv)    an amount equal to the aggregate net non-cash loss on dispositions by the Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; less:
(b)    the sum, without duplication, of:
(i)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges excluded by virtue of clauses (a) through (i) of the definition of Consolidated Net Income,
(ii)    without duplication of amounts deducted pursuant to clause (x) below in prior Excess Cash Flow Periods, the amount of capital expenditures made in cash during such Excess Cash Flow Period, but only to the extent that such capital expenditures were financed with internally generated cash flow of the Borrower or its Restricted Subsidiaries,
(iii)    the aggregate amount of all principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period other than (w) the payment of any Indebtedness that is prohibited by Section 6.08, (x) any payment under any revolving credit facility except to the extent there is an equivalent permanent reduction in commitments thereunder, (y) any payment not financed with internally generated cash flow of the Borrower or its Restricted Subsidiaries and (z) all prepayments of Loans during such Excess Cash Flow Period,
(iv)    an amount equal to the aggregate net non-cash gain on dispositions by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(v)    increases in Consolidated Working Capital for such Excess Cash Flow Period,

(vi)    cash payments by the Borrower and its Restricted Subsidiaries during such Excess Cash Flow Period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income,
(vii)    without duplication of amounts deducted pursuant to clause (x) below in prior Excess Cash Flow Periods, the amount of Investments and acquisitions made in cash during such Excess Cash Flow Period (and (without duplication of the foregoing), in the case of any Investment or acquisition made in exchange for an earn-out or similar deferred consideration prior to or during such period, the amount of such earn-out or similar deferred consideration paid in cash during such period) pursuant to clauses (b), (e), (f), (h), (l) (to the extent the corresponding payment under Section 6.07(a) would reduce Excess Cash Flow pursuant to clause (viii) below), (m), (n), and (r) of Section 6.04, in each case to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries,
(viii)    (A) up to $16,000,000 of payments made in cash during such period pursuant to Section 6.07(h) and (B) the amount of payments made in cash during such period pursuant to Section 6.07(a) to Persons other than the Borrower or a Restricted Subsidiary or Section 6.07(i), in each case to the extent such payments were financed with internally generated cash flow of the Borrower and its Restricted Subsidiaries,
(ix)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income,
(x)    without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, other Investments or capital expenditures to be consummated or made during the first fiscal quarter of the Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Investments or capital expenditures during such fiscal quarter is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such fiscal quarter, and
(xi)    the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.
“Excess Cash Flow Period” means each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2018.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Assets” means (a) any fee-owned real property with a fair market value of less than $3,000,000 and all leasehold interests in real property, (b) motor vehicles and other assets subject to certificates of title or ownership, (c) Equity Interests in (i) any Person (other than any Wholly Owned Subsidiaries and other than the Amendment No. 1 Target) to the extent the pledge thereof to the Administrative Agent is not permitted by, or creates an enforceable right of termination under, the terms of such Person’s organizational or joint venture documents (other than to the extent that any such prohibition would be rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any other applicable Requirements of Law); provided that this clause shall not apply to proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition, (ii) any not-for-profit Subsidiary, (iii) any Subsidiary that is a special purpose entity and (iv) any Subsidiary that is a captive insurance company, (d) voting Equity Interests in excess of 65% of the outstanding voting Equity Interests of any CFC or CFC Holdco, (e) any lease, license or other agreement with any Person if, to the extent and for so long as, the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party or a Wholly Owned Restricted Subsidiary) to, such lease, license or other agreement (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any other applicable Requirements of Law); provided that this clause shall not apply to proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition, (f) any asset subject to a Lien of the type permitted by Section 6.02(iv) (whether or not incurred pursuant to such

Section) or a Lien permitted by Section 6.02(xi), in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party or a Wholly Owned Restricted Subsidiary) to, any agreement pursuant to which such Lien has been created (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code or any Requirements of Law), (g) any intent-to-use trademark applications filed in the United States Patent and Trademark Office only to the extent that the grant of a security interest therein would invalidate such application, (h) pledges and security interests prohibited by (or as to security interests, those that are not capable of being perfected under) applicable law, rule or regulation, after giving effect to the applicable anti-non-assignment provisions of the Uniform Commercial Code or other applicable law, (i) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited or restricted by any Requirements of Law (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Requirements of Law), (j) Commercial Tort Claims with a claim value of less than $2,000,000 individually, (k) letters of credit and letter-of-credit rights with a value of less than $2,000,000 individually (except to the extent constituting a supporting obligation for other Collateral as to which perfection is accomplished by the filing of a Uniform Commercial Code financing statement or equivalent, it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement or equivalent), (l) Margin Stock, (m) any cash and cash equivalents maintained in a segregated deposit account or securities account that are comprised solely of (A) funds used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of the employees of the Borrower and its Subsidiaries, (B) funds used or to be used to pay any taxes required to be collected, remitted or withheld during the current period, (C) other funds which the Borrower or any of its Subsidiaries holds as an escrow or fiduciary for the benefit of any third person and (D) collateral to secure letter of credit reimbursement obligations (other than in respect of Letters of Credit) and any segregated cash deposits (other than in favor of the Administrative Agent) that constitute Liens permitted by Section 6.02(viii) and (xv) and (n) those assets as to which the Borrower reasonably determines (and the Administrative Agent agrees in writing) that the cost of obtaining such security interest is excessive in relation to the benefit to the Lenders of the security to be afforded thereby; provided that this clause shall not apply to proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition; provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in the preceding clauses (a) through (n) (unless such Proceeds, substitutions or replacements would constitute Excluded Assets referred to in clauses (a) through (n)). Each category of Excluded Assets set forth above shall have the meaning set forth in the Uniform Commercial Code (to the extent such term is defined in the Uniform Commercial Code).
“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Restricted Subsidiary of the Borrower (including, from and after the consummation of the Amendment No. 1 Acquisition, the Amendment No. 1 Target, so long as it is not a Wholly Owned Restricted Subsidiary), (b) any Subsidiary that is prohibited by applicable law, rule or regulation existing on the Closing Date (or, if later, the date it first becomes a Wholly Owned Restricted Subsidiary) from guaranteeing the Secured Obligations, or which would require governmental (including regulatory) consent, approval, license or authorization, unless such consent, approval, license or authorization has been received, (c) any Subsidiary that is prohibited by any contractual obligation existing on the date it first becomes a Subsidiary (and not entered into in contemplation of or in connection with becoming a Subsidiary) from guaranteeing the Secured Obligations, (d) any Foreign Subsidiary that is a CFC, (e) any Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (f) any CFC Holdco, (g) any Immaterial Subsidiary, (h) a Broker-Dealer Subsidiary, (i) any Virtus Fund, (j) any Subsidiary that is a not-for-profit Subsidiary, (k) any Unrestricted Subsidiary, (l) any inactive Subsidiary and (m) any Subsidiary as to which the Borrower reasonably determines (and the Administrative Agent agrees in writing) that the cost of obtaining a Guarantee from such Subsidiary is excessive in relation to the value afforded to the Lenders thereby.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) such recipient’s net income (however denominated) and franchise Taxes imposed on it, in each case, by a jurisdiction as a result of (i) such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, such jurisdiction, or (ii) any other present or former connection between such recipient and such jurisdiction (other than any connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned of an interest in, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents), (b) any branch profits tax imposed under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) any U.S. federal withholding Tax imposed pursuant to FATCA, (d) any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.17(e), and (e) in the case of a Foreign Lender (other than any Foreign Lender becoming a party hereto pursuant to a request by any Loan Party under Section 2.19 hereto), any U.S. federal withholding Taxes imposed on amounts payable to such Foreign Lender pursuant to a Requirement of Law in effect at the time such Foreign Lender becomes a party hereto (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a).
“Existing Class” means a Class of Existing Term Loans or a Class of Existing Revolving Commitments.
“Existing Revolving Commitments” has the meaning assigned to such term in Section 2.21(b).
“Existing Target Facility” means that certain Credit Agreement, dated as of May 30, 2014, among Space Acquisition Co, LLC, Space Intermediate LLC, Royal Bank of Canada, as administrative agent, swingline lender and L/C issuer, Madison Capital Funding LLC, Bank of Montreal and the other lenders party thereto.
“Existing Term Loans” has the meaning assigned to such term in Section 2.21(a).
“Extended Class” means a Class of Extended Term Loans or a Class of Extended Revolving Commitments.
“Extended Revolving Commitments” has the meaning assigned to such term in Section 2.21(b).
“Extended Term Loans” has the meaning assigned to such term in Section 2.21(a).
“Extending Lender” has the meaning assigned to such term in Section 2.21(c).
“Extension Effective Date” has the meaning assigned to such term in Section 2.21(c).
“Extension Election” has the meaning assigned to such term in Section 2.21(c).
“Extension Request” means a Revolving Extension Request or a Term Extension Request.
“Facilities” means, collectively, each Revolving Facility and each Term Loan Facility.
“FATCA” means Sections 1471 through 1474 of the Code as in effect on the Closing Date (and any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), and any current or future Treasury regulations or other official administrative interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” means the Fee Letter, dated as of December 16, 2016, as amended as of December 30, 2016, among the Borrower and the Joint Lead Arrangers.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Financial Performance Covenant” means the covenant set forth in Section 6.12.
“Financing Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc., or any other self-regulatory body which succeeds to the functions of the Financial Industry Regulatory Authority, Inc.
“First Lien Intercreditor Agreement” means a customary intercreditor agreement among the Administrative Agent and one or more senior representatives for the holders of Indebtedness that is intended to be secured by Liens on the Collateral ranking pari passu to the Liens securing the Loan Document Obligations, in form and substance reasonably acceptable to the Administrative Agent and the Borrower.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, (iv) the Flood Insurance Reform Act of 2004 and (v) the Biggert-Waters Flood Insurance Reform Act of 2012.
“Foreign Government Scheme or Arrangement” has the meaning assigned to such term in Section 3.10(c).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Plan” has the meaning assigned to such term in Section 3.10(c).
“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
“Funded Debt” means all Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time but subject to Section 1.04.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank and self-regulatory organizations, including FINRA).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantee Agreement” means the Master Guarantee Agreement among the Borrower, the Subsidiary Loan Parties and the Administrative Agent, substantially in the form of Exhibit B.
“Hazardous Materials” means all substances, wastes, pollutants or contaminants, materials, constituents, chemicals or compounds in any form regulated under any Environmental Law, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls and radon gas.
“Identified Participating Lenders” has the meaning assigned to such term in Section 2.26(b)(iii).
“Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.
“Incremental Equivalent Debt” means (x) notes or loans that are unsecured and rank pari passu with or subordinated in right of payment to the Facilities, (y) notes that are secured by Liens that rank pari passu with or subordinated to the Liens securing the Facilities and (z) loans that are secured by Liens that are subordinated to the Liens securing the Facilities; provided that (i) all Incremental Equivalent Debt (whether or not secured) shall count toward capacity under the Incremental Cap, be permitted to be incurred only to the extent capacity is available under the Incremental Cap and, to the extent permitted pursuant to clause (b) of the definition of “Incremental Cap” (whether or not secured) shall be included in the numerator in the calculation of Secured Net Leverage Ratio for purposes of such clause (b), (ii) Incremental Equivalent Debt shall be subject to the requirements set forth in clauses (v), (vi), (viii)(B) and (viii)(C) of Section 2.20(a); provided that clauses (v) and (vi) of Section 2.20(a) shall not apply to any Incremental Equivalent Debt consisting of a customary bridge facility so long as any such customary bridge facility is to be automatically converted into long-term debt that satisfies such clauses and (iii) any

Incremental Equivalent Debt that is secured shall be subject to a First Lien Intercreditor Agreement and/or a Junior Lien Intercreditor Agreement, as the case may be.
“Incremental Cap” means, at any date of determination, an amount equal to the sum of (a) $75,000,000 plus the aggregate principal amount of Amendment No. 1 Additional Term Loans that are funded and (b) an amount such that on a Pro Forma Basis, the Secured Net Leverage Ratio as of the last day of the Test Period (provided that for purposes of this clause (b), when calculating the Secured Net Leverage Ratio, (i) any Additional Revolving Commitments established on such date shall be assumed to be fully drawn and (ii) the cash proceeds of any Additional Term Loans or any Additional Revolving Commitments being so incurred shall not be netted) would be less than or equal to 1.75 to 1.00.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business and any earn-out obligation until 30 days after such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (x) deferred or prepaid revenue or (y) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means all Taxes, other than Excluded Taxes and Other Taxes.
“Indemnified Liabilities” has the meaning assigned to such term in Section 9.03(b).
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Information” has the meaning assigned to such term in Section 9.12(a).
“Initial Revolving Commitments” means the Revolving Commitments made on the Closing Date.
“Initial Term Loans” means (i) the Loans made pursuant to Section 2.01(a) on the Closing Date and (ii) the Amendment No. 1 Additional Term Loans.
“Initial Term Loan Amortization Amount” means (i) prior to the Amendment No. 1 Additional Term Loan Funding Date, $650,000 and (ii) thereafter, the amount equal to (A) the ratio of (x) $650,000 divided by (y) the aggregate principal amount of Initial Term Loans outstanding immediately prior to the Amendment No. 1 Additional Term Loan Funding Date times (B) the aggregate principal amount of Initial Term Loans outstanding immediately after the Amendment No. 1 Additional Term Loan Funding Date.
“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date such Borrowing is disbursed or converted to or continued as a Eurocurrency Borrowing and ending on the date that is one, two, three or six months thereafter as selected by the Borrower in its Borrowing Request (or, in the case of Revolving Loans, if agreed to by each Lender participating therein, twelve months or periods less than one month); provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business

Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month at the end of such Interest Period and (c) no Interest Period shall extend beyond (i) in the case of Term Loans, the Term Maturity Date and (ii) in the case of Revolving Loans, the Revolving Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Introducing Broker” has the meaning assigned to such term in the definition of the term “Broker-Dealer Subsidiary.”
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (ii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iii) any Investment (other than any Investment referred to in clause (i) or (ii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (x) the cost of all additions thereto and minus (y) the amount of any portion of such Investment that has been repaid to the investor in cash or Permitted Investments (or converted to cash or Permitted Investments) as a repayment of principal or a return of capital, and of any payments in cash or Permitted Investments (or converted to cash or Permitted Investments) actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (y) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.
“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations thereunder.
“Investment Manager Subsidiary” means each Subsidiary that is duly registered, licensed or qualified as an investment adviser under the Advisers Act.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means each Revolving Lender (other than the Revolving Lender that is the Documentation Agent and any Eligible Assignee that takes by assignment the Revolving Commitment of such Revolving Lender existing as of the Amendment No. 1 Effective Date unless such Eligible Assignee agrees to be an Issuing Bank), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Joint Lead Arrangers” means, collectively, (a) in connection with the Original Credit Agreement, MSSF, Barclays Bank PLC, JPMorgan Chase Bank, N.A., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and (b) in connection with Amendment No. 1, MSSF, Barclays Bank PLC, and JPMorgan Chase Bank, N.A.

“Judgment Currency” has the meaning assigned to such term in Section 9.14(b).
“Junior Indebtedness” means any Indebtedness that is subordinated in right of payment to the Loan Document Obligations or Indebtedness that is secured by Liens that are junior to the Liens securing the Loan Document Obligations, and any Permitted Refinancing thereof.
“Junior Lien Intercreditor Agreement” means a customary intercreditor agreement among the Administrative Agent and one or more representatives for the holders of other Indebtedness, in form and substance reasonably acceptable to the Administrative Agent and the Borrower, pursuant to which such representatives agree that the Liens securing such Indebtedness are subordinated to the Liens securing the Loan Document Obligations. Wherever in this Agreement, a representative is required to become party to the Junior Lien Intercreditor Agreement, if the related Indebtedness is the initial Indebtedness incurred by the Borrower or any Restricted Subsidiary to be secured by a Lien subordinated to the Liens securing the Loan Document Obligations, then the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the representative for such Indebtedness shall execute and deliver the Junior Lien Intercreditor Agreement.
“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Expiration Date” means the date which is five Business Days prior to the latest Revolving Maturity Date.
“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LCT Election” has the meaning assigned to such term in Section 1.07.
“LCT Test Date” has the meaning assigned to such term in Section 1.07.

“Lenders” means a Revolving Lender, a Term Lender and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Additional Credit Extension Amendment, in each case, other than any such Person that ceases to be a party hereto (i) pursuant to an Assignment and Assumption or (ii) as a result of the payment of all Obligations with respect to all Classes of which such Person was a Lender.
“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement other than any such standby letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.
“Letter of Credit Sublimit” means an amount equal to $7,500,000. The Letter of Credit Sublimit is part of and not in addition to the aggregate Revolving Commitments.
“LIBO Rate” means, for any Interest Period with respect to a Eurocurrency Borrowing, the rate per annum equal to (i) the Intercontinental Exchange Benchmark Administration Ltd. LIBOR (“ICE LIBOR”), as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such published rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Borrowing being made, continued or converted by MSSF and with a term equivalent to such Interest Period would be offered by MSSF to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Limited Condition Transaction” has the meaning assigned to such term in Section 1.07.

“Loan Document Obligations” means the due and punctual payment by the Borrower of (a) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Borrower hereunder in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (c) all other monetary obligations of the Borrower under or pursuant to this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including fees and other monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.
“Loan Documents” means (i) this Agreement, (ii) the Guarantee Agreement, (iii) the Security Documents, (iv) any Additional Credit Extension Amendment, (v) any First Lien Intercreditor Agreement, (vi) any Junior Lien Intercreditor Agreement, (vii) except for purposes of Section 9.02, any Notes, (viii) any global intercompany note delivered pursuant to Section 6.01(a)(iv) and (ix) any joinder to, or amendment or supplement to, any of the foregoing.
“Loan Parties” means the Borrower and the Subsidiary Loan Parties.
“Loans” means the loans made by Lenders to the Borrower pursuant to this Agreement.
“LTM EBITDA” means, as of any date of determination, Consolidated EBITDA for the Test Period determined on a Pro Forma Basis.
“Majority in Interest,” when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders of any Class, Lenders having Revolving Exposures and unused Revolving Commitments of such Class representing more than 50% of the sum of the aggregate Revolving Exposures and the unused aggregate Revolving Commitments of such Class at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time; provided that to the extent set forth in Section 9.02(d), whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each

Defaulting Lender, shall in each case be excluded for purposes of making a determination of the Majority in Interest of such Class.
“Margin Stock” means “margin stock” as such term is defined in Regulation U of the Federal Reserve Board.
“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes Equity Interests of any Person that becomes a Restricted Subsidiary and (b) involves consideration in excess of $10,000,000.
“Material Adverse Effect” means any event, circumstance or condition that has had, or would reasonably be expected to have, a materially adverse effect on (a) the business, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.
“Material Disposition” means any sale, transfer or other disposition of property or series of related sales, transfers or other dispositions of property that (i) involves assets comprising all or substantially all of an operating unit of a business or involves Equity Interests of any Person owned by the Borrower or any Restricted Subsidiary and (ii) involves consideration in excess of $10,000,000.
“Material Indebtedness” means Indebtedness (other than the Loan Document Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Subsidiary” means (i) each Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended, had revenues or total assets for such quarter in excess of 2.5% of the consolidated revenues or total assets, as applicable, of the Borrower and its Subsidiaries, taken as a whole, for such quarter and (ii) any group comprising Wholly Owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (i) but that, taken together, as of the last day of the fiscal quarter of the Borrower most recently ended, had revenues or total assets for such quarter in excess of 5.0% of the consolidated revenues or total assets, as applicable, of the Borrower and its Subsidiaries, taken as a whole, for such quarter.
“Maximum Prepayment Price” has the meaning assigned to such term in Section 2.26(b)(i).
“Maximum Rate” has the meaning assigned to such term in Section 9.17.
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.
“Mortgaged Property” means each parcel of real property with respect to which a Mortgage is granted pursuant to the Collateral and Guarantee Requirement, Section 5.11 or Section 5.12.
“MSSF” means Morgan Stanley Senior Funding, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by the Borrower and its Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (1) the amount of all payments that are required to be made by the Borrower and its Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by a Lien permitted by Section 6.02 on such asset (which Lien, if such assets constitute

Collateral, ranks prior to the Lien securing the Secured Obligations), (2) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (2)) attributable to minority interests and not available for distribution to or for the account of the Borrower or any of its Restricted Subsidiaries as a result thereof, (3) the amount of any liabilities directly associated with such asset and retained by the Borrower or any Restricted Subsidiary and (4) the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established by the Borrower and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event; provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.
“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of acquisition method accounting, and (e) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (i) the Borrower may determine to add back such non-cash charge in the current period and (ii) to the extent that the Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA and Excess Cash Flow to such extent, and excluding (x) amortization of a prepaid cash item that was paid in a prior period and (y) any write-off, write-down or reserve with respect to accounts receivable or inventory).
“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards and similar incentive based compensation awards or arrangements.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.
“Non-Guarantor Debt Cap” means the greater of (x) $22,000,000 and (y) 15.0% of LTM EBITDA.
“Non-Loan Party Investment Amount” means, on any date of determination, (i) an amount equal to the greater of (x) $30,000,000 and (y) 25.0% of LTM EBITDA minus (ii) the aggregate amount of

Investments by any Loan Party in any Restricted Subsidiary that is not a Loan Party made pursuant to Sections 6.04(c) and (h) outstanding at such time.
“Note” means promissory notes delivered by the Borrower pursuant to Section 2.09(e).
“NSCC” means the National Securities Clearing Commission, any successor thereto and any analogous Governmental Authority.
“OID” means, with respect to any Indebtedness, the difference of 100% of the principal amount thereof over the percentage of principal amount at which such Indebtedness is funded by the lender or investor thereof.
“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.
“Original Credit Agreement” means the credit agreement dated as of the Closing Date among the Borrower, the Lenders party thereto and the Administrative Agent.
“Other Taxes” means all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, any Loan Document.
“Participant” has the meaning assigned to such term in Section 9.04(c)(i).
“Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).
“Participating Lender” has the meaning assigned to such term in Section 2.26(b)(ii).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate substantially in the form of Exhibit C-1, delivered on the Closing Date as supplemented by any certificate delivered pursuant to Section 5.03(b) or Section 5.11.
“Permitted Acquisition” means the purchase or other acquisition, by merger or otherwise, by the Borrower or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any

Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person, upon the consummation of such acquisition, will be a Restricted Subsidiary (including as a result of a merger or consolidation between any Restricted Subsidiary and such Person), (b) the business of such Person constitutes a business permitted by Section 6.03(b) or the assets acquired constitute assets used or useful in a business permitted by Section 6.03(b), (c) the Borrower shall comply with Section 5.11 with respect to each such purchase or other acquisition, (d) before and after giving effect to any such purchase or other acquisition, (i) no Event of Default shall have occurred and be continuing and (ii) the Borrower shall be in compliance with the Financial Performance Covenant on a Pro Forma Basis for the Test Period, (e) the proposed acquisition is consensual (not “hostile”) and, if applicable, has been approved by the target’s Board of Directors and (f) for Permitted Acquisitions the consideration of which is in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent, on or prior to the consummation of such purchase or other acquisition, a certificate of a Financial Officer certifying that all the requirements set forth in this definition have been (or will be, as applicable) satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d)(ii) above and the proviso to Section 6.04(h).
“Permitted Encumbrances” means:
(a)    Liens for Taxes not overdue for a period of more than 30 days or, if more than 30 days overdue, that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(b)    Liens imposed by law (other than any Lien imposed under ERISA or Section 430(k) of the Code), such as carriers’, landlords’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(c)    Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;
(d)    Liens incurred or deposits made, in each case in the ordinary course of business, to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations);
(e)    easements, rights-of-way, restrictions, encroachments, protrusions, zoning restrictions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(f)    Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(k);
(g)    Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any Restricted Subsidiary; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiary in respect of such letter of credit;
(h)    Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Borrower or any Restricted Subsidiary;
(i)    leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness; and
(j)    any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Borrower or any Restricted Subsidiary in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to in clause (c) above securing obligations under letters of credit or bank guarantees and in clause (g) above.
“Permitted Investments” means any of the following, to the extent owned by the Borrower or any Restricted Subsidiary:
(a)    dollars, euro or, in the case of any Foreign Subsidiary, such other currencies used in the jurisdiction in which such Foreign Subsidiary is organized or doing business held by it from time to time in the ordinary course of business;
(b)    readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States, having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(c)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least $500,000,000 (any such bank in the foregoing clause (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;
(d)    commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;
(e)    repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f)    marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $500,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(g)    securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);
(h)    investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
(i)    instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and
(j)    investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act or that are administered by financial institutions having capital of at least $500,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon and fees (including any original issue discount), costs and expenses incurred in connection with such modification, refinancing, refunding, renewal or extension, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension (i) has a final maturity date equal to or later than the earlier of (x) the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended or (y) 91 days after the Latest Maturity Date at the time of such modification, refinancing, refunding, renewal or extension and (ii) has a Weighted Average Life to Maturity equal to or greater than the lesser of (x) the Weighted Average Life to Maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended or (y) 91 days longer than the Weighted Average Life to Maturity of the Loan Document Obligations with the Latest Maturity Date at the time of such modification, refinancing, refunding, renewal or extension, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations the terms of such Indebtedness are not materially adverse to the Lenders compared to the terms contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended and (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(ii) or (vii), (i) the terms, covenants and events of default (including if applicable, as to collateral but excluding as to interest rate (including whether such interest is payable in cash or in kind) and redemption premium) of the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are not, taken as a whole, materially less favorable to the Loan Parties than the terms of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five Business Days prior to such modification, refinancing, refunding, renewal or extension, together with a reasonably detailed description of the material terms of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms are not, taken as a whole, materially less favorable shall satisfy the foregoing requirements in this clause (i), and (ii) the primary obligor in respect of, and the Persons (if any) that Guarantee, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and Persons (if any) that Guaranteed, respectively, the Indebtedness being modified, refinanced, refunded, renewed or extended. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning assigned to such term in Section 5.01.
“Prepayment Event” means:
(a)    any sale, transfer or other disposition (including (x) pursuant to a sale and leaseback transaction, (y) by way of merger or consolidation and (z) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of) of any property or asset of the Borrower or any of its Restricted Subsidiaries permitted by Section 6.05(k) other than dispositions resulting in aggregate Net Proceeds not exceeding (A) $2,500,000 in the case of any single transaction or series of related transactions and (B) $5,000,000 for all such transactions during any fiscal year of the Borrower; or
(b)    the incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Refinancing Term Loans and Specified Refinancing Debt) or permitted by the Required Lenders pursuant to Section 9.02.
“Prepayment Premium” means a premium (expressed as a percentage of the principal amount of such Loans to be prepaid) equal to the amount set forth below:
(i)    before the date which is six months after the Amendment No. 1 Effective Date, 1%; and
(ii)    thereafter, 0%.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Person acting as the Administrative Agent as its prime rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Prior Credit Agreements” means, collectively (i) that certain Credit Agreement dated as of September 30, 2016, among the Borrower, the lenders party thereto and The Bank of New York Mellon, as administrative agent and (ii) Existing Target Facility.
“Pro Forma Basis” and “Pro Forma Effect” means, with respect to any calculation for any period:
(a)    Material Acquisitions and Material Dispositions that have been made by the Borrower or any Restricted Subsidiary, or any Person or any of its subsidiaries acquired by, merged or consolidated with the Borrower or any Restricted Subsidiary, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during such period or subsequent to the period and on or prior to the date for which the calculation is being made (the “Calculation Date”) will be given pro forma effect as if they had occurred on the first day of the period;
(b)    any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such period;
(c)    any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such period; and
(d)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account the effect on such interest rate of any Swap Agreement applicable to such Indebtedness).
The calculations above shall be made in good faith by a Financial Officer. Interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate. When calculating compliance with a financial ratio as of any date, Consolidated Net Debt shall be calculated as of such date (after giving effect to all incurrences and repayments of Indebtedness and uses (other than ordinary working capital uses) of cash and Permitted Investments to occur on such date) and Consolidated EBITDA shall be calculated for the Test Period.
“Pro Forma Financial Statements” has the meaning assigned to such term in Section 3.04(c).
“Proposed Change” has the meaning assigned to such term in Section 9.02(c).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning assigned to such term in Section 5.01.
“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.
“Qualifying Offer” has the meaning assigned to such term in Section 2.26(b)(ii).
“Refinancing” means the repayment of the Prior Credit Agreements and the termination of all commitments thereunder and of all guarantees and Liens granted thereunder.
“Refinancing Term Effective Date” has the meaning assigned to such term in Section 2.22(b).
“Refinancing Term Lender” has the meaning assigned to such term in Section 2.22(b).
“Refinancing Term Loans” has the meaning assigned to such term in Section 2.22(a).
“Register” has the meaning assigned to such term in Section 9.04(b).
“Registered Broker-Dealer” has the meaning assigned to such term in the definition of the term “Broker-Dealer Subsidiaries.”
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.
“Release” means any release, spill, emission, leaking, dumping, injection, emptying, pumping, escaping, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the Environment, including the Environment, within any building, structure, facility or fixture.

“Replaced Revolving Commitments” has the meaning assigned to such term in Section 2.23(a).
“Replacement Revolving Commitments” has the meaning assigned to such term in Section 2.23(a).
“Replacement Revolving Lender” has the meaning assigned to such term in Section 2.23(b).
“Repricing Transaction” means (i) all or any portion of the Initial Term Loans is (A) repaid, prepaid, refinanced or replaced (other than in connection with a Change in Control or a Transformative Acquisition) or (B) repriced or effectively refinanced through any waiver, consent or amendment (in the case of each of clauses (A) and (B), in connection with the incurrence of any secured term loans having an All-In Yield that is less than the All-In Yield of the Initial Term Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced or any waiver, consent or amendment of this Agreement directed at, or the result of which would be, the lowering of the All-In Yield of the Initial Term Loans) occurring within six months after the Amendment No. 1 Effective Date, and/or (ii) all or any Initial Term Loan held by any Lender is repaid, prepaid, refinanced or replaced pursuant to Section 9.02(c) as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (i)(B) above (or otherwise in connection with a transaction described in the parenthetical of clause (i) above). For the avoidance of doubt, to the extent that the Borrower either (x) elects not to make a Borrowing of Amendment No. 1 Additional Term Loans and cancels the Amendment No. 1 Additional Term Commitments with respect thereto or (y) elects to make a Borrowing of Amendment No. 1 Additional Term Loans in an aggregate principal amount of less than $105,000,000, then neither election described in the foregoing clause (x) or (y) shall constitute a “Repricing Transaction.”
“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time; provided that to the extent set forth in Section 9.02(d), whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Lenders” means, at any time, Lenders having more than 50% of (a) the Revolving Commitments or (b) after the termination or expiration of the Revolving Commitments, the Revolving Exposure; provided that to the extent set forth in Section 9.02(d), whenever there are one or more Defaulting Lenders, the Revolving Exposures of, and the unused Revolving Commitments of, each

Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Revolving Lenders.
“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Closing Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Debt Payment” has the meaning assigned to such term in Section 6.08.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
“Revolving Availability Period” means the period commencing on the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving

Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) an Additional Credit Extension Amendment. The amount of each Lender’s Revolving Commitment is set forth on Schedule I to Amendment No. 1, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment or in the Additional Credit Extension Amendment pursuant to which such Revolving Commitment is made, as the case may be. As of the Amendment No. 1 Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $100,000,000.
“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure at such time.
“Revolving Extension Request” has the meaning assigned to such term in Section 2.21(b).
“Revolving Facility” means a credit facility consisting of a Class of Revolving Loans.
“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
“Revolving Loan” means loans made pursuant to the Initial Revolving Commitments, Additional Revolving Commitments, Extended Revolving Commitments and/or Replacement Revolving Commitments, as the context requires.
“Revolving Maturity Date” means (i) with respect to Initial Revolving Commitments and any Additional Revolving Commitments, the fifth anniversary of the Closing Date and (ii) with respect to any other Revolving Commitments, the maturity date specified therefor in the Additional Credit Extension Amendment related thereto.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“Sanctions” means any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce or the U.S. Department of State, as well as the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Obligations” means the due and punctual payment of all monetary obligations of the Borrower and the Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds provided to the Borrower or any Restricted Subsidiary that are (a) owed to the Administrative Agent, a Joint Lead Arranger or any of their respective Affiliates or (b) owed to a Person that is a Lender or an Affiliate of a Lender at the time the agreement relating to such obligations is entered into.
“Secured Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Secured Net Debt as of such date; provided that for purposes of the definition of the term “Incremental Cap” and the definition of the term “Incremental Equivalent Debt,” all Incremental Equivalent Debt (whether or not secured) incurred in reliance on clause (b) of the definition of the term “Incremental Cap” shall be included in Consolidated Secured Net Debt to (b) LTM EBITDA.
“Secured Obligations” means, collectively, (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations (excluding, with respect to any Loan Party at any time, Excluded Swap Obligations (as defined in the Collateral Agreement) with respect to such Loan Party at such time).
“Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent and each sub-agent thereof, (d) each Joint Lead Arranger, (e) each Person to whom any Secured Cash Management Obligations are owed, (f) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.
“Secured Swap Obligations” means all monetary obligations of the Borrower and the Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent, a Joint Lead Arranger or any of their respective Affiliates or (b) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.

“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement, pledge agreement, intellectual property security agreement or similar agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 5.11, Section 5.12 or Section 5.14 to secure any of the Secured Obligations, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Seed Capital Investment” means any “seed” or “early stage” investment in, or segregating of funds in, any Virtus Fund in which the Borrower or one or more of its Restricted Subsidiaries has invested or is segregating capital for the purpose of establishing or maintaining an investment record in order to offer one or more products or investment strategies to third-party investors.
“Series D Preferred Stock” means the Borrower’s 7.25% Series D Mandatory Convertible Preferred Stock, par value $0.01 per share and liquidation preference $100.00 per share.
“Series D Preferred Stock Offering” means the sale of Series D Preferred Stock consummated in February 2017, the net proceeds of which were used as described in Section 5.10.
“Specified LC Sublimit” means, with respect to any Issuing Bank, (a) the amount equal to the product of (i) a fraction, the numerator of which is the Revolving Commitment of such Issuing Bank (or its Affiliate that is a Revolving Lender), and the denominator of which is the total Revolving Commitments times (ii) the Letter of Credit Sublimit or (b) such higher amount as is agreed between such Issuing Bank and the Administrative Agent.
“Specified Refinancing Debt” means (x) notes or loans that are unsecured and rank pari passu with or subordinated in right of payment to the Loan Document Obligations, (y) notes that are secured by Liens that rank pari passu with or subordinated to the Liens securing the Loan Document Obligations and (z) loans that are secured by Liens that are subordinated to the Liens securing the Loan Document Obligations; provided that (i) Specified Refinancing Debt shall be subject to the requirements set forth in clauses (i), (iii), (iv), (v), (vi) and (vii) of Section 2.22(a), mutatis mutandis, except that Specified Refinancing Debt shall be permitted to be used to refinance all or any portion of any existing Specified Refinancing Debt and in such case references to the Loans in such clauses shall refer to the Specified Refinancing Debt being refinanced; and (ii) any Specified Refinancing Debt that is secured shall be subject to a First Lien Intercreditor Agreement and/or a Junior Lien Intercreditor Agreement, as the case may be.

“Specified Representations” means the representations set forth in Section 3.01 (with respect to organizational power and authority to enter into the Loan Documents), Section 3.02, Section 3.03(b)(i), Section 3.08, Section 3.14, Section 3.16, Section 3.17 (with respect to the use of the proceeds of the Loans borrowed on the Closing Date), Section 3.19 and Section 3.20 (in the case of Section 3.20, subject to the proviso of Section 4.01(f)).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Submitted Amount” has the meaning assigned to such term in Section 2.26(b)(i).
“Submitted Prepayment Price” has the meaning assigned to such term in Section 2.26(b)(i).
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower; provided that no Virtus Fund is or shall be deemed hereunder to be a subsidiary of the Borrower or any of its Restricted Subsidiaries.
“Subsidiary Loan Party” means each Subsidiary of the Borrower that is a party to the Guarantee Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv).
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the other Subsidiaries shall be a Swap Agreement.
“Syndication Agent” means (a) in connection with the Original Credit Agreement, Barclays Bank PLC, and (b) in connection with Amendment No. 1, Barclays Bank PLC.
“Target” has the meaning assigned to such term in the Preliminary Statements hereto.
“Target Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.26(b)(i).
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, assessments, fees or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Borrowing” means a Borrowing of Term Loans.
“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption. The amount of each Lender’s Term Commitment is set forth on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment or in the Additional Credit Extension Amendment pursuant to which such Term Commitment is made, as the case may be. As of the Closing Date, the aggregate amount of Term Commitments of all Lenders is $260,000,000.
“Term Extension Request” has the meaning assigned to such term in Section 2.21(a).
“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loan Facility” means the credit facility consisting of Term Loans.
“Term Loans” means Initial Term Loans, Additional Term Loans, Extended Term Loans and/or Refinancing Term Loans, as the context requires.
“Term Maturity Date” means (i) with respect to the Initial Term Loans, the seventh anniversary of the Closing Date and (ii) with respect to any other Term Loans, the date specified as the maturity date for such Term Loans in the Additional Credit Extension Amendment related to such Term Loans.
“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended for which financial statements have been or were required to have been delivered pursuant to Section 4.01(i), 5.01(a) or 5.01(b).
“Tiered Offer” has the meaning assigned to such term in Section 2.26(b)(i).
“Total Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Net Debt as of such date to (b) LTM EBITDA.
“Transaction Costs” means all fees, costs and expenses incurred or payable by the Borrower or any Subsidiary in connection with the transactions described in clauses (a) through (c) of the definition of “Transactions.”
“Transactions” means (a) the Financing Transactions to occur on the Closing Date, (b) the Acquisition and the other transactions contemplated by the Acquisition Documents, (c) the Refinancing and (d) the payment of the Transaction Costs.
“Transformative Acquisition” means any acquisition or investment by the Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or investment, would not provide the Borrower and its Subsidiaries with adequate flexibility under the Loan Documents for continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.
“United States Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e).
“Unrestricted Subsidiary” means (i) any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the Closing Date and (ii) any Subsidiary of an Unrestricted Subsidiary referred to in clause (i).
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.
“Virtus Fund” means, as of any date, (1) any investment company registered pursuant to Section 8 of the Investment Company Act of which the Borrower or any of its Subsidiaries is the registered investment adviser, (2) any undertaking for collective investment in transferable securities established in Ireland pursuant to the European Communities (Undertakings for Collective Investment in Transferable Securities) Regulations 2011 or, in the case of UCITS established in a member state of the European Union other than Ireland, the Council Directive of 13 July 2009 (2009/65/EU) on the coordination of laws, regulations, and administrative provisions relating to undertakings for collective investment in transferable securities (UCITS) of which the Borrower or any of its Subsidiaries is the “investment manager,” (3) any mutual fund, separate account, unregistered investment fund or other vehicle for collective investing (in any form of organization, including a corporation, limited liability company, partnership, association, statutory trust or other entity) of which the Borrower or any of its Subsidiaries is the investment adviser or investment manager, as the case may be or (4) any collateralized loan obligation or collateralized debt obligation (including any investment structure established to hold collateralized loan obligation or collateralized debt obligation risk retention tranches) as to which the Borrower or any of its Subsidiaries is the collateral manager.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.
“Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

Section 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any Person shall be construed to include such

Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles or Sections shall be construed to refer to Articles or Sections, as applicable, of this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definitions) hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (a) any election under Financial Accounting Standards Accounting Standards Codification No. 825-Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value” as defined therein or (b) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding any other provision contained herein, any lease that is treated as an operating lease for purposes of GAAP as of the Closing Date shall continue to be treated as an operating lease (and any future lease, if it were in effect on the Closing Date, that would be treated as an operating lease for purposes of GAAP as of the Closing Date shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any change in GAAP after the

Closing Date. In the event that compliance with the Financial Performance Covenant must be calculated on a Pro Forma Basis prior to the first test date under Section 6.12, the maximum or minimum level set forth for such test date shall be complied with as if in effect at the date of calculation.
Section 1.05    Effectuation of Transactions. All references herein to the Borrower and the other Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Acquisition and the other Transactions to occur on the Closing Date, unless the context otherwise requires.
Section 1.06    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 1.07    Limited Condition Transactions. To the extent that the Loan Documents require (x) compliance with any financial ratio or test, (y) the absence of any Default or Event of Default or (z) compliance with any cap as a condition to the consummation of any Permitted Acquisition or similar permitted Investment, the making of any Restricted Payment (if such Restricted Payment must be declared in advance of such Restricted Payment) or the making of any Restricted Debt Payment (if notice must be given in advance of such Restricted Debt Payment) (each, a “Limited Condition Transaction”), including, in each case, the assumption or incurrence of Indebtedness or Liens in connection therewith, (A) the determination of whether all applicable relevant conditions are satisfied may be made, at the election of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), (I) in the case of a Permitted Acquisition or similar permitted Investment and the assumption or incurrence of Indebtedness or Liens in connection therewith, either (1) at the time of the execution of the definitive agreement with respect to the relevant Permitted Acquisition or Investment or (2) at the time of the consummation of the relevant Permitted Acquisition or Investment, in either case after giving effect to the Permitted Acquisition or Investment and any related Indebtedness or Liens on a Pro Forma Basis, (II) in the case of a Restricted Payment and the assumption or incurrence of Indebtedness or Liens in connection therewith, either (1) at the time of the declaration thereof (provided that such declaration is not made more than 60 days in advance of the Restricted Payment) or (2) at the time of the making of such Restricted Payment, in either case after giving effect to the

Restricted Payment and any related Indebtedness or Liens on a Pro Forma Basis and (III) in the case of any Restricted Debt Payment and the assumption or incurrence of Indebtedness or Liens in connection therewith, either (1) at the time of delivery of customary irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (2) at the time of the making of such Restricted Debt Payment, in either case after giving effect to the relevant Restricted Debt Payment and any related Indebtedness or Liens on a Pro Forma Basis (in each case, the “LCT Test Date”); and (B) if the Borrower has made an LCT Election to test at the earlier permitted time, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of (1) the date on which such Limited Condition Transaction is consummated or (2) the date that the definitive agreement for such Permitted Acquisition or Investment is terminated or expires without consummation of such Permitted Acquisition or Investment or the date on which the Limited Condition Transaction is consummated, any such ratio or basket shall be calculated on (x) a Pro Forma Basis assuming the relevant transactions and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have occurred until such time as the Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or the Limited Condition Transaction has otherwise been abandoned, and also on (y) an actual basis without giving effect to such Limited Condition Transaction or the other transactions in connection therewith.
Section 1.08    Reclassification; Allocation. For purposes of determining compliance at any time with Section 6.01 or 6.02, in the event that any Indebtedness or Lien meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Section 6.01 or 6.02, respectively, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof), and will only be required to include the amount and type of such transaction (or portion thereof) in any one category, in each case, within Section 6.01 or 6.02, respectively. It is understood and agreed that Indebtedness, Liens, Investments, Restricted Payments or Restricted Debt Payments need not be permitted solely by reference to one category of permitted Indebtedness, Liens, Investments, Restricted Payments or Restricted Debt Payments under Section 6.01, 6.02, 6.04, 6.07 or 6.08, respectively, but may instead be permitted under any combination of categories thereof within the applicable covenant.
ARTICLE II
THE CREDITS

Section 2.01    Commitments.
(a)    Subject to the terms and conditions set forth herein, each Term Lender agrees to make, on the Closing Date, a Term Loan to the Borrower denominated in dollars in a principal amount equal to its Term Commitment.
(b)    Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make, from time to time during the Revolving Availability Period, Revolving Loans to the Borrower denominated in dollars in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
(c)    Subject to the terms and conditions in Amendment No. 1, each Amendment No. 1 Additional Term Lender agrees to make Amendment No. 1 Additional Term Loans to the Borrower in an amount so requested by the Borrower, subject to the terms and conditions set forth therein, which amount shall not exceed such Lender’s Amendment No. 1 Additional Term Commitment.
(d)    Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

Section 2.02    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.
(b)    Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation (i) of such Lender to make any such Loan in accordance with the terms of this Agreement to the extent such Loan is not funded by such branch or Affiliate or (ii) of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurocurrency Borrowings outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing may be in an aggregate amount which is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f).

Section 2.03    Requests for Borrowings. Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent in the form of a written Borrowing Request, (a) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing (or, solely in the case of a Borrowing Request for Term Loans (but not an Interest Election Request), such later date and time as is acceptable to the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable. Each Borrowing Request shall specify the following information:
(i)    whether the requested Borrowing is to be a Revolving Borrowing, a Term Borrowing or a Borrowing of any other Class (specifying the Class thereof);
(ii)    the aggregate amount of such Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(vi)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06, or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement;
(vii)    in the case of the Borrowings on the Closing Date, that as of the Closing Date, the conditions set forth in Section 4.01 will be satisfied; and
(viii)    in the case of a Borrowing after the Closing Date, that as of the date of such Borrowing, the conditions set forth in Sections 4.02(a) and 4.02(b) or, with respect to Amendment No. 1 Additional Term Loans, Section 3.2 of Amendment No. 1, will be satisfied.
If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04    [Reserved].

Section 2.05    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein (including Section 2.24), each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.05, to issue Letters of Credit in dollars for the Borrower’s own account (or for the account of any Restricted Subsidiary so long as the Borrower and such Restricted Subsidiary are co-applicants in respect of such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, which shall reflect the standard operating procedures of such Issuing Bank, at any time and from time to time during the Revolving Availability Period and prior to the LC Expiration Date; provided that to the extent reasonably practicable, the Borrower shall use commercially reasonable efforts to request Letters of Credit from the Issuing Banks ratably in accordance with their respective Specified LC Sublimits. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)    Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (at least five Business Days before the requested date of issuance, amendment, renewal or extension or such shorter period as the applicable Issuing Bank may agree after consultation with the Administrative Agent) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (x) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments that would be in effect at any time prior to the expiration of all Letters of Credit outstanding at such time (after giving effect to the scheduled maturity of any Revolving Commitment occurring prior to the expiration of all such Letters of Credit), (y) the aggregate LC Exposure shall not exceed the Letter of Credit Sublimit and (z) in the case of any issuance, amendment increasing the amount thereof, renewal or extension, the conditions set forth in Section 4.02 shall have been satisfied. No Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law or regulation applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it, (ii) except as otherwise agreed by the Administrative Agent and the such Issuing Bank, the Letter of Credit is in an initial stated amount less than $500,000, (iii) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.24(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such Issuing Bank with the Borrower or such Defaulting Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure, (iv) the expiry date of such requested Letter of Credit would occur after the LC Expiration Date, unless the applicable Issuing Bank agrees and such Letter of Credit has been cash collateralized or backstopped (or the Borrower has entered into separate undertakings to deliver cash collateral or a backstop letter of credit) in a manner acceptable to the applicable Issuing Bank, (v) the LC Exposure with respect to the applicable Issuing Bank would exceed the applicable Specified LC Sublimit of such Issuing Bank then in effect or (vi) the issuance of such Letter of Credit would violate any policies of the applicable Issuing Bank applicable to letters of credit generally. No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(c)    Notice. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (m) of this Section.
(d)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) (or such other date as reasonably agreed to by the Issuing Bank; provided that such date is not beyond the LC Expiration Date, unless the applicable Issuing Bank agrees and such Letter of Credit has been cash collateralized or backstopped (or the Borrower has entered into separate undertakings to deliver cash collateral or a backstop letter of credit) in a manner acceptable to the applicable Issuing Bank) and (ii) the LC Expiration Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to the close of business on the next succeeding Business Day; provided, further, that any Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the LC Expiration Date, unless the applicable Issuing Bank agrees and such Letter of Credit has been cash collateralized or backstopped (or the Borrower has entered into separate undertakings to deliver cash collateral or a backstop letter of credit) in a manner acceptable to the applicable Issuing Bank) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least 30 days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed.
(e)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any issuance, amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(f)    Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, such Issuing Bank shall notify the Borrower of such LC Disbursement in accordance with the provisions of Section 2.05(h), and the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 4:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount, and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving

Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in dollars and in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(g)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction in a final, nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.
(h)    Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Upon the making of an LC Disbursement by any Issuing Bank following receipt from the beneficiary of any Letter of Credit of any notice of an LC Disbursement under such Letter of Credit, such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery or facsimile) of such demand for payment and that such Issuing Bank has made an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (f) of this Section.
(i)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.
(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, not later than 4:00 p.m., New York City time, on the Business Day immediately following the Business Day on which the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Required Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit and pledge (as a perfected first priority security interest) in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Banks and the Revolving Lenders, an amount of cash in dollars equal to 103% of the portions of the LC Exposure attributable to Letters of Credit, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit and pledge such cash collateral shall become effective immediately, and such deposit shall become immediately required, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (h) or (i) of Section 7.01. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.24(a)(iv)), then promptly upon the request of the Administrative Agent or any Issuing Bank, the Borrower shall deliver and pledge to the Administrative Agent cash in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any cash collateral provided by the Defaulting Lender). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or the termination of Defaulting Lender status or coverage of such Defaulting Lender Fronting

Exposure, as applicable. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.
(k)    [Reserved].
(l)    Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.
(m)    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods (but not more frequently than monthly) as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(n)    Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

Section 2.06    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the Applicable Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(f) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
(c)    The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 8.06 are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 8.06 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 8.06.

Section 2.07    Interest Elections.
(a)    Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request in accordance with Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request in accordance with Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election in writing by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such written Interest Election Request shall be irrevocable.
(c)    Each Interest Election Request shall be in writing and shall specify the following information in compliance with Section 2.03:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the applicable Interest Period.

Section 2.08    Termination and Reduction of Commitments.
(a)    Unless previously terminated, (i) the Revolving Commitments shall terminate on the Revolving Maturity Date, (ii) the Term Commitments shall terminate upon the funding thereof and (iii) the Amendment No. 1 Additional Term Commitments shall terminate upon the earlier of (x) the funding thereof and (y) 11:59 p.m., New York City time, on the Amendment No. 1 Additional Term Loan Expiration Date.
(b)    The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least five Business Days prior to the effective date of such termination or reduction (or such later date acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked or delayed by the Borrower (by notice to the Administrative Agent in writing on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such

Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control.
(e)    The Term Loans made by each Term Lender shall, at the request of such Term Lender, be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit E-2, dated as of (i) the Closing Date, (ii) the date such Term Loan was made or (iii) the effective date of an Assignment and Assumption pursuant to Section 9.04(b), payable to such Term Lender and otherwise duly completed. The Revolving Loans made by each Revolving Lender shall, at the request of such Revolving Lender, be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit E-1, dated (i) the Closing Date, (ii) the date of effectiveness of any Additional Credit Extension Amendment pursuant to which the Revolving Commitment was made or (iii) the effective date of an Assignment and Assumption pursuant to Section 9.04(b), payable to such Revolving Lender in a principal amount as originally in effect and otherwise duly completed . The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Notes, and, prior to any transfer may be endorsed by such Lender on the schedule attached to such Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.10    Amortization of Term Loans.
(a)    Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Initial Term Loans on the last day of each March, June, September and December (commencing on September 30, 2017), an aggregate principal amount equal to the Initial Term Loan Amortization Amount; provided that (i) if any such date is not a Business Day, such payment shall be due on the next Business Day and (ii) such payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.11(f) or, if applicable, Section 2.26 and as a result of the conversion of Initial Term Loans to Extended Term Loans or the refinancing of Initial Term Loans with Refinancing Term Loans. Upon the conversion of Initial Term Loans to Extended Term Loans or the refinancing of Initial Term Loans with Refinancing Term Loans, all amortization payments shall be reduced ratably by the aggregate principal amount of the Initial Term Loans so converted or refinanced. The Borrower shall repay Additional Term Loans, Extended Term Loans and Refinancing Term Loans in such amounts and on such date or dates as shall be specified therefor in the applicable Additional Credit Extension Amendment.
(b)    To the extent not previously paid, all Term Loans of each Class shall be due and payable on the Term Maturity Date for the Term Loans of such Class.
(c)    Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.

Section 2.11    Prepayment of Loans.
(a)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirement to pay any amounts required pursuant to paragraph (e) of this Section.
(b)    In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount necessary to eliminate such excess.
(c)    In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall,

within five Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” within one Business Day of such Prepayment Event), prepay Term Loans in an aggregate amount equal to 100% of the amount of such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event,” if the Borrower and its Restricted Subsidiaries intend to invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 365 days after receipt of such Net Proceeds in long-term assets useful in the business of the Borrower and the Restricted Subsidiaries (including any acquisitions permitted under Section 6.04), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so (x) invested (or committed to be invested) by the end of such 365-day period or (y) if committed to be so invested within such 365-day period, have not been so invested within 180 days after the end of such 365-day period, in each case, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested), in the case of clause (x), or that have not been so invested, in the case of clause (y).
(d)    Following the end of each Excess Cash Flow Period, the Borrower shall prepay Term Loans in an aggregate amount equal to the Applicable ECF Percentage of Excess Cash Flow for such Excess Cash Flow Period; provided that such amount shall be reduced by the aggregate amount of prepayments of Term Loans (and, to the extent the Revolving Commitments are reduced in a corresponding amount pursuant to Section 2.08, Revolving Loans) made pursuant to Section 2.11(a) during such Excess Cash Flow Period (excluding all such prepayments funded with the proceeds of other Funded Debt (other than Revolving Loans) and excluding such prepayments applied to amortization payments on the Term Loans due in such Excess Cash Flow Period). Each prepayment pursuant to this paragraph shall be made on or before the date that is ten (10) Business Days after the date on which financial statements are required to have been delivered pursuant to Section 5.01(a) with respect to the Excess Cash Flow Period.
(e)    All prepayments hereunder shall be accompanied by (1) accrued interest to the extent required by Section 2.13, (2) any amounts payable as provided in Section 2.16 and (3) in the event of a Repricing Transaction, the Prepayment Premium.
(f)    (i)  Prior to any optional prepayment of Borrowings pursuant to Section 2.11(a), the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section. In the event of any optional prepayment of Term Loans made at a time when Term Loans of more than one Class remain outstanding, the Borrower may select any Class of Term Loans to be prepaid and, in the absence of such selection, such prepayment shall be applied to each Class of Term Loans on a pro rata basis (or, to the extent provided in the Additional Credit Extension Amendment for any Class of Term Loans, less than pro rata for such Class) based on the aggregate principal amount of Term Loans of such Class outstanding. Optional prepayments of Term Loans shall otherwise be allocated as directed by the Borrower; provided that, absent any such direction, such prepayments shall be applied to the remaining amortization payments of such Term Loans in direct order of maturity thereof.
(ii)    In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such mandatory prepayment is allocated among Borrowings of Term Loans of each Class pro rata (or, to the extent provided in the Additional Credit Extension Amendment for any Class of Term Loans, less than pro rata for such Class) based on the aggregate principal amount of outstanding Borrowings of each such Class. Mandatory prepayments of Term Loans shall be applied to the remaining amortization payments of such Term Loans in direct order of maturity thereof; provided, further, that, notwithstanding anything to the contrary contained in this Section 2.11(f), any Term Lender may elect, by notice to the Administrative Agent by telephone (confirmed by facsimile) at least two Business Days prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans pursuant to Section 2.11(c) (with respect to a Prepayment Event described in clause (a) of the definition of “Prepayment Event”) or (d) (such amounts, “Declined Amounts”).
(iii)    In the absence of a designation by the Borrower as described in the preceding provisions (i) and (ii) of this paragraph as to the Type of Borrowing of any Class being so prepaid, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16; provided that if no Lenders exercise the right to decline a given mandatory prepayment of the Term Loans pursuant to Section 2.11(f)(ii), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurocurrency Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.
(g)    The Borrower shall notify the Administrative Agent in writing substantially in the form of Exhibit M (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment (or, in each case, such later date acceptable to the Administrative Agent). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or Borrowing of the applicable Class or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that such notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied; provided, further that any notice of mandatory prepayment pursuant to Section 2.11(c) or 2.11(d) must be delivered not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment (or such later date acceptable to the Administrative Agent). Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.
(h)    Notwithstanding any other provisions of this Section 2.11, (i) to the extent that all or any portion of the Net Proceeds of any Prepayment Event described in clause (a) of the definition of the term “Prepayment Event”) by a Foreign Subsidiary, or Excess Cash Flow attributable to Foreign Subsidiaries, is prohibited or delayed by applicable local law, rule or regulation from being repatriated to the United States, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law, rule or regulation will not permit repatriation to the United States (the Borrower hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash sources of the Borrower and its Restricted Subsidiaries to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, rule or regulation, such repatriation will be immediately effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of the Term Loans pursuant to this Section 2.11 or (ii) to the extent that the Borrower has reasonably determined in good faith that repatriation of all or any portion of such Net Proceeds or Excess Cash Flow would have material adverse tax cost consequences to the Borrower or such Foreign Subsidiary (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), such Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary and shall not be required to be applied as a repayment of the Term Loans pursuant to this Section 2.11 so long, but only so long, as the repatriation would result in such material adverse tax consequences to the Borrower or any Restricted Subsidiary.

Section 2.12    Fees.
(a)    Subject to Section 2.24(a)(iii)(A), the Borrower agrees to pay to the Administrative Agent in dollars for the account of each Revolving Lender a commitment fee equal to the Applicable Fee Rate times the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.
(b)    Subject to Sections 2.24(a)(iii)(B) and (C), the Borrower agrees to pay (i) to the Administrative Agent in dollars for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily maximum amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to and including the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank in dollars a fronting fee, which shall accrue at the rate equal to 0.25% per annum (or such lower rate as agreed between the Borrower and the relevant Issuing Bank) on the average daily maximum amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to and including the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 15 days after demand (or such later date as such Issuing Bank may agree). All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent (including those set forth in the Fee Letter).

Section 2.13    Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii)

in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, then such Borrowing shall be made as an ABR Borrowing; provided, however, that, in each case and notwithstanding anything to the contrary in this Agreement, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

Section 2.15    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    subject any Lender to any Tax of any kind whatsoever (except for Indemnified Taxes or Other Taxes indemnifiable under Section 2.17 or Excluded Taxes); or
(iii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans or ABR Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or ABR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered.
(b)    If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements or liquidity has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof (or such later date as such Lender or Issuing Bank may agree).
(d)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    Notwithstanding any other provision of this Section, no Lender or Issuing Bank shall demand compensation for any increased cost or reduction pursuant to this Section if it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand such compensation in similar circumstances from similarly situated borrowers under comparable credit facilities having provisions similar to this Section 2.15.

Section 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to (i) borrow, convert or continue (other than in the case of any failure to borrow, convert or continue as a result of the application of Section 2.14 or Section 2.25) any Revolving Loan or Term Loan or (ii) prepay any Revolving Loan or Term Loan, in each case, on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(g) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency

Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19(b) or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the actual loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand (or such later date as such Lender may agree). Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern.

Section 2.17    Taxes.
(a)    Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction on account of any Taxes; provided that if any Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct Taxes from such payments, then (i) if the Tax in question is an Indemnified Tax or an Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section 2.17) each of the Administrative Agent, Lender or Issuing Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Loan Party, the Administrative Agent or other applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(b)    The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.
(c)    Without duplication of any amounts paid under Sections 2.17(a) or 2.17(b) above, the Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender, within 15 days after written demand therefor (or such later date as the relevant indemnitee may agree), for any Indemnified Taxes payable by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any Loan Document and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to Tax at a rate reduced by an applicable tax treaty, the Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate.
Without limiting the generality of the foregoing:
(i)    Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.
(ii)    Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:
(A)    two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party and such other documentation as required under the Code,
(B)    two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),
(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates, substantially in the form of Exhibits K-1, K-2, K-3 or K-4, as applicable (any such certificate a “United States Tax Compliance Certificate”), and (y) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),
(D)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner that would be required under this Section 2.17 if such beneficial owner were a Lender, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partners), or
(E)    any other form prescribed by applicable Requirements of Law as a basis for claiming an exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.
(iii)    If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of those Sections (including those contained in Section 1471(b) or 1472(b), as applicable) of the Code, such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(e)(iii), “FATCA” shall include any amendments made to FATCA after the Closing Date.
Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this clause (e).
Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.
(f)    If and to the extent the Administrative Agent or a Lender determines, in its sole good faith discretion, that it received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay to the relevant Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Loan Party, upon the request of the Administrative Agent or such Lender, as applicable, agrees to repay promptly the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). In no event shall the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this Section 2.17(f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Notwithstanding anything to the contrary, this Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential to any Loan Party or any other person).
(g)    The agreements in this Section 2.17 shall survive the termination of this Agreement, an assignment of rights by or replacement of any Lender and the repayment of all Loans and all other amounts payable hereunder.
(h)    For the avoidance of doubt, for purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank.

Section 2.18    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)    The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without condition or deduction for any counterclaim, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank shall be made as expressly provided herein and except that payments pursuant to

Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments under each Loan Document shall be made in dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and other amounts (other than principal and unreimbursed LC Disbursements) then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate in respect of the Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17(a) or (c) or any event gives rise to the operation of Section 2.25, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to

Section 2.15 or 2.17 or mitigate the applicability of Section 2.25, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.
(b)    If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.25, (ii) the Borrower is required to pay any amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Issuing Bank to the extent such consent would be required under Section 9.04(b) for an assignment of Revolving Loans or Revolving Commitments), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, or payments required to be made pursuant to Section 2.17 or a notice given under Section 2.25, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

Section 2.20    Increase in Commitments.
(a)    The Borrower may by written notice to the Administrative Agent elect to seek (x) commitments (“Additional Revolving Commitments”) to increase the Revolving Commitments of any Class and/or (y) commitments (“Additional Term Commitments”) to increase the aggregate principal amount of any existing Class of Term Loans or to establish one or more new Classes of Term Loans; provided that:
(i)    the aggregate amount of all Additional Commitments shall not exceed the Incremental Cap;
(ii)    any such increase or any new Class shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof; provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the preceding clause (i);
(iii)    no existing Lender shall be required to provide any Additional Commitments;
(iv)    as of each date of borrowing of any Additional Term Commitments or effectiveness of Additional Revolving Commitments, (A) each of the conditions set forth in Section 4.02 shall be satisfied and (B) the Borrower shall be in compliance on a Pro Forma Basis with the Financial Performance Covenant recomputed (assuming the applicable Additional Revolving Commitments established on such date are fully drawn and without netting the cash proceeds of any Additional Term Loans or any Additional Revolving Commitments being so incurred in calculating the Total Net Leverage Ratio) as of the last day of the Test Period;
(v)    the final maturity date of any Additional Term Loans shall be no earlier than the Latest Maturity Date applicable to each Class of Term Loans outstanding prior to such proposed incurrence of Additional Term Loans;
(vi)    the Additional Term Loans shall have a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of each Class of Term Loans outstanding prior to such proposed incurrence of Additional Term Loans (it being understood that, subject to the foregoing requirements of this clause (vi), the amortization requirements with respect to any Additional Term Loans may differ);

(vii)    the interest margins for the Additional Term Loans shall be determined by the Borrower and the Additional Term Lenders; provided that in the event that the All-In Yield for any Additional Term Loans is greater than the All-In Yield for the Initial Term Loans by more than 50 basis points, then the Applicable Rate for the Initial Term Loans shall be increased to the extent necessary so that the All-In Yield for such Additional Term Loans is not more than 50 basis points higher than the All-In Yield for the Initial Term Loans;
(viii)    (A) the security interest and guaranties benefiting the Additional Term Loans and/or Additional Revolving Commitments (and advances of credit thereunder) will rank pari passu in right of payment and security with the existing Facilities, (B) no Person shall guarantee the obligations with respect to the Additional Term Loans and/or Additional Revolving Commitments (and advances of credit thereunder) unless such Person is a Subsidiary Loan Party and (C) the Additional Term Loans and/or Additional Revolving Commitments (and advances of credit thereunder) will not be secured by any property that does not constitute Collateral under the existing Facilities;
(ix)    any Additional Term Loans shall share on a pro rata basis in any voluntary and mandatory prepayments with the Initial Term Loans or, if agreed to by the Additional Term Lenders, on a less than pro rata basis (but in no event on a greater than pro rata basis); and
(x)    any Additional Revolving Commitment shall have the same maturity dates and be on the same pricing (excluding upfront fees and other fees of the type excluded from the determination of “All-In Yield”) and other terms and pursuant to the definitive documentation applicable to the Revolving Commitments of such Class that is being increased, and any Additional Term Loans and Additional Term Commitments shall be on terms to be determined, provided that, (A) the final maturity, Weighted Average Life to Maturity, pricing, rate floors, discounts, fees and optional and mandatory prepayment provisions applicable to such Additional Term Loans shall be as agreed between the Borrower and the Additional Term Lenders but subject to the foregoing clauses (v), (vi), (vii) and (ix) and (B) the covenants and other terms applicable to such Additional Term Loans (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between the Borrower and the Additional Term Lenders, shall not be materially more favorable (when taken as a whole) to the Additional Term Lenders than those applicable to any Class of Term Loans then outstanding under this Agreement (as determined by the Borrower in good faith), except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date then applicable to any Class of Term Loans or such covenants or other terms apply equally for the benefit of the other Lenders.
(b)    Each such notice shall specify (x) the date (each, an “Additional Commitments Effective Date”) on which the Borrower proposes that the Additional Commitments shall be effective, which shall be a Business Day and (y) the identity of the Persons (each of which shall be an Eligible Assignee (for this purpose treating a Lender of Additional Commitments as if it were an assignee)) whom the Borrower proposes would provide the Additional Commitments and the portion of the Additional Commitment to be provided by each such Person. As a condition precedent to the effectiveness of any Additional Commitments, the Borrower shall deliver to the Administrative Agent a certificate dated as of the Additional Commitments Effective Date signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to the Additional Commitments (and assuming full utilization thereof) the requirements of Section 2.20(a)(i), (iv) and (x) are satisfied, and setting forth the calculation of the Incremental Cap.
(c)    On each Additional Commitments Effective Date with respect to any Additional Term Commitment, each Additional Term Lender shall make an Additional Term Loan to the Borrower in a principal amount equal to its Additional Term Commitment. The Borrower shall prepay any Revolving Loans outstanding on the Additional Commitments Effective Date with respect to any Additional Revolving Commitment (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep the outstanding Revolving Loans pro rata across all Classes of Revolving Commitments arising from any nonratable increase in the Revolving Commitments. If there is a new borrowing of Revolving Commitments on such Additional Commitments Effective Date, the Revolving Lenders after giving effect to such Additional Revolving Commitments shall make such Revolving Loans in accordance with Section 2.01(b).
(d)    The Additional Commitments shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Additional Commitments (and the other Persons specified in the definition of Additional Credit Extension Amendment but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20.
(e)    This Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

Section 2.21    Extended Term Loans and Extended Revolving Commitments.
(a)    The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (the Loans of such applicable Class, the “Existing Term Loans”) be converted into a new Class of Term Loans (the Loans of such applicable Class, the “Extended Term Loans”) in accordance with this Section 2.21(a). In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (a “Term Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be identical to those applicable to the Existing Term Loans from which such Extended Term Loans are to be converted except that:
(i)    the maturity date of the Extended Term Loans shall be later than the maturity date of the Existing Term Loans and the Weighted Average Life to Maturity of such Extended Term Loans shall be longer than the then remaining Weighted Average Life to Maturity of the Existing Term Loans;
(ii)    all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Existing Term Loans;
(iii)    (A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, OID and premiums with respect to the Extended Term Loans may be different than those for the Existing Term Loans and/or (B) additional fees and/or premiums may be payable to the Extending Lenders providing such Extended Term Loans in addition to or in lieu of any of the items contemplated by the preceding clause (A);
(iv)    the Extended Term Loans may have optional prepayment terms (including call protection and prepayment premiums) and mandatory prepayment terms as may be agreed between the Borrower and the Extending Lenders so long as such Extended Term Loans do not participate on a greater than pro rata basis in any such mandatory prepayments as compared to existing Term Lenders; and
(v)    the Borrower and its Subsidiaries may be subject to covenants and other terms for the benefit of the Extending Lenders that apply only after the Latest Maturity Date (before giving effect to the Extended Term Loans).

(b)    The Borrower may at any time and from time to time request that all or a portion of the Revolving Commitments of any Class (the Commitments of such applicable Class, the “Existing Revolving Commitments”) be converted into a new Class of Revolving Commitments (the Commitments of such applicable Class, the “Extended Revolving Commitments”) in accordance with this Section 2.21(b). In order to establish any Extended Revolving Commitments, the Borrower shall provide a notice to the Administrative Agent (a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which shall be identical to those applicable to the Existing Revolving Commitments from which such Extended Revolving Commitments are to be converted except that:
(i)    the maturity date of the Extended Revolving Commitments shall be later than the maturity date of the Existing Revolving Commitments;
(ii)    (A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, undrawn revolving commitment fees, funding discounts, OID and premiums with respect to the Extended Revolving Commitments may be different than those for the Existing Revolving Commitments and/or (B) additional fees and/or premiums may be payable to the Extending Lenders in addition to or in lieu of any of the items contemplated by the preceding subclause (A);
(iii)    the Borrower and its Subsidiaries may be subject to covenants and other terms for the benefit of the Extending Lenders that apply only after the Latest Maturity Date (before giving effect to the Extended Revolving Commitments).
(c)    Each Extension Request shall specify the date (the “Extension Effective Date”) on which the Borrower proposes that the conversion of an Existing Class into an Extended Class shall be effective, which shall be a Business Day. Each Lender of an Existing Class that is requested to be extended shall be offered the opportunity to convert its Existing Class into the Extended Class on the same basis as each other Lender of such Existing Class. Any Lender (to the extent applicable, an “Extending Lender”) wishing to have all or a portion of its Existing Class subject to such Extension Request converted into an Extended Class shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Existing Class subject to such Extension Request that it has elected to convert into an Extended Class. In the event that the aggregate portion of the Existing Class subject to Extension Elections exceeds the amount of the Extended Class requested pursuant to the Extension Request, the portion of the Existing Class converted shall be allocated on a pro rata basis based on the amount of the Existing Class included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Commitment into an Extended Revolving Commitment, such Extended Revolving Commitment shall be treated identically with all Existing Revolving Commitments for purposes of the obligations of a Revolving Lender in respect of Letters of Credit under Section 2.05, except that the applicable Additional Credit Extension Amendment may provide that the maturity date for the Letters of Credit may be extended and the related obligations to issue Letters of Credit may be continued so long as each applicable Issuing Bank has consented to such extensions in its sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).
(d)    An Extended Class shall be established pursuant to an Additional Credit Extension Amendment executed by the Extending Lenders (and the other Persons specified in the definition of Additional Credit Extension Amendment but no other existing Lender). No Additional Credit Extension Amendment shall provide for any Class of (x) Extended Term Loans in an aggregate principal amount that is less than $10,000,000 or (y) Extended Revolving Commitments in an aggregate principal amount that is less than $5,000,000. In addition to any terms and changes required or permitted by Section 2.21(a), the Additional Credit Extension Amendment shall amend the scheduled amortization payments pursuant to Section 2.10 with respect to the Existing Term Loans from which the Extended Term Loans were converted to reduce each scheduled principal repayment amounts for the Existing Term Loans in the same proportion as the amount of Existing Term Loans to be converted pursuant to such Additional Credit Extension Amendment.
(e)    Notwithstanding anything to the contrary contained in this Agreement, on the Extension Effective Date, (i) the principal amount of each Existing Term Loan shall be deemed reduced by an amount equal to the principal amount converted into an Extended Term Loan, (ii) the amount of each Existing Revolving Commitment shall be deemed reduced by an amount equal to the amount converted into an Extended Revolving Commitment and (iii) if, on any Extension Effective Date with respect to any Class of Revolving Commitments, any Loans of any Extending Lender are outstanding under the applicable Existing Revolving Commitments, such Loans (and any related participations) shall be deemed to be converted into Loans (and related participations) made pursuant to the Extended Revolving Commitments in the same proportion as such Extending Lender’s Existing Revolving Commitments are converted to Extended Revolving Commitments.
(f)    This Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary. Each Extended Class shall be documented by an Additional Credit Extension Amendment executed by the Extending Lenders providing such Extended Class (and the other persons specified in the definition of Additional Credit Extension Amendment but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21.

Section 2.22    Refinancing Term Loans.
(a)    The Borrower may at any time and from time to time, by written notice to the Administrative Agent, request the establishment of one or more additional Classes of Term Loans under this Agreement or an increase to an existing Class of Term Loans under this Agreement (“Refinancing Term Loans”); provided that:
(i)    the proceeds of such Refinancing Term Loans shall be used, concurrently or substantially concurrently with the incurrence thereof, solely to refinance all or any portion of any outstanding Term Loans;
(ii)    each Class of Refinancing Term Loans shall be in an aggregate amount of not less than $10,000,000 (or such other amount necessary to repay any Class of outstanding Term Loans in full);
(iii)    such Refinancing Term Loans shall be in an aggregate principal amount not greater than the aggregate principal amount outstanding of Term Loans to be refinanced plus any accrued interest, premiums, fees, costs and expenses related thereto (including any OID or upfront fees);
(iv)    the final maturity date of such Refinancing Term Loans shall be later than the maturity date of the Term Loans being refinanced, and the Weighted Average Life to Maturity of such Refinancing Term Loans shall be longer than the then remaining Weighted Average Life to Maturity of each Class of Term Loans being refinanced;
(v)    (A) the pricing, rate floors, discounts, fees and optional and mandatory prepayment provisions applicable to such Refinancing Term Loans shall be as agreed between the Borrower and the Refinancing Term Lenders so long as, in the case of any mandatory prepayment provisions, such Refinancing Term Lenders do not participate on a greater than pro rata basis in any such prepayments as compared to Term Lenders holding Term Loans to be refinanced and (B) the covenants and other terms applicable to such Refinancing Term Loans (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between the Borrower and the lenders providing such Refinancing Term Loans, shall not be materially more favorable (when taken as a whole) to the Refinancing Term Lenders than those applicable to any Term Loans then outstanding under this Agreement (as determined by the Borrower in good faith), except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date then applicable to any term loan facility hereunder or such covenants or other terms apply equally for the benefit of the other Lenders;
(vi)    no existing Lender shall be required to provide any Refinancing Term Loans;
(vii)    no Refinancing Term Loans shall be guaranteed by any Person that is not a Subsidiary Loan Party or secured by any asset that is not Collateral; and
(viii)    the Refinancing Term Loans shall rank pari passu in right of payment and of security with the existing Loans, on terms and pursuant to documentation applicable to the Term Loans being refinanced.
(b)    Each such notice shall specify (x) the date (each, a “Refinancing Term Effective Date”) on which the Borrower proposes that the Refinancing Term Loans be made, which shall be a Business Day and (y) the identity of the Persons (each of which shall be an Eligible Assignee (for this purpose treating a Lender of Refinancing Term Loans as if it were an assignee)) whom the Borrower proposes would provide the Refinancing Term Loans and the portion of the Refinancing Term Loans to be provided by each such Person. On each Refinancing Term Effective Date, each Person with a commitment for a Refinancing Term Loan (each such Person, a “Refinancing Term Lender”) shall make a Refinancing Term Loan to the Borrower in a principal amount equal to such Person’s commitment therefor.
(c)    This Section 2.22 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary. The Refinancing Term Loans shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Refinancing Term Loans (and the other Persons specified in the definition of Additional Credit Extension Amendment but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22.

Section 2.23    Replacement Revolving Commitments.
(a)    The Borrower may at any time and from time to time, by written notice to the Administrative Agent, request the establishment of one or more additional Classes of Revolving Commitments (“Replacement Revolving Commitments”) to replace all or a portion of any existing Classes of Revolving Commitments under this Agreement (“Replaced Revolving Commitments”); provided that:
(i)    substantially concurrently with the effectiveness of the Replacement Revolving Commitments, all or an equivalent portion of the Revolving Commitments in effect immediately prior to such effectiveness shall be terminated, and all or an equivalent portion of the Revolving Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Lenders, shall be repaid or paid (it being understood, however, that any Letters of Credit issued and outstanding under the Replaced Revolving Commitments shall be deemed to have been issued under the Replacement Revolving Commitments if the amount of such Letters of Credit would exceed the remaining amount of commitments under the Replaced Revolving Commitments after giving effect to the reduction contemplated hereby);
(ii)    such Replacement Revolving Commitments shall be in an aggregate amount not greater than the aggregate amount of Replaced Revolving Commitments to be replaced plus any accrued interest, premiums, fees, costs and expenses related thereto (including any OID or upfront fees);
(iii)    the final maturity date of such Replacement Revolving Commitments shall be later than the maturity date of the Replaced Revolving Commitments, and the Replacement Revolving Commitments shall not be subject to any amortization;
(iv)    the Letter of Credit Sublimit under such Replacement Revolving Commitments shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Commitments, the Administrative Agent and the Issuing Banks thereunder (or any replacement Issuing Banks);
(v)    (A) the pricing, rate floors, discounts, fees and prepayment provisions applicable to such Replacement Revolving Commitments shall be as agreed between the Borrower and the

Replacement Revolving Lenders so long as, in the case of any mandatory or optional prepayment provisions, such Replacement Revolving Lenders do not participate on a greater than pro rata basis in any such prepayments as compared to Replaced Revolving Commitments and (B) the covenants and other terms applicable to such Replacement Revolving Commitments (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between the Borrower and the lenders providing such Replacement Revolving Commitments, shall not be materially more favorable (when taken as a whole) to the lenders providing the Replacement Revolving Commitments than those applicable to the Replaced Revolving Commitments (as determined by the Borrower in good faith), except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date then applicable to any revolving credit facility hereunder or such covenants or other terms apply equally for the benefit of the other Lenders;
(vi)    no existing Lender shall be required to provide any Replacement Revolving Commitments; and
(vii)    no Replacement Revolving Commitments shall be guaranteed by any Person that is not a Subsidiary Loan Party or secured by any asset that is not Collateral; and
(viii)    the Replacement Revolving Commitments shall rank pari passu in right of payment and of security with the existing Revolving Commitments.
(b)    Each such notice shall specify (x) the date on which the Borrower proposes that the Replacement Revolving Commitments become effective, which shall be a Business Day and (y) the identity of the Persons (each of which shall be an Eligible Assignee (for this purpose treating a Lender of Replacement Revolving Commitments as if it were an assignee)) whom the Borrower proposes would provide the Replacement Revolving Commitments (each such person, a “Replacement Revolving Lender”) and the portion of the Replacement Revolving Commitments to be provided by each such Person.
(c)    This Section 2.23 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary. The Replacement Revolving Commitments shall be documented by an Additional Credit Extension Amendment executed by the Persons providing the Replacement Revolving Commitments (and the other Persons specified in the definition of Additional Credit Extension Amendment but no other existing Lender), and the Additional Credit Extension Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.23.

Section 2.24    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02(d).
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to that Defaulting Lender in accordance with Section 2.05(j); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy that Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to that Defaulting Lender with respect to future Letters of Credit issued under this Agreement in accordance with Section 2.05(j); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which a Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, that Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.24(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.05(j), in each case pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit fees as provided in Section 2.12(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.05(j).
(C)    With respect to any commitment fee or Letter of Credit fees not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s LC Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.05 and the payments of participation fees pursuant to Section 2.12(b), the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that (A) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans of that Lender, and (B) the conditions set forth in Section 4.02 are satisfied at such time.
(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize the Issuing Banks’ LC Exposure in accordance with the procedures set forth in 2.05(j).
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing in their sole discretion that a Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.24(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    New Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Defaulting Lender Fronting Exposure after giving effect thereto.

Section 2.25    Illegality. If any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Loans or to convert ABR Loans denominated in dollars to Eurocurrency Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Loans of such Lender to ABR Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Each Lender agrees to notify the Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.26    Discounted Prepayment Offers. Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Borrower may prepay outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) on the following basis:

(a)    The Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (a “Discounted Prepayment”) pursuant to a Discounted Prepayment Offer Solicitation made in accordance with this Section 2.26; provided that the Borrower shall not initiate any action under this Section 2.26 to make a Discounted Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Prepayment; or (II) at least three (3) Business Days shall have passed since (x) the Discounted Prepayment Response Date in any Discounted Prepayment Response Solicitation in which no Lender was willing to accept any prepayment of any Term Loan at or below the Maximum Prepayment Price or (y) the date of the Borrower’s revocation in full of any Discounted Prepayment in accordance with clause (h) below.
(b)    Procedures.
(i)    Subject to the proviso to clause (a) above, the Borrower may from time to time solicit Discounted Prepayment Offers in the form of a Discounted Prepayment Offer Solicitation by providing notice to the Administrative Agent at least three (3) Business Days (unless a shorter notice period is agreed to by the Administrative Agent in its sole discretion) in advance of the proposed Discounted Prepayment Offer Solicitation; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to (x) each Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate principal amount of Term Loans subject to a discounted prepayment offer solicitation in accordance with clause (iv) below (the “Target Discounted Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum prepayment price (expressed as a percentage of principal amount) of each relevant Class of Term Loans at which the Borrower is willing to prepay such Term Loans (the “Maximum Prepayment Price”) (it being understood that different Maximum Prepayment Prices and Target Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each offer will be treated as a separate offer pursuant to the terms of this Section 2.26), (III) the Target Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof (or the remaining outstanding amount of such Class of Term Loans) and (IV) subject to clause (h)) below, each such solicitation by the Borrower shall remain outstanding through the Discounted Prepayment Response Date. The Administrative Agent will promptly provide each Lender holding the applicable Class of Term Loans with a copy of such Discounted Prepayment Offer Solicitation and a form of the Discounted Prepayment Offer to be submitted by a responding Lender to the

Administrative Agent by no later than 5:00 p.m. New York time on the Discounted Prepayment Response Date. Except in the case of any amendment or modification of a Discounted Prepayment Offer Solicitation as set forth in clause (h) below, each Lender’s Discounted Prepayment Offer shall be irrevocable and shall specify a minimum prepayment price (expressed as a percentage of principal amount), which shall be at or below the Maximum Prepayment Price (the “Submitted Prepayment Price”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class and the maximum aggregate principal amount and Class of such Lender’s Term Loans subject to a discounted prepayment offer in accordance with clause (d) below (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Prepayment Price. Each Lender may only submit one Discounted Prepayment Offer, but each Discounted Prepayment Offer may contain up to three offers, with each such offer specifying a Submitted Prepayment Price for the applicable Class or Classes of Term Loans and a corresponding Submitted Amount therefor (each such offer, a “Tiered Offer”), only one of which may result in a Qualifying Offer. Any Lender whose Discounted Prepayment Offer is not received by the Administrative Agent by the Discounted Prepayment Response Date shall be deemed to have declined to make a Discounted Prepayment Offer and to have declined to accept a Discounted Prepayment of any of its Term Loans at any prepayment price at or below the Maximum Prepayment Price.
(ii)    The Administrative Agent shall promptly, following a request by the Borrower, advise the Borrower and, in any event, no later than the first Business Day following a Discounted Prepayment Response Date, of all Discounted Prepayment Offers. The Administrative Agent shall review all Discounted Prepayment Offers received on or before the applicable Discounted Prepayment Response Date and shall determine (subject to the approval of the Borrower and subject to the rounding requirements of the Administrative Agent made in its reasonable discretion) the Clearing Prepayment Price and the Class(es) of Term Loans to be prepaid at such Clearing Prepayment Price in accordance with this Section 2.26. As used herein, the “Clearing Prepayment Price” shall be the lowest prepayment price at or below the Maximum Prepayment Price that yields a Discounted Prepayment in an aggregate principal amount equal to the lower of (x) the Target Discounted Prepayment Amount and (y) the sum of all Submitted Amounts. Each Lender that has submitted a Discounted Prepayment Offer to accept prepayment at a prepayment price that is at or below the Clearing Prepayment Price with respect to one or more Classes of Term Loans (each, a “Qualifying Offer”) shall be deemed to have irrevocably consented to the prepayment of such Class or Classes or Term Loans equal to its Submitted

Amount (subject to any required proration pursuant to the following subsection (iii)) at the Clearing Prepayment Price (each such Lender, a “Participating Lender”). If a Participating Lender has submitted a Discounted Prepayment Offer containing Tiered Offers for the applicable Class or Classes of Term Loans at different Submitted Prepayment Prices, only the Tiered Offer with the highest Submitted Prepayment Price that is equal to or less than the Clearing Prepayment Price will be deemed to be the Discounted Prepayment Offer of such Participating Lender.
(iii)    Subject to clause (h) below, if there is at least one Participating Lender, the Borrower will prepay the Submitted Amount of the applicable Class(es) of each Participating Lender at the Clearing Prepayment Price for such Class(es); provided that if the Submitted Amount by all Participating Lenders offered at a prepayment price at or below the Clearing Prepayment Price exceeds the Target Discounted Prepayment Amount for the applicable Class(es), prepayment of the principal amount of the relevant Class(es) of Term Loans for those Participating Lenders whose Submitted Prepayment Price is equal to the Clearing Prepayment Price (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender for such Class, and the Administrative Agent (subject to the approval of the Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) will calculate such proration (the “Discounted Prepayment Proration”). Unless a Discounted Prepayment Offer Solicitation is withdrawn in accordance with clause (h) below, promptly, and in any case within five (5) Business Days following the Discounted Prepayment Response Date, (I) the Borrower shall notify the Administrative Agent of the Discounted Prepayment Effective Date, (II) the Administrative Agent shall notify each Lender of the Discounted Prepayment Effective Date, the Clearing Prepayment Price for each Class of Term Loans, and the aggregate principal amount of the Discounted Prepayment and each Class of Term Loans to be prepaid at the Clearing Prepayment Price on such date (the “Clearing Prepayment Price Notice”), and (III) the Administrative Agent shall notify each Participating Lender of the aggregate principal amount of each Class of Term Loans of such Lender to be prepaid at the Clearing Prepayment Price on such date. Each determination by the Borrower of the amounts stated in the foregoing notices to the Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Lenders shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (d) below (subject to subsection (h) below).

(c)    In connection with any Discounted Prepayment, the Borrower and the Lenders acknowledge and agree that the Administrative Agent may require as a condition to any Discounted Prepayment, the payment of customary reasonable, documented fees and expenses from the Borrower in connection therewith.
(d)    The Borrower shall make each Discounted Prepayment to the Administrative Agent, for the account of the Participating Lenders, at the Administrative Agent’s office in immediately available funds not later than 2:00 p.m. on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant Class of Term Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. The aggregate principal amount of the Classes and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Prepayment.
(e)    To the extent not expressly provided for herein, each Discounted Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.26, established by the Borrower acting in its reasonable discretion in consultation with the Administrative Agent.
(f)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.26, each notice or other communication required to be delivered or otherwise provided to the Administrative Agent shall be deemed to have been given upon the Administrative Agent’s actual receipt during normal business hours of such notice or communication in accordance with the instructions set forth in the Discounted Prepayment Offer Solicitation; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(g)    The Borrower and the Lenders acknowledge and agree that the Administrative Agent may (x) perform any and all of its duties under this Section 2.26 by itself or through any sub-agent or (y) decline to perform any or all duties under this Section 2.26, in which case under this clause (y) the Borrower may appoint any other financial institution or advisor (that is not the Borrower or any of its Affiliates) to act as an arranger in connection with any Discounted Prepayment pursuant to this Section 2.26. References to “Administrative Agent” in this Section

2.26 shall be deemed (i) in the case of clause (x) above, to include any sub-agent and (ii) in the case of clause (y) above, to be such other financial institution or advisor appointed pursuant to this clause (g), and, in either case, the Borrower and the Lenders expressly consent to the performance of such duties by such sub-agent or other financial institution or advisor, as applicable. The exculpatory provisions pursuant to this Section 2.26, Article VIII of this Agreement and any other Loan Document shall apply to each such appointed sub-agent or other financial institution or advisor and its respective activities in connection with any Discounted Prepayment provided for in this Section 2.26 as well as the activities of the Administrative Agent. Each Lender submitting any Discounted Prepayment Offer acknowledges and agrees for itself and on behalf of its assignees and Participants that in connection with each Discounted Prepayment, such Lender has independently and, without reliance on any other Lender Related Party, has made and will continue to make its own analysis and determination to participate in each Discounted Prepayment and based on documents and information as it shall deem appropriate at the time.
(h)    The Borrower shall have the right, by written notice to the Administrative Agent, to (x) amend or modify any Discounted Prepayment Offer Solicitation at its discretion at any time on or prior to the applicable Discounted Prepayment Response Date pursuant to procedures reasonably established by the Borrower in consultation with the Administrative Agent or (y) revoke in full (but not in part) its offer to make a Discounted Prepayment and rescind the Discounted Prepayment Offer Solicitation therefor at its discretion at any time on or prior to delivery of the applicable Clearing Prepayment Price Notice (and if such offer is so revoked, any failure by the Borrower to make any prepayment to a Lender, as applicable, pursuant to this Section 2.26 shall not constitute a Default or Event of Default under Section 7.01 or otherwise).
(i)    The Borrower may not use the proceeds of any Revolving Loans to fund any Discounted Prepayment.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lenders that:

Section 3.01    Organization; Powers. Each of the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and to effect the Financing Transactions and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and are in good standing in, every jurisdiction where such qualification is required.
Section 3.02    Authorization; Enforceability. The Financing Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when delivered hereunder, will have been duly executed and delivered by such Loan Party and will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03    Governmental Approvals; No Conflicts. The Financing Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) solely in the case of a foreclosure of the pledge of Equity Interests in any Broker-Dealer Subsidiary or any direct or indirect parent company of any Broker-Dealer Subsidiary under the Loan Documents, any approval by FINRA or similar Governmental Authority of a change in control or ownership or transfer of assets or line of business of any Broker-Dealer Subsidiary (or direct or indirect parent company thereof) and (iii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 3.04    Financial Condition; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance in all material respects with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the entities to which they relate as of the dates thereof and their results of operations and cash flows for the periods covered thereby in accordance in all material respects with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    The unaudited consolidated balance sheet of the Borrower and its Subsidiaries (other than Target and its subsidiaries) as of March 31, 2017 and the unaudited consolidated balance sheet of Target and its subsidiaries as of March 31, 2017 and, in each case, related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows, as applicable) and cash flows for the three-month periods ended on March 31, 2017 and 2016 (i) were prepared in accordance in all material respects with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries (other than Target and its subsidiaries) or Target and its subsidiaries, as applicable, as of the date thereof and their results of operations for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    The Borrower has heretofore furnished to the Lenders the consolidated pro forma balance sheet of the Borrower and its Subsidiaries as of March 31, 2017, and a related pro forma statement of operations for the twelve months then ended (such pro forma balance sheet and pro forma statement of operations, the “Pro Forma Financial Statements”), which have been prepared giving effect to the Transactions (excluding the impact of purchase accounting effects required by GAAP) as if such transactions had occurred on such date or at the beginning of such period, as the case may be.  The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof.
(d)    Since December 31, 2016, there has been no Material Adverse Effect.

Section 3.05    Properties.
(a)    If and when there are any Mortgaged Properties, each of the Borrower and the Restricted Subsidiaries will have good title to all such Mortgaged Properties, (i) free and clear of all Liens except for Permitted Encumbrances and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    If and when there is any Mortgage delivered hereunder, no such Mortgage will encumber any Mortgaged Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.07(b).

Section 3.06    Litigation and Environmental Matters.
(a)    Except as set forth in Schedule 3.06(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)    Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability, (vi) has, to the knowledge of the Borrower, any basis to reasonably expect that the Borrower or any Restricted Subsidiary will become subject to any Environmental Liability, or (v) to the knowledge of the Borrower or any Restricted Subsidiary, currently owns, leases or operates or has formerly owned, leased or operated any properties which contain or where there has been a Release or threat of Release of any Hazardous Materials in amounts or concentrations which constitute a violation of, or require investigation, response or other corrective action by the Borrower or any Restricted Subsidiary under, applicable Environmental Laws. To the knowledge of the Borrower, all Hazardous Materials transported from any property currently or formerly owned or operated by any of the Borrower or any Restricted Subsidiary for off-site disposal have been disposed of in a manner which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 3.07    Compliance with Laws and Agreements. Each of the Borrower and its Restricted Subsidiaries is in material compliance with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property and (c) all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses (b) and (c) of this Section, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, all Broker-Dealer Licenses and Memberships and Broker-Dealer Registrations of each Broker-Dealer Subsidiary have been obtained and are in full force and effect.
Section 3.08    Investment Company Status. Neither the Borrower nor any Restricted Subsidiary is required to register as an “investment company” as defined in, or subject to regulation under, the Investment Company Act.
Section 3.09    Taxes.
(a)    Except for failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Borrower and its Restricted Subsidiaries (i) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and (ii) has paid or caused to be paid all Taxes levied or imposed on it or its properties, income or assets (whether or not shown on a Tax return) including in its capacity as a withholding agent, except any Taxes that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings; provided that the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP.
(b)    There is no current, pending or proposed Tax assessment, deficiency or other claim against the Borrower or any Restricted Subsidiary except (i) those being actively contested by the Borrower or such Restricted Subsidiary in good faith and by appropriate proceedings diligently conducted that stay the enforcement of the Tax in question and for which adequate reserves have been provided in accordance with GAAP or (ii) those that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 3.10    ERISA; Labor Matters.
(a)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.
(b)    Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur, (ii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than PBGC premiums due and not delinquent under Section 4007 of ERISA), (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (iv) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
(c)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, with respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):
(i)    any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;
(ii)    the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and
(iii)    each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(d)    Except as set forth on Schedule 3.10(d), (i) there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of the Restricted Subsidiaries as of the Closing Date and (ii) none of the Borrower or any Restricted Subsidiary has suffered any strikes, walkouts, material work stoppages or other material labor difficulty within the last five years and, to the knowledge of the Borrower, no such labor difficulties are threatened. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the hours worked by and payments made to employees of the Borrower or any Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters.
(e)    The Borrower represents and warrants as of the Amendment No. 1 Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

Section 3.11    Disclosure. None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time delivered, it being understood that any such projected financial information may vary from actual results and such variations could be material.
Section 3.12    Subsidiaries. As of the Closing Date, Schedule 8 to the Perfection Certificate sets forth the name of, and the ownership interest of the Borrower and each Subsidiary in, each Subsidiary.
Section 3.13    Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own, license or possess the right to use, all Intellectual Property that is reasonably necessary for the operation of their businesses as currently conducted, without conflict with the Intellectual Property of any Person, except to the extent such conflicts, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no Intellectual Property used by the Borrower or any Restricted Subsidiary in the operation of its business as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property is pending or, to the knowledge of the Borrower, threatened against the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 3.14    Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date, (a) the fair value of the assets of the Borrower and its subsidiaries, on a consolidated basis, will exceed their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, (b) the present fair saleable value of the property of the Borrower and its subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured, (c) the Borrower and its subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and liabilities become absolute and matured, and (d) the Borrower and its subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged or in which they are about to be engaged, as such business is now conducted and is proposed to be conducted following the Closing Date. For purposes of this Section 3.14, (i) the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual or matured liability and (ii) it is assumed that the Indebtedness and other obligations incurred on the Closing Date under the Loan Documents will become due on their respective maturities.

Section 3.15    Senior Indebtedness. The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Indebtedness that is, or is required pursuant to the terms of this Agreement to be, subordinated in right of payment to the Loan Document Obligations.

Section 3.16    Federal Reserve Regulations.
(a)    None of the Borrower or any other Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of the

Loans will be used, directly or indirectly, to purchase or carry any Margin Stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.
(b)    Each Broker-Dealer Subsidiary is a broker and dealer or an introducing broker subject to the provisions of Regulation T of the Board of Governors. Each Broker-Dealer Restricted Subsidiary that extends purpose credit to customers (as those terms are defined in Regulation T of the Board of Governors) maintains procedures and internal controls reasonably designed to ensure that such Broker-Dealer Subsidiary does not extend or maintain purpose credit to or for its customers other than in accordance with the provisions of Regulation T of the Board of Governors, and associated persons of each Broker-Dealer Restricted Subsidiary regularly supervise its activities and the activities of associated persons and employees of such Broker-Dealer Subsidiary to ensure that such Broker-Dealer Restricted Subsidiary does not extend or maintain purpose credit to or for its customers other than in accordance with the provisions of Regulation T of the Board of Governors, except for inadvertent failures to comply with Regulation T of the Board of Governors in connection with transactions which are not material either in number or amount.

Section 3.17    Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit as specified in Section 5.10. The use of proceeds of Loans and Letters of Credit will comply with Section 6.15.

Section 3.18    Sanctions . None of the Borrower nor any of its Subsidiaries or other controlled Affiliates or, to the knowledge of the Borrower, any director, officer, agent or employee of the Borrower, any Restricted Subsidiary or other controlled Affiliate is a person, government, country or entity (“Person”) with whom transactions or dealings would be prohibited for U.S. persons to engage in under any Sanctions, nor is the Borrower or any of its Subsidiaries or controlled Affiliates located, organized, resident, doing business in, or conducting transactions with the government of, or persons within, a country or territory that is the subject of Sanctions, in each case, in violation of applicable Sanctions nor is the Borrower or any of its Subsidiaries or controlled Affiliates doing business in violation of applicable anti-corruption laws.

Section 3.19    PATRIOT Act. To the extent applicable, the Borrower and the Subsidiaries are in material compliance with the PATRIOT Act.

Section 3.20    Perfection, Etc. Each Security Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create (to the extent described therein) in favor of the Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and required to be perfected therein, except as to enforcement, as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and (a) when financing statements and other filings in appropriate form are filed in the offices of the Secretary of State of each Loan Party’s jurisdiction of organization or formation and any applicable documents are filed and recorded in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and (b) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Collateral Agreement), the Liens created by the Security Documents shall constitute fully perfected first-priority (subject to Liens permitted by Section 6.02) Liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of the grantors in such Collateral.

Section 3.21    Certain Regulatory Matters.
(a)    Except as set forth on Schedule 3.21, to the extent required pursuant to applicable Requirements of Law, each Broker-Dealer Subsidiary is a member in good standing of FINRA and each Broker-Dealer Subsidiary is duly registered as a broker-dealer and in good standing with the SEC and/or duly registered as an introducing broker with the CFTC, and in each state where the conduct of a material portion of its business requires such registration.
(b)    No Loan Party is an EEA Financial Institution.
(c)    No Investment Manager Subsidiary is prohibited by (i) any provision of the Advisers Act or the rules and regulations thereunder or (ii) Section 9(a) or 9(b) of the Investment Company Act from acting as an investment adviser to a registered investment company. Neither the Borrower nor any Subsidiary other than the Investment Manager Subsidiaries is required to be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any state in which it conducts business, except where the failure to be so registered, licensed or qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary other than the Broker-Dealer Subsidiaries is required to be registered, licensed or qualified as a broker-dealer under the securities laws of any state where it conducts business or is subject to material liability or disability by reason of the failure to be so registered, licensed or qualified except where the failure to be so registered, licensed or qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(d)    Each Virtus Fund referred to in clause (1) of the definition thereof is duly registered with the SEC as an investment company under the Investment Company Act and in compliance in all material respects with all applicable laws requiring any such registration. Each Virtus Fund referred to in clause (1) of the definition thereof is in compliance in all material respects with the Investment Company Act. To the Borrower’s knowledge, each Virtus Fund is in compliance with all other applicable laws and regulations except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

ARTICLE IV
CONDITIONS

Section 4.01    Closing Date. The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder on the Closing Date was subject to each of the following conditions:
(a)    The Administrative Agent (or its counsel) shall have received a counterpart of this Agreement signed on behalf the Borrower.
(b)    The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Closing Date) of (i) Willkie Farr & Gallagher LLP, counsel for the Loan Parties, substantially in the form of Exhibit G and (ii) the local counsels listed on Schedule 4.01(b), in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.
(c)    The Administrative Agent shall have received (i) a certificate of the Borrower, substantially in the form of Exhibit H-1, and (ii) a certificate of the Subsidiary Loan Parties, each dated the Closing Date and with appropriate insertions, executed by any Responsible Officer of the Borrower or such Subsidiary Loan Party, as applicable, and including or attaching the documents referred to in paragraph (d) of this Section.
(d)    The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.
(e)    The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Joint Lead Arrangers and the Borrower to be due and payable on or prior to the Closing Date, including (i) fees payable for the accounts of the Lenders and (ii) to the extent invoiced in reasonable detail at least one Business Day prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party.
(f)    The Administrative Agent shall have received (i) a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, and (ii) copies of lien searches with respect to the Loan Parties in the applicable jurisdictions identified in the Perfection Certificate. The Collateral and Guarantee Requirement (other than to the extent contemplated by Section 5.14) shall have been satisfied. Notwithstanding the foregoing, to the extent that any security interest in the intended Collateral is not perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, subject to the next proviso, the perfection of such security interest(s)

will not constitute a condition precedent on the Closing Date but such security interest(s) will be required to be perfected after the Closing Date in accordance with Sections 5.12 and 5.14; provided, however, that the foregoing proviso shall not apply to any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or the delivery of stock certificates constituting certificated securities of any Person that, after giving effect to the Transactions, would be a Material Subsidiary that is a Domestic Subsidiary, including the Target; provided, further, that any such stock certificates of subsidiaries of the Target will be required to be delivered on the Closing Date only to the extent received from the Sellers, so long as the Borrower shall have used all commercially reasonable efforts to cause the Sellers to deliver them to the Borrower on the Closing Date.
(g)    (i) Subject to Section 13.12 of the Acquisition Agreement, except as set forth in Section 3.08(a)(ii) of the Company Disclosure Schedule (as defined in the Acquisition Agreement), from September 30, 2016 until December 16, 2016, there shall not have been any event, occurrence, development or state of circumstances or facts that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) from December 16, 2016, until the Closing Date, no Material Adverse Effect shall have occurred. For purposes of this Section 4.01(g) only, “Material Adverse Effect” shall have the meaning assigned to such term in the Acquisition Agreement.
(h)    The Administrative Agent shall have received a certificate, dated the Closing Date, executed by any Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.01(g), (k) and (l) are satisfied.
(i)    The Joint Lead Arrangers shall have received the financial statements described in Section 3.04(a) and (b). The Joint Lead Arrangers shall have received the Pro Forma Financial Statements.
(j)    The Acquired Business Representations shall be accurate in all material respects (without duplication of any materiality qualifier set forth therein). The Specified Representations shall be accurate in all material respects.
(k)    The Acquisition shall have been consummated, or substantially simultaneously with the initial funding of Loans on the Closing Date, shall be consummated, in accordance with the Acquisition Agreement, in each case without giving effect to any modifications, consents, amendments or waivers thereto that are materially adverse to the Lenders or the Joint Lead

Arrangers. The Borrower shall have provided to the Joint Lead Arrangers a copy of all modifications, consents, amendments or waivers to the Acquisition Agreement that are or would reasonably be expected to be materially adverse to the interests of the Lenders or the Joint Lead Arrangers.
(l)    All pre-existing indebtedness for borrowed money of the Borrower, Target and each of their respective Subsidiaries shall have been repaid or repurchased in full, all commitments relating thereto shall have been terminated, and all liens or security interests related thereto shall have been terminated or released, other than (i) the Loans, (ii) indebtedness owing to any Loan Party, (iii) preferred stock held by any Loan Party, (iv) the Series D Preferred Stock, (v) indebtedness consisting of unsecured obligations to rollover employee shareholders of Target and its Subsidiaries in an amount equal to 50% of the after-tax gain that would have been attributable to the equity in Target held by such employees had they sold such equity in the Acquisition, not to exceed, in the aggregate, approximately $5.3 million plus interest at an annual interest rate not to exceed 2.5%, (vi) approximately $2.9 million aggregate principal amount of promissory notes owed to certain employees of Target and its Subsidiaries, and (vii) other indebtedness set forth on Schedule 6.01. The Administrative Agent shall have received customary payoff letters in respect of the Prior Credit Agreements.
(m)    The Lenders shall have received a certificate from the chief financial officer of the Borrower substantially in the form of Exhibit F certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions.
(n)    The Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other information about the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act, to the extent as requested from the Borrower in writing at least 10 days prior to the Closing Date.
(o)    The Administrative Agent and, if applicable, any Issuing Bank shall have received a Borrowing Request in accordance with the requirements hereof.
The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

Section 4.02    Each Credit Event After the Closing Date. The obligation of each Lender to make a Loan on the occasion of any Borrowing after the Closing Date, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit after the Closing Date, is subject to receipt of the borrowing request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment increasing the amount thereof, renewal or extension of such Letter of Credit, as the case may be (in each case, unless such date is the Closing Date); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.
(b    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing.
(c)    The Administrative Agent and, if applicable, any Issuing Bank shall have received a Borrowing Request in accordance with the requirements hereof.
Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
Notwithstanding anything in this Section 4.02 and in Section 2.20 to the contrary, to the extent that the proceeds of Additional Term Loans or Additional Revolving Commitments are to be used to finance a Permitted Acquisition or Investment permitted hereunder, the only conditions precedent to the funding of such Additional Term Loans or the initial borrowings under such Additional Revolving Commitments shall be (i) the conditions precedent set forth in the related Additional Credit Extension Amendment, (ii) that (A) the Specified Representations and (B) the representations made by or with respect to the target of such Permitted Acquisition as are material to the interests of the Lenders or the Joint Lead Arrangers, but only to the extent that the Borrower or any of its Affiliates has the right not to consummate such Permitted Acquisition, or to terminate the obligations of the Borrower or such Affiliate, under the definitive documentation with respect to such Permitted Acquisition as a result of a failure of such representations in such documentation to be true and correct, in each case, shall be true and correct, (iii) no Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing or would result therefrom and (iv) the Administrative Agent and, if applicable, any Issuing Bank shall have received a Borrowing Request in accordance with the requirements hereof.

ARTICLE V
AFFIRMATIVE COVENANTS
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or been terminated (or cash collateralized or backstopped pursuant to arrangements satisfactory to the relevant Issuing Bank) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 5.01    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent, on behalf of each Lender:
(a)    (i) on or before the date that is 90 days after the end of each such fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2017), an audited consolidated balance sheet and audited consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows of the Borrower and its Subsidiaries, in each case as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than any such qualification or exception as a result of, or relating to, an impending maturity date of Commitments or Loans under this Agreement occurring within one year of the date such opinion or report is issued or any potential inability to satisfy the Financial Performance Covenant on any future date or for a future period) or any qualification or exception as to the scope of such audit, to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of the Borrower and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (ii) a management report setting forth (A) statement of income items of the Borrower for such fiscal year, showing variance by dollar amount from amounts for the previous fiscal year and (B) key operational information and statistics for such fiscal year consistent with the Borrower’s historical public disclosures included in its annual reports on Form 10-K and current reports on Form 8-K with respect to annual earnings releases, (iii) a narrative report and management’s discussion and analysis of the financial condition and results of operations of the Borrower for such fiscal year, as compared to amounts for the previous fiscal year and budgeted amounts and (iv) subject to any regulatory restriction, regulatory policy or any other legal restrictions, a copy of each FOCUS report filed with FINRA by each Broker-Dealer Subsidiary during the prior fiscal year;
(b)    (i) on or before the date that is 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending June 30, 2017), an unaudited consolidated balance sheet and unaudited consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows of the Borrower and its Subsidiaries) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) a management report setting forth (A) statement of income items of the Borrower for such fiscal quarter and for the then elapsed portion of the fiscal year, showing variance by dollar amount from amounts for the comparable periods in the previous fiscal year and (B) key operational information and statistics for such fiscal quarter and for the then elapsed portion of the fiscal year consistent with the Borrower’s historical public disclosures included in its quarterly reports on Form 10-Q and current reports on Form 8-K with respect to quarterly earnings releases, and (iii) a narrative report and management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year and budgeted amounts;

(c)    simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;
(d)    simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations (A) of the Total Net Leverage Ratio and, with respect to any Test Period in which such Financial Performance Covenant is applicable, demonstrating compliance with the Financial Performance Covenant and (B) in the case of financial statements referred to in clause (a) above, beginning with the financial statements for the fiscal year of the Borrower ending December 31, 2018, of Excess Cash Flow for the Excess Cash Flow Period ending with such fiscal year;
(e)    not later than 90 days after the commencement of each fiscal year of the Borrower, (i) commencing with the fiscal year ending December 31, 2018, a detailed consolidated budget and business plan for the Borrower and its Subsidiaries for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget) and (ii) a certificate of a Financial Officer setting forth a reasonably detailed calculation of the Available Amount and of the Net Proceeds received during the previous fiscal year by or on behalf of, the Borrower or any of its Restricted Subsidiary in respect of any event described in clause (a) of the definition of the term “Prepayment Event” and the portion of such Net Proceeds that has been invested or are intended to be reinvested in accordance with the proviso in Section 2.11(c);
(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by the Borrower or any of its Restricted Subsidiaries with the SEC or with any national securities exchange, or distributed by the Borrower or any of its Restricted Subsidiaries to the holders of its Equity Interests generally, as the case may be; and

(g)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing.
Documents required to be delivered pursuant to Section 5.01(a), (b), (c) or (f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (x) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(b)) or on the website of the SEC (to the extent any such documents are included in materials filed with the SEC) or (y) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, in either case of clause (x) or (y), (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal or applicable state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark as “PUBLIC” any Borrower Materials other than the audited and unaudited financial statements and related management’s discussion and analysis delivered pursuant to Section 5.01(a) and (b) and the Compliance Certificate.

Section 5.02    Notices of Material Events. Promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:
(a)    the occurrence of any Default;
(b)    to the extent permissible by law, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Borrower or any Subsidiary, affecting the Borrower or any Subsidiary or the receipt of a notice of an Environmental Liability that would reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect;
(d)    any matter that has resulted in a Material Adverse Effect; and
(e)    any Material Acquisition.
Each notice delivered under any of clauses (a) through (e) shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and, to the extent applicable, any action taken or proposed to be taken with respect thereto.

Section 5.03    Information Regarding Collateral.
(a)    The Borrower will furnish to the Administrative Agent prompt (and in any event within 30 days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization, (iii) in any Loan Party’s organizational identification number or (iv) in the location of any Loan Party’s chief executive office.
(b)    Not later than five days after delivery of financial statements pursuant to Section 5.01(a), the Borrower shall deliver to the Administrative Agent a certificate, substantially in the form of Exhibit C-2, executed by a Responsible Officer of the Borrower (i) setting forth the information required pursuant to Sections 1, 6, 8, 9, 10, 11 and 12 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section, and (ii) identifying any Wholly Owned Subsidiary that has become, or ceased to be, a Material Subsidiary during the most recently ended fiscal year.

Section 5.04    Existence; Conduct of Business. The Borrower (a) will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, and Intellectual Property, in each case that are material to the conduct of its business and (b) will, and will cause each Broker-Dealer Subsidiary to, maintain all (i) Broker-Dealer Licenses and Memberships and Broker-Dealer Registrations and (ii) all other rights and privileges necessary for and material to the normal conduct of its business, except, in each case, to the extent (other than with respect to the preservation of the existence of the Borrower) that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

Section 5.05    Payment of Taxes, Etc. The Borrower will, and will cause each Restricted Subsidiary to (a) pay its obligations and liabilities, including (i) in respect of Taxes (including in its capacity as a withholding agent) levied or imposed upon it or its properties, income or assets, before the same shall become delinquent or in default, except to the extent (x) any such Taxes are being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (y) the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (ii) all lawful claims (other than Indebtedness) which, if unpaid, would by law become a Lien upon its property other than Liens permitted by Section 6.02.

Section 5.06    Maintenance of Properties. The Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in reasonably good working order and condition (subject to casualty, condemnation and ordinary wear and tear), except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.07    Insurance.
(a)    The Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment or the management of the Borrower) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance shall (i) name the Administrative Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a lender’s loss payable clause or mortgagee endorsement that names the Administrative Agent, on behalf of the Lenders as the lender’s loss payee or mortgagee thereunder, in each case, except for any policy of insurance relating to (1) directors and officers, fiduciary or other professional liability, (2) employment practices liability, (3) workers compensation liability, (4) automobile and aviation liability, (5) health, medical, dental and life insurance, and (6) (x) such other insurance policies and programs as to which a secured lender is not customarily granted an insurable interest therein as the Administrative Agent may approve; (y) self-insurance programs; and (z) insurance policies of Restricted Subsidiaries that are not Loan Parties and as to which no Loan Party has rights thereunder or covering solely assets that do not constitute Collateral.

(b)    If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer (except to the extent that any insurance company insuring such Mortgaged Property ceases to be financially sound and reputable, in which case, the Borrower shall promptly replace such insurance company with a financially sound and reputable insurance company), flood insurance in a reasonable total amount as the Administrative Agent and the Designated Lender may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent and the Designated Lender evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and the Designated Lender, including evidence of annual renewals of such insurance.

Section 5.08    Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity in all material respects with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or its Restricted Subsidiary, as the case may be. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties (provided that an agent or representative of the Borrower shall have the right to accompany the representative designated by the Administrative Agent or Lender at all times during such visits or inspections), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and, absent the existence of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any calendar year, at the Borrower’s expense; provided, further, that (a) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the independent public accountants of the Borrower.

Section 5.09    Compliance with Laws.
(a)    The Borrower (i) will, and will cause each Restricted Subsidiary to, comply with its Organizational Documents, all Requirements of Law (including Environmental Laws) and all orders, writs, injunctions and decrees with respect to it, its property and operations, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (ii) will, and will cause each Broker-Dealer Subsidiary to comply, with the rules and regulations of the SEC, FINRA, the CFTC and any other Governmental Authority applicable to it (including such rules and regulations dealing with net capital requirements) and, to the extent applicable to any Broker-Dealer Subsidiary (including its sales agents and registered personnel), all similar, equivalent or comparable foreign statutes, rules, regulations, and other regulatory requirements, in each case, applicable to it (including such rules and regulations dealing with net capital requirements), except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)    The Borrower will, and will cause its Subsidiaries and controlled Affiliates to, comply in all material respects with Sanctions, Anti-Corruption Laws and Anti-Terrorism Laws.

Section 5.10    Use of Proceeds and Letters of Credit. The Borrower will use the proceeds of the Term Loans made on the Closing Date, together with cash on hand of the Borrower and the proceeds of the Common Stock Offering and the Series D Preferred Stock Offering to finance the Transactions, with the remainder (if any) for general corporate purposes. Revolving Loans will not be borrowed on the Closing Date. The Borrower will use the proceeds of the Revolving Loans made after the Closing Date for general corporate purposes, including ongoing working capital requirements. Letters of Credit will be used only for general corporate purposes. The Borrower will use the proceeds of the Amendment No. 1 Additional Term Loans to fund a portion of the cash consideration for the Amendment No. 1 Acquisition.

Section 5.11    Additional Subsidiaries.
(a)    If (i) any additional Restricted Subsidiary is formed or acquired after the Closing Date or (ii) if any Subsidiary ceases to be an Excluded Subsidiary, the Borrower will, within 45 days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) after such Restricted Subsidiary is formed or acquired or such Subsidiary ceases to be an Excluded Subsidiary, notify the Administrative Agent thereof, and will cause such Restricted Subsidiary (unless such Restricted Subsidiary is an Excluded Subsidiary) to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party within 45 days after such notice (or such longer period as the Administrative Agent shall reasonably agree) and the Administrative Agent shall have received a completed Perfection Certificate with respect to such Restricted Subsidiary signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby. Notwithstanding the foregoing, the Borrower will have no later than 90 days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) to satisfy the Collateral and Guarantee Requirement with respect to Amendment No. 1 Target and any of its Subsidiaries if it ceases to be an Excluded Subsidiary and the Borrower intends to dispose of limited partnership units in the Amendment No. 1 Target pursuant to Section 6.05(n).
(b)    Notwithstanding the foregoing, in the event any real property would be required to be mortgaged pursuant to this Section, the Borrower shall not be required to comply with the “Collateral and Guarantee Requirement” until a reasonable time following the formation or acquisition of such Restricted Subsidiary or the date such Restricted Subsidiary ceases to be an Excluded Subsidiary, and in no event shall compliance be required until 90 days following such formation, acquisition or identification or such longer time period as agreed by the Administrative Agent in its sole discretion.

Section 5.12    Further Assurances.
(a)    The Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that are not inconsistent with the provisions of this Agreement and the Security Documents and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.
(b)    If, after the Closing Date, any material assets (including any owned (but not leased) real property with a fair market value in excess of $3,000,000) are acquired by the Borrower or any other

Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than (i) assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof, (ii) assets constituting Excluded Assets and (iii) assets as to which no action is required to be taken by the Loan Parties pursuant to the last paragraph of the definition of “Collateral and Guarantee Requirement”), the Borrower will notify the Administrative Agent thereof concurrently with delivery of the financial statements referred to in clauses (a) and (b) of Section 5.01 for the fiscal quarter in which such assets are acquired, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section and as required pursuant to the “Collateral and Guarantee Requirement,” at the expense of the Loan Parties and subject to the last paragraph of the definition of the term “Collateral and Guarantee Requirement.” In the event any real property is mortgaged pursuant to this Section 5.12(b), the Borrower or such other Loan Party, as applicable, shall not be required to comply with the “Collateral and Guarantee Requirement” and paragraph (a) of this Section until a reasonable time following the acquisition of such real property, and in no event shall compliance be required until 90 days following such acquisition or such longer time period as agreed to by the Administrative Agent in its reasonable discretion. Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by the Borrower or any other Loan Party after the Closing Date until (I) the date that occurs thirty (30) days after the Administrative Agent has made available to the Lenders and the Issuing Banks (which may be made available electronically on the Platform) the following documents in respect of such real property: (A) a completed flood hazard determination from a third party vendor; (B) if such real property is located in a Special Flood Hazard Area, (1) a notification to the Borrower of that fact and (if applicable) notification to the Borrower that flood insurance coverage is not available and (2) evidence of the receipt by the Borrower of such notice; and (C) if such notice is required to be provided to the Borrower and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (II) the Administrative Agent shall have received written confirmation from the Designated Lender that flood insurance due diligence and flood insurance compliance has been completed by the Designated Lender (such written confirmation not to be unreasonably withheld or delayed).  Notwithstanding the foregoing, if the Designated Lender has not informed the Administrative Agent and the Borrower of any outstanding flood diligence requirements by the date that is thirty (30) days after the date on which the Administrative Agent made available to the Lenders and the Issuing Banks the documents described in the foregoing clause (I) with respect to any such real property, the Designated Lender will be deemed to have completed its flood insurance due diligence and flood insurance compliance and to have consented to the recording of such Mortgage.

Section 5.13    Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary (other than any Restricted Subsidiary that was previously an Unrestricted Subsidiary) of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenant recomputed as of the last day of the Test Period and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of other Indebtedness of the Borrower. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

Section 5.14    Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Closing Date specified in Schedule 5.14 or such later date as the Administrative Agent agrees to in writing in its sole discretion, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.14, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”
Section 5.15    Margin Stock. No Loan Party shall, and no Loan Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, for the immediate, incidental or ultimate purpose of buying or carrying Margin Stock (within the meaning of Regulation U of the Federal Reserve Board) or extending credit to others for the purpose of purchasing or carrying any such Margin Stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 5.16    Maintenance of Rating of Facilities. The Loan Parties shall use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any particular rating) from S&P and a public corporate family rating (but not any particular rating) from Moody’s, in each case in respect of the Borrower and (ii) a public rating (but not any particular rating) in respect of the Loans from each of S&P and Moody’s.

Section 5.17    Lender Conference Calls. The Borrower will hold and participate in a conference call with the Administrative Agent and Lenders once per fiscal quarter, within a reasonable time after financial statements are delivered pursuant to Section 5.01(a) or (b), on such date and time as may be agreed to by the Borrower and Administrative Agent.

ARTICLE VI
NEGATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under any Loan Document have been paid in full and all Letters of Credit have expired or been terminated (or cash collateralized or backstopped pursuant to arrangements satisfactory to the relevant Issuing Bank) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 6.01    Indebtedness; Certain Equity Securities.
(a)    The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(i)    (A) Indebtedness of the Borrower and any of the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.20, 2.21, 2.22 or 2.23), (B) Incremental Equivalent Debt and (C) Specified Refinancing Debt;
(ii)    Indebtedness outstanding on the Closing Date and listed on Schedule 6.01 and any Permitted Refinancing thereof;

(iii)    Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that such Guarantee is otherwise permitted by Section 6.04; provided, further, that (A) except in the case of Guarantees by Foreign Subsidiaries of Indebtedness of other Foreign Subsidiaries, no Guarantee by any Restricted Subsidiary that is not a Loan Party of any Indebtedness shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement and (B) if the Indebtedness being Guaranteed is subordinated in right of payment to the Loan Document Obligations, such Guarantee shall be subordinated in right of payment to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
(iv)    Indebtedness of the Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower to the extent permitted by Section 6.04; provided that (x) all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subject to a global intercompany note and subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those set forth in the form of the global intercompany note attached as Exhibit I and (y) the aggregate principal amount of all Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party that is outstanding in reliance on this clause (iv) shall not exceed the greater of (x) $15,000,000 and (y) 10.0% of LTM EBITDA;
(v)    (A) Indebtedness (including Capital Lease Obligations) of the Borrower or any Restricted Subsidiary financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, other than software; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A); provided, further, that, after giving effect thereto, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not the greater of (x) $7,500,000 and (y) 5.00% of LTM EBITDA;
(vi)    Indebtedness in respect of Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(vii)    (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary) after the Closing Date as a result of a Permitted Acquisition, or Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition, and any Permitted Refinancing thereof; provided that (1) no Event of Default shall have occurred or be continuing or would result from the incurrence or existence of such additional Indebtedness or from the application of proceeds thereof, (2) at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and to the use of proceeds thereof, the Total Net Leverage Ratio as of the last day of the Test Period shall be less than or equal to 2.00 to 1.00, and (3) in the case of Indebtedness incurred in contemplation of such Permitted Acquisition, (I) such Indebtedness shall satisfy the requirements of subclauses (1), (2), (3) and (4) of clause (viii) below, except that a customary bridge facility shall not be required to satisfy subclause (3) so long as the long-term Indebtedness into which such customary bridge facility is to be converted satisfies such subclause (3) and (II) the aggregate amount of Indebtedness incurred under this clause (vii) by Subsidiaries that are not Loan Parties shall not exceed (together with the aggregate amount of Indebtedness incurred by Subsidiaries that are not Loan Parties outstanding at any time in reliance on clause (viii) below) the Non-Guarantor Debt Cap and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding subclause (A);
(viii)    other Indebtedness of the Borrower or any Restricted Subsidiary; provided that (1) no Event of Default shall have occurred or be continuing or would result from the incurrence or existence of such additional Indebtedness or from the application of proceeds thereof, (2) at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and to the use of proceeds thereof, the Total Net Leverage Ratio shall be less than or equal to 2.00 to 1.00 as of the last day of the Test Period, (3) such Indebtedness does not mature prior to the date that is 91 days after the Latest Maturity Date and the Weighted Average Life to Maturity of any such Indebtedness shall be at least 91 days longer than the period from issuance thereof to the Latest Maturity Date, (4) such Indebtedness has covenants and events of default that are no more restrictive (taken as a whole) on the Borrower and its Subsidiaries than those contained in the Loan Documents, and (5) the aggregate amount of all such Indebtedness incurred by Subsidiaries of the Borrower that are not Loan Parties shall not exceed (together with the aggregate amount of Indebtedness incurred by Subsidiaries of the Borrower that are not Loan Parties outstanding at any time in reliance on Section 6.01(a)(vii)) the Non-Guarantor Debt Cap;
(ix)    Indebtedness representing deferred compensation owed to employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;
(x)    Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, directors and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower; provided that no payment shall be made thereunder unless such payment is permitted under Section 6.07 and is not otherwise prohibited by Article VI of this Agreement;
(xi)    Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments incurred in a Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement;
(xii)    Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with the Transactions or any Permitted Acquisition or other Investment permitted under this Agreement;
(xiii)    Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, incurred in the ordinary course of business;
(xiv)    Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;
(xv)    Indebtedness incurred by the Borrower or any Restricted Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;
(xvi)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(xvii)    Indebtedness in an aggregate amount at any time outstanding up to the greater of (x) $15,000,000 and (y) 10% of LTM EBITDA; and
(xviii)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xvii) above.
(b)    The Borrower will not, and will not permit any Restricted Subsidiary to, issue any Disqualified Equity Interests, except Disqualified Equity Interests issued to and held by any Loan Party or any Wholly Owned Restricted Subsidiary.

Section 6.02    Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(i)    Liens created under the Loan Documents;
(ii)    Permitted Encumbrances;
(iii)    Liens existing on the Closing Date and set forth on Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;
(iv)    Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for accessions to such property and the proceeds and the products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided, further, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;
(v)    leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness;
(vi)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(vii)    Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;
(viii)    Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(ix)    Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary permitted under Section 6.01;
(x)    Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party and Liens granted by a Loan Party in favor of any other Loan Party;
(xi)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(vii);
(xii)    any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Borrower or any Restricted Subsidiaries in the ordinary course of business;
(xiii)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Borrower or any Restricted Subsidiaries in the ordinary course of business;
(xiv)    Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;
(xv)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(xvi)    Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;
(xvii)    ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;
(xviii)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix)    Liens on cash, Permitted Investments and securities (and proceeds thereof) of any Broker-Dealer Subsidiary that is subject to securities trades incurred in the ordinary course of business;
(xx)    Liens on assets of any Broker-Dealer Subsidiary securing broker-dealer financing incurred in the ordinary course of business;
(xxi)    other Liens; provided that at the time of the granting of and after giving Pro Forma Effect to any such Lien and the obligations secured thereby (including the use of proceeds thereof) the aggregate face amount of obligations secured by Liens existing in reliance on this clause (xxi) shall not exceed an aggregate amount equal to the greater of $15,000,000 and 10.0% of LTM EBITDA; and
(xxii)    Liens on Collateral to secure Incremental Equivalent Debt and Specified Refinancing Debt; provided that (1) if such Liens rank pari passu in right of payment and security with the existing Facilities, such Liens shall be subject to a First Lien Intercreditor Agreement and (2) if such Liens rank junior in right of payment and security with the existing Facilities, such Liens shall be subject to a Junior Lien Intercreditor Agreement.

Section 6.03    Fundamental Changes.
(a)    The Borrower will not, and will not permit any other Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:
(i)    (A) any other Restricted Subsidiary may merge with the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (B) any Restricted Subsidiary may merge with any one or more Restricted Subsidiaries; provided that when any Subsidiary Loan Party is merging with another Restricted Subsidiary, the continuing or surviving Person shall be a Subsidiary Loan Party;
(ii)    (A) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (B) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(iii)    any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment in a Restricted Subsidiary that is not a Loan Party, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for not materially less than fair value (as determined by the Borrower in good faith) and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;
(iv)    the Borrower may merge or consolidate with any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto and thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (4) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement; provided, further, that (y) if such Person is not a Loan Party, no Default exists after giving effect to such merger or consolidation and (z) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents; provided, further, that the Borrower agrees to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(v)    any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12 and if the other party to such transaction is not a Loan Party, no Default exists after giving effect to such transaction;
(vi)    the Borrower and its Restricted Subsidiaries may consummate the Acquisition; and
(vii)    any Restricted Subsidiary may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05; provided that if the other party to such transaction is not a Loan Party, no Default exists after giving effect to the transaction.
(b)    The Borrower will not, and will not permit any Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Restricted Subsidiaries on the Closing Date and businesses reasonably related or ancillary thereto.

Section 6.04    Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any Restricted Subsidiary to, make or hold any Investment, except:
(a)    Permitted Investments;
(b)    loans or advances to officers, directors and employees of the Borrower and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes of the Borrower and the Restricted Subsidiaries, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower, and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under this clause (b)(iii) shall not to exceed $3,500,000;
(c)    Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party (excluding any new Restricted Subsidiary that becomes a Loan Party pursuant to such Investment), (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is also not a Loan Party, (iii) by the Borrower or any Loan Party (A) in any

Restricted Subsidiary; provided that the aggregate amount of such Investments made by Loan Parties after the Closing Date in Restricted Subsidiaries that are not Loan Parties in reliance on this clause (iii)(A) shall not exceed the Non-Loan Party Investment Amount, (B) in any Restricted Subsidiary that is not a Loan Party, constituting an exchange of Equity Interests of such Restricted Subsidiary for Indebtedness of such Restricted Subsidiary or (C) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Loan Parties owing to any Loan Party, (iv) by the Borrower or any Restricted Subsidiary in Restricted Subsidiaries that are not Loan Parties so long as such Investment is part of a series of simultaneous Investments that result in the proceeds of the initial Investment being invested in one or more Loan Parties and (v) by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary that is not a Loan Party, consisting of the contribution of Equity Interests of any other Restricted Subsidiary that is not a Loan Party so long as the Equity Interests of the transferee Restricted Subsidiary is pledged to secure the Secured Obligations;
(d)    Seed Capital Investments;
(e)    Investments (i) existing or contemplated on the Closing Date and set forth on Schedule 6.04(e) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the Closing Date by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04(e) or as otherwise permitted by this Section 6.04;
(f)    Investments in Swap Agreements incurred in the ordinary course of business and not for speculative purposes;
(g)    promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;
(h)    Permitted Acquisitions; provided that the aggregate amount of consideration paid or provided by the Borrower or any other Loan Party after the Closing Date in reliance on this Section 6.04(h) for Permitted Acquisitions (including the aggregate principal amount of all Indebtedness assumed in connection with Permitted Acquisitions) for any Restricted Subsidiary that shall not be or, after giving effect to such Permitted Acquisition, shall not become a Loan Party, shall not exceed the Non-Loan Party Investment Amount;

(i)    the Borrower and its Restricted Subsidiaries may consummate the Acquisition;
(j)    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;
(k)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(l)    Investments for (i) utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (ii) trade accounts created, or prepaid expenses accrued, in the ordinary course of business;
(m)    other Investments; provided that (i) so long as immediately after giving effect to any such Investment no Event of Default has occurred and is continuing, and (ii) the aggregate outstanding amount of all Investments made in reliance on this clause (m) shall not exceed (A) the greater of (x) $7,500,000 and (y) 5.0% of LTM EBITDA plus (B) the Available Amount;
(n)    other Investments; provided that (i) no Event of Default shall have occurred and be continuing or shall result therefrom and (ii) on a Pro Forma Basis, the Total Net Leverage Ratio shall not exceed 2.00:1.00;
(o)    advances of payroll payments to employees in the ordinary course of business;
(p)    Investments of a Subsidiary acquired after the Closing Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section and Section 6.03 after the Closing Date or that otherwise becomes a Subsidiary to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(q)    receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(r)    Investments in any Restricted Subsidiary that is a Broker-Dealer Subsidiary to the extent necessary in order for such Restricted Subsidiary to be in compliance with its net capital requirements under any Requirements of Laws;
(s)    the Amendment No. 1 Acquisition; and
(t)    acquisitions of additional limited partnership units in the Amendment No. 1 Target so long as the Amendment No. 1 Target is a Restricted Subsidiary and no Event of Default shall have occurred and be continuing at the time of any such acquisition.

Section 6.05    Asset Sales. The Borrower will not, and will not permit any Restricted Subsidiary to, (i) sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to the Borrower or a Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”), except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;
(b)    Dispositions of inventory and other assets in the ordinary course of business;
(c)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
(d)    Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment in a Restricted Subsidiary that is not a Loan Party, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for not materially less than fair value (as determined by the Borrower in good faith) and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;
(e)    Dispositions permitted by Section 6.03 (other than Section 6.03(a)(vii)), Investments permitted by Section 6.04 (other than Section 6.04(g)), Restricted Payments permitted by Section 6.07 and Liens permitted by Section 6.02;
(f)    Dispositions of Investments in joint ventures that are not Subsidiaries to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(g)    Dispositions of Permitted Investments;
(h)    Dispositions or forgiveness of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;
(i)    leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and that do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(j)    transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;
(k)    Dispositions of property to Persons other than Restricted Subsidiaries (including the sale or issuance of Equity Interests of a Restricted Subsidiary) not otherwise permitted under this Section 6.05; provided that (i) no Event of Default shall exist at the time of, or would result from, such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default existed or would have resulted from such Disposition), (ii) any Disposition of any property pursuant to this clause (k) shall be for no less than the fair market value of such property at the time of such Disposition (as determined by the Borrower in good faith) and (iii) with respect to the any Disposition pursuant to this clause (k) for a purchase price in excess of $3,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the most recent balance sheet of the Borrower provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash, (C) consideration received from such transferee consisting of cancellation or forgiveness of Indebtedness (other than Junior Indebtedness) owing by the Borrower or such Restricted Subsidiary to the buyer shall be deemed to be cash, and (D) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess of $3,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;
(l)    any Disposition of non-core assets acquired as a result of the Permitted Acquisition of Equity Interests of an entity that becomes a Restricted Subsidiary; provided that (i) within 90 days of the date of such Permitted Acquisition, such assets are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of its Restricted Subsidiaries or any of their respective businesses, (ii) no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed, and (iii) any Disposition of assets pursuant to this clause (l) shall be for no less than the fair market value of such assets at the time of such Disposition (as determined by the Borrower in good faith);
(m)    any Disposition or series of related Dispositions involving assets having an aggregate fair market value per Disposition or series of Dispositions of less than $3,000,000; and
(n)    the Disposition, from time to time, of limited partnership units in the Amendment No. 1 Target acquired after the closing of the Amendment No. 1 Acquisition, to the officers and employees thereof in exchange for cash at fair market value (or notes of officers and employees), or in lieu of other compensation that would otherwise be paid to such officers and employees.

Section 6.06    Sale and Leaseback Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after the Borrower or such Restricted Subsidiary, as applicable, acquires or completes the construction of such fixed or capital asset; provided that, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01 and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.02.

Section 6.07    Restricted Payments. The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)    each Restricted Subsidiary may make Restricted Payments to the Borrower and to its other Restricted Subsidiaries, provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, such Restricted Payment is made to the Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;
(b)    the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;
(c)    redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions to it or issuances of its new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(d)    repurchases of Equity Interests in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or withholding taxes payable in connection with the exercise of such options or warrants;
(e)    other Restricted Payments; provided that on a Pro Forma Basis the Total Net Leverage Ratio shall not exceed 2.00:1.00;
(f)    other Restricted Payments, together with the aggregate amount of Restricted Debt Payments made pursuant to Section 6.08(e), in an aggregate amount not to exceed the greater of (x) $5,000,000 and (y) 3.00% of LTM EBITDA;
(g)    other Restricted Payments up to the Available Amount;
(h)    payment by the Borrower of regular quarterly dividends in respect of the Common Stock of $0.45 per share (to be appropriately adjusted for any stock splits, reverse stock splits or recapitalizations after the Closing Date);
(i)    dividends on the 1,150,000 shares of Series D Preferred Stock issued pursuant to the Series D Preferred Stock Offering at the annual rate of 7.25% of the liquidation preference thereof; and
(j)    purchases of Equity Interests in any Restricted Subsidiary if such purchase is permitted by Section 6.04;
provided that in the case of clauses (e), (f), (g), (h) and (i) above, no Event of Default shall have occurred and be continuing or would result therefrom.

Section 6.08    Certain Payments of Indebtedness. The Borrower will not, and will not permit any other Restricted Subsidiary to, pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Indebtedness (any such payment or distribution, a “Restricted Debt Payment”), except:

(a)    payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Junior Indebtedness prohibited by the subordination provisions thereof;
(b)    Permitted Refinancings of Indebtedness to the extent permitted by Section 6.01(ii), (v) and (vii);
(c)    the conversion of any Junior Indebtedness to Equity Interests (other than Disqualified Equity Interests) of the Borrower;
(d)    other Restricted Debt Payments; provided that on a Pro Forma Basis, the Total Net Leverage Ratio shall not exceed 2.00: 1.00;
(e)    other Restricted Debt Payments, together with the aggregate amount of Restricted Payments made pursuant to Section 6.07(f), in an aggregate amount not to exceed the greater of (x) $5,000,000 and (y) 3.00% of LTM EBITDA; and
(f)    other Restricted Debt Payments up to the Available Amount;
provided that in the case of clauses (d), (e) and (f), no Event of Default shall have occurred and be continuing or would result therefrom.

Section 6.09    Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions with the Borrower or any Restricted Subsidiary, (ii) on terms, taken as a whole, not materially less favorable to the Borrower or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined in good faith by the Borrower), (iii) the payment of customary fees and reimbursement or payment of reasonable out-of-pocket expenses to, and indemnities provided on behalf of, directors, officers and employees of the Borrower and the Restricted Subsidiaries in the ordinary course of business, (iv) transactions pursuant to permitted agreements in existence or contemplated on the Closing Date and set forth on Schedule 6.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (v) Restricted Payments permitted under Section 6.07, (vi) Investments permitted under Sections 6.04(b), (d), (o) and (r), (vii) issuances of Qualified Equity Interests of the Borrower, (viii) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or in connection with the Transactions and (ix) the entry into or performance of customary tax sharing agreements between the Borrower and the Restricted Subsidiaries and the filing of Tax returns on a consolidated basis. For purposes of this Section 6.09, no Virtus Fund is or shall be deemed to be an Affiliate of the Borrower or any of its Restricted Subsidiaries.

Section 6.10    Restrictive Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any other Subsidiary Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Restricted Subsidiary that is not a Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Restricted Subsidiary or to Guarantee Indebtedness of any Restricted Subsidiary; provided that the foregoing clauses (a) and (b) shall not apply to any such restrictions that (i)(x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 6.10) are listed on Schedule 6.10 and (y) any renewal or extension of a restriction permitted by clause (i)(x) or any agreement evidencing such restriction so long as such renewal or extension does not materially expand the scope of such restrictions, (ii)(x) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary and (y) any renewal or extension of a restriction permitted by clause (ii)(x) or any agreement evidencing such restriction so long as such renewal or extension does not materially expand the scope of such restrictions, (iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 6.01 and are binding only on such Restricted Subsidiary, (iv) are customary restrictions that arise in connection with any Disposition permitted by Section 6.05 applicable pending such Disposition solely to the assets subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.04, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by or securing such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Indebtedness), (vii) are imposed by Requirements of Law, (viii) are customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (ix) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.01(a)(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (x) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary, (xi) are customary provisions restricting assignment of any license, lease or other agreement, (xii) are restrictions on cash (or Permitted Investments) or deposits imposed by customers under contracts entered into in the ordinary course of business (or otherwise constituting Permitted Encumbrances on such cash or Permitted Investments or deposits), (xiii) are customary net worth provisions contained in real property leases or subleases or licenses of Intellectual Property entered into by the Borrower or any Restricted Subsidiary, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its subsidiaries to meet their ongoing obligation or (xiv) arise under any documentation evidencing or governing the terms of any Indebtedness incurred under Section 6.01(a)(vii); provided that in each case any such restrictions are no more restrictive than those set forth in the Loan Documents and do not restrict the creation of Liens securing the Secured Obligations.

Section 6.11    Amendment of Junior Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify, waive, terminate or release the documentation governing any Junior Indebtedness, in each case if the effect of such amendment, modification, waiver, termination or release is materially adverse to the Lenders.

Section 6.12    Financial Performance Covenant. The Borrower agrees, for the benefit of the Revolving Lenders, that it will not permit the Total Net Leverage Ratio to exceed 2.50 to 1.00 as of the last day of any fiscal quarter, if on such day the aggregate principal amount of outstanding Revolving Loans plus the aggregate amount of Letters of Credit (other than (i) Letters of Credit that have been Cash Collateralized in accordance with this Agreement and (ii) undrawn Letters of Credit in an aggregate amount not to exceed $10,000,000) exceeds 30% of the aggregate Revolving Commitments as of such day.

Section 6.13    Changes in Fiscal Periods. The Borrower will not make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 6.14    Organizational Documents. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, amend any of its Organization Documents in any manner that is materially adverse to the Lenders.
Section 6.15    Use of Proceeds. The Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to, use the proceeds from the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:
(a)    to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or is in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Agent or otherwise) of Sanctions;
(b)    for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in violation of Anti-Corruption Laws; or
(c)    that would be in violation of Anti-Terrorism Laws.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01    Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:
(a)    any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Borrower or any of its Restricted Subsidiaries shall fail to observe or perform (i) any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of the Borrower), 5.10 or Article VI;
(e)    the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower; provided that the Borrower’s failure to comply with Section 6.12 shall not constitute an Event of Default with respect to any Term Loans or Term Loan Commitments unless and until the Required Revolving Lenders shall have terminated their Revolving Commitments or declared all amounts outstanding under the Revolving Facility to be due and payable pursuant to this Section 7.01;
(f)    the Borrower or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) termination events or similar events (other than defaults or events of default) occurring under any Swap Agreement that constitutes Material

Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event);
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Borrower or any other Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;
(j)    the Borrower or any Restricted Subsidiary shall become insolvent or unable to pay its debts or fail generally to pay its debts as and when they become due;
(k)    one or more enforceable judgments for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by (i) insurance as to which the insurer has been notified of such judgment or order and has not denied coverage or (ii) another reasonably creditworthy third-party indemnitor) shall be rendered against the Borrower and any of its Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of the Borrower or any of its Restricted Subsidiaries to enforce any such judgment;
(l)    (i) an ERISA Event occurs that has resulted in liability of any Loan Party in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect, or (ii)

any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan that has resulted in liability of any Loan Party in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect;
(m)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents;
(n)    any provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;
(o)    any Guarantees of the Loan Document Obligations by any Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents);
(p)    (i) the subordination provisions of any agreement or instrument governing any Junior Indebtedness or (ii) any Junior Lien Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Loan Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or (x) the Loan Document Obligations for any reason shall not have the priority contemplated by such subordination provisions or (y) the Liens securing the Loan Document Obligations for any reason shall not have the priority contemplated by any Junior Lien Intercreditor Agreement;
(q)    a Change in Control shall occur; or
(r)    any Broker-Dealer Licenses and Memberships or Broker-Dealer Registrations of any Broker-Dealer Subsidiary from any Governmental Authority shall be terminated, which termination, individually or in the aggregate, has had a Material Adverse Effect;

then, and (A) in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) of this Section, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders (or, with respect to an Event of Default arising out of a breach of Section 6.12, at the request of the Required Revolving Lenders) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent, the Issuing Banks and the Revolving Lenders, and grants to the Administrative Agent and the Revolving Lenders a security interest in, all such cash as security for the LC Exposures; and (B) in case of any event with respect to the Borrower described in paragraph (h) or (i) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII
ADMINISTRATIVE AGENT

Section 8.01    Appointment and Authorization of Agents. Each Lender hereby irrevocably appoints MSSF to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions (other than Section 8.07 solely to the extent such provision expressly requires the consent of the Borrower). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article and the definition of the term “Agent Parties” included such Issuing Bank with respect to such acts or omission, and (b) as additionally provided herein with respect to each Issuing Bank.
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Person to whom any Secured Cash Management Obligations are owed or counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations), on behalf of itself and its Affiliates who are owed Secured Cash Management Obligations and Secured Swap Obligations, hereby irrevocably appoints and authorizes the Administrative Agent to act as the “collateral agent” for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII (including Section 8.06, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, each of the Lenders (including in its capacities as a potential Person to whom any Secured Cash Management Obligations are owed or counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations), on behalf of itself and its Affiliates who are owed Secured Cash Management Obligations and Secured Swap Obligations, hereby expressly authorize the Administrative Agent to execute any and all documents (including, subject to Section 9.15, releases) with respect to the Collateral (including the First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and any other intercreditor agreement or other intercreditor arrangements necessary to effectuate the incurrence of secured Indebtedness expressly permitted hereunder) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by the Administrative Agent shall bind the Secured Parties.

Section 8.02    Rights as a Lender. The Administrative Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent hereunder, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03    Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) have any duty to take any discretionary action or exercise any discretionary powers, except (in the case of the Administrative Agent) discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.

(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII and Section 9.02) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless and until the Administrative Agent shall have received written notice from a Lender, an Issuing Bank or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”
(c)    No Agent Party shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, the existence of any Collateral or the validity, perfection (or continued perfection) or priority of any Lien or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (in the case of the Administrative Agent) to confirm receipt of items expressly required to be delivered to it.
Section 8.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Borrowing that by its terms shall be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to any such Borrowing. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other advisors selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or advisors.
Section 8.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Loans as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub‑agents.
Section 8.06    Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand each Indemnitee (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligations of any Loan Party to do so) on a pro rata basis (determined as of the time that the applicable payment is sought based on each Lender’s ratable share at such time) and hold harmless each Indemnitee against any and all Indemnified Liabilities incurred by it; provided that (a) no Lender shall be liable for payment to any Indemnitee of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment of a court of competent jurisdiction to have resulted from such Indemnitee’s own gross negligence or willful misconduct (and no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section) and (b) to the extent any Issuing Bank is entitled to indemnification under this Section solely in its capacity and role as an Issuing Bank, only the Revolving Lenders shall be required to indemnify such Issuing Bank in accordance with this Section (determined as of the time that the applicable payment is sought based on each Revolving Lender’s Revolving Exposure thereof at such time). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise)

of, or legal advice in respect of rights and responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such costs or expenses by or on behalf of the Borrower.
Section 8.07    Resignation of Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall appoint from among the Lenders a successor agent (which may be an Affiliate of a Lender), with the consent of the Borrower at all times other than during the existence of an Event of Default under Section 7.01(a), (b), (h) or (i) (which consent shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment prior to the effective date of the resignation of the Administrative Agent, then the Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on such effective date, where (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent may (but shall not be obligated to) continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent or continuing to hold any collateral security per above.
Any resignation of the Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank. If the Administrative Agent resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all Obligations under Letters of Credit with respect thereto, including the right to require the Lenders to make ABR Loans or fund risk participations in LC Disbursements pursuant to Section 2.05(f). Upon the appointment by the Borrower of a successor Issuing Bank (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the Administrative Agent to effectively assume the obligations of the Administrative Agent with respect to such Letters of Credit.

Section 8.08    Non-Reliance on Agents and Other Lenders. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon any Agent Party or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent Party or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or Obligation in respect of any Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, all Obligations under Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 9.03.
Section 8.10    Withholding Taxes. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payments in respect thereof within 15 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), whether or not such Taxes were correctly or legally imposed or asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section. The agreements in this Section shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the

Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section, the term “Lender” shall include any Issuing Bank.
Section 8.11    Binding Effect. Each Secured Party by accepting the benefits of the Loan Documents agrees that (i) any action taken by the Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by the Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.
Section 8.12    Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or Issuing Bank party hereto as long as, by accepting such benefits, such Secured Party agrees, as among the Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Administrative Agent shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article VIII, Section 2.17, Section 9.01, Section 9.04, Section 9.08, Section 9.12 and Section 9.16 (and, solely with respect to Issuing Banks, Section 2.05) and the decisions and actions of the Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 8.06 only to the extent of the losses, claims, damages, liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of pro rata share or similar concept, (b) the Administrative Agent, the Lenders and the Issuing Banks party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Loan Document Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Loan Document Obligation and (c) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

Section 8.13    Secured Cash Management Obligations and Secured Swap Obligations. Except as otherwise expressly set forth herein or in any Guarantee or any Security Document, no Person to whom any Secured Cash Management Obligations are owed or counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations that obtains the benefits of Section 4.02 of the Collateral Agreement, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Obligations and Secured Swap Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Person to whom any Secured Cash Management Obligations are owed or counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, as the case may be.
Section 8.14    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:
(i)    none of the Administrative Agent or the Joint Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto);
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E)
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and
(v)    no fee or other compensation is being paid directly to the Administrative Agent or the Joint Lead Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)    The Administrative Agent and each Joint Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX
MISCELLANEOUS

Section 9.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:
(i)    if to the Borrower, the Administrative Agent or any Issuing Bank, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.01; and
(ii)    if to any other Lender, to it at its address (or fax number, telephone number or email address) set forth in its Administrative Questionnaire (which shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or any Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, the Joint Lead Arrangers, the Bookrunners, the Syndication Agent, the Documentation Agent or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrower, the Administrative Agent and the Issuing Banks may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the Issuing Bank. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)    Reliance by Administrative Agent, Issuing Banks and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Issuing Banks, each Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 9.02    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, with the consent of the Required Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall:
(i)    increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender),
(ii)    reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees or premiums payable hereunder, without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive (x) any obligation of the Borrower to pay default interest pursuant to Section 2.13(c) or to amend Section 2.13(c) or (y) a Default or Event of Default,
(iii)    postpone the maturity of any Loan, or the date of any scheduled amortization payment of the principal amount of any Term Loan, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest, premium or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby,
(iv)    change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby or change Section 4.02 of the Collateral Agreement, in any case, without the written consent of each Lender,
(v)    change any of the provisions of this Section without the written consent of each Lender,
(vi)    change the percentage set forth in the definition of “Required Lenders,” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be),
(vii)    release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in this Agreement or the Guarantee Agreement) without the written consent of each Lender,
(viii)    release all or substantially all the Collateral from the Liens of the Security Documents (except as expressly provided in this Agreement or the Security Documents), without the written consent of each Lender, or
(ix)    change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a Majority in Interest of the outstanding Loans and unused Commitments of each affected Class;
provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (C) no such agreement shall amend or otherwise modify Section 6.12 or any definition related thereto (as any such definition is used for purposes of such Sections) or waive any Default or Event of Default resulting from a failure to perform or observe Section 6.12 (including any related Default or Event of Default resulting from a failure to comply with Section 6.12 due to the occurrence of an actual Event of Default with respect to the Financial Performance Covenant set forth in Section 6.12) or alter the rights or remedies of the Required Required Lenders arising pursuant to Article 7 as a result of a breach of Section 6.12, in each case without the written consent of the Required Revolving Lenders; provided, however, that the amendments, modifications or waivers described in this clause (C) shall not require the consent of any Lenders other than the Required Revolving Lenders. Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative

Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion and (b) guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
(c)    In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (ix) of paragraph (b) of this Section, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is (or whose Affiliate is) acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank), which consent shall not unreasonably be withheld or delayed, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including pursuant to Section 2.11(h) treating such assignment as a prepayment) from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii).
(d)    Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Revolving Commitments, Term Loans and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section); provided that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
(e)    In the event that S&P, Moody’s and Thompson’s BankWatch (or Insurance-Watch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Lender, downgrade the long-term certificate deposit ratings of such Revolving Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then each Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations under this Agreement to such Eligible Assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) each Issuing Bank, the Administrative Agent and such Eligible Assignee shall have received the prior written consent of the Borrower and each other Issuing Bank to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent shall not unreasonably be withheld or delayed and (iv) unless waived, the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii).

Section 9.03    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable, documented and invoiced out-of-pocket costs and expenses incurred by the Administrative Agent, the Joint Lead Arrangers, the Syndication Agent, the Documentation Agent, the Bookrunners, and their respective Affiliates (without duplication), in connection with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (or proposed amendments, modifications or waivers, whether or not effective) (limited, in the case of legal expenses, to the reasonable, documented and invoiced fees and out-of-pocket charges and disbursements of (x) Cahill Gordon & Reindel LLP, (y) to the extent reasonably determined by the Administrative Agent to be necessary, one regulatory counsel and (z) to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each applicable jurisdiction, for all such Persons, taken as a whole), (ii) all reasonable, documented and invoiced out-of-pocket costs and expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent, the Issuing Banks and the Lenders, in connection with the enforcement or protection of any rights or remedies (A) in connection with the Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (limited, in the case of legal expenses, to the reasonable, documented and invoiced fees and out-of-pocket charges and disbursements of (x) one lead counsel, (y) to the extent reasonably determined by the Administrative Agent to be necessary, one regulatory counsel and (z) to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each applicable jurisdiction, for all such Persons, taken as a whole, and, solely in the case of an actual or reasonably perceived conflict of interest, one additional lead counsel (and one additional local counsel in each applicable jurisdiction) per group of similarly situated affected parties).
(b)    The Borrower shall indemnify the Administrative Agent, each Joint Lead Arranger, each Issuing Bank, each Lender, the Syndication Agent, the Documentation Agent, the Bookrunners and each

Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actions, suits, investigations, inquiries, losses, claims, damages, liabilities, proceedings or expenses of any kind or nature whatsoever and reasonable, documented and invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee, incurred by or asserted against or involving any Indemnitee by any third party or by the Borrower or any Subsidiary arising out of, as a result of or in any way related to (i) the execution or delivery of this Agreement, any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any Subsidiary, or any other Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, regardless of whether brought by the Borrower or any Subsidiary (or any of their respective securityholders or creditors), any Indemnitee or any other Person and regardless of whether any Indemnitee is a party thereto (collectively, “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such actions, suits, investigations, inquiries, losses, claims, damages, liabilities, proceedings, costs or related expenses (x) resulted from the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arose from disputes between or among Indemnitees that do not involve an act or omission by the Borrower or any Restricted Subsidiary (other than claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under this Agreement). To the fullest extent permitted by applicable Requirements of Law, no party hereto shall assert, and each party hereby waives, any claim against the other party on any theory of liability for special, indirect, consequential or punitive damages or lost profits (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof (in each case, other than, in the case of the Borrower, in respect of any such damages incurred or paid or payable by an Indemnitee in connection with any third party claim against any Indemnitee).
(c)    No Loan Party shall assert, and each hereby waives on behalf of itself and each other Loan Party, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such waiver shall not, as to any Indemnitee, be available to the extent that such direct or actual damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(d)    All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section.

Section 9.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder other than as expressly provided in Section 6.03 without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraphs (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent (except with respect to assignments to any Disqualified Lender) not to be unreasonably withheld or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment (x) by a Lender to any Lender or an Affiliate of any Lender, (y) by a Lender to an Approved Fund or (z) if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing; (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (C) solely in the case of Revolving Loans and Revolving Commitments, each Issuing Bank. Notwithstanding anything in this Section to the contrary, if the Borrower has not given the Administrative Agent written notice of its objection to an assignment within ten (10) Business Days after written notice of such assignment, the Borrower shall be deemed to have consented to such assignment; provided that in no event shall the Borrower be deemed to have consented to any assignment to a Disqualified Lender pursuant to this sentence. The list of Disqualified Lenders shall be made available by the Administrative Agent to any requesting Lender. All parties hereto acknowledge and agree that the Administrative Agent shall have no responsibility or liability for monitoring the list of or processing assignments to Disqualified Lenders or compliance with the terms of any of the provisions set forth herein with respect to Disqualified Lenders. Notwithstanding the foregoing or anything else to the contrary in this Agreement, each of the parties hereto acknowledges and agrees that the Administrative Agent (x) shall not have any responsibility or obligation to determine whether any Lender or any potential assignee Lender is a Disqualified Lender and (y) shall not have any liability with respect to any assignment or participation made to a Disqualified Lender.
(ii)    Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless the Borrower and the Administrative Agent otherwise consent (in each case, such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing; provided, further, that simultaneous assignments by or to two or more Approved Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or, if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, and, in each case, together (unless waived or reduced by the Administrative Agent) with a processing and recordation fee of $3,500; provided that the Administrative Agent, in its sole discretion, may elect to waive or reduce such processing and recordation fee; provided, further, that assignments made pursuant to Section 2.19(b), Section 9.02(c) or Section 9.02(e) shall not require the signature of the assigning Lender to become effective and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by (i) the Borrower and the Issuing Banks and (ii) any Lender, in the case of this clause (ii), solely to the extent of its own Loan and Commitments, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Banks, sell participations to one or more banks or other Persons (a “Participant”) other than a natural person, a Defaulting Lender, the Borrower or any of its Affiliates, or any Disqualified Lender in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the

Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(iii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the obligations and limitations of such Sections, including Section 2.17(e) (provided that any required documentation shall be provided to the participating Lender) and Section 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.
(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the Borrower and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any loans are in registered form for U.S. federal income tax purposes.
(iii)    A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that a Participant’s right to a greater payment results from a Change in Law after the Participant becomes a Participant.

(d)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 9.05    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or (f).
Section 9.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 9.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this

Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or any Issuing Bank, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates (and any Agent Party, in respect of any unpaid fees, costs and expenses payable hereunder) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, such Lender, any such Issuing Bank, any such Affiliate or any such Agent Party to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by the Administrative Agent, such Lender or Issuing Bank, irrespective of whether or not the Administrative Agent, such Lender or Issuing Bank shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of the Administrative Agent, such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, applicable Issuing Bank and the applicable Agent Party shall notify the Borrower and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of the Administrative Agent, each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender, such Issuing Bank and their respective Affiliates may have.

Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement and any Letters of Credit and any claims, controversy, dispute or cause of action (whether sounding in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any Letters of Credit and the transactions contemplated hereby and thereby shall be construed in accordance with and governed by the laws of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED

THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12    Confidentiality.
(a)    Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, and to its and its Affiliates’ directors, officers, employees, controlling persons, members, partners, representatives and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section shall constitute a breach of this Section by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable law or by any subpoena or similar legal process; provided that solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each Lender and the Administrative Agent shall notify the Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding; provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of the Borrower, (iii) to any other party to this Agreement, (iv) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (v) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents or (C) any pledgee referred to in Section 9.04(d), (vi) if required by any rating agency; provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such Information, (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any of its affiliates, advisors, members, directors, employees, agents or other representatives or (viii) to the extent necessary or customary for inclusion in league table measurement. For the purposes hereof, “Information” means all information received from the Borrower relating to the Borrower, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(b)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(c)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN

ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
Section 9.13    USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA Patriot Act.
Section 9.14    Judgment Currency.
(a)    If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 9.15    Release of Liens and Guarantees.
(a)    A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement or any designation in accordance with Section 5.13, as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to the Borrower or any Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or the release of any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such Guarantee shall be automatically released. Upon termination of the aggregate Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations not yet due and Cash Management Obligations and Secured Swap Obligations) and the expiration or termination of all Letters of Credit (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05), all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. Any such release of Secured Obligations shall be deemed subject to the provision that such Secured Obligations shall be reinstated if after such release any portion of any payment in respect of the Secured Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver, without recourse or warranty, to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release (including any release from any global intercompany note delivered pursuant to Section 6.01(a)(iv)) so long as the Borrower or applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement and the other Loan Documents.
(b)    The Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to subordinate the Administrative Agent’s Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv).

(c)    Each of the Lenders and the Issuing Bank irrevocably authorizes the Administrative Agent to provide any release or evidence of release, termination or subordination contemplated by this Section. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Document and this Section, and, in such case (other than upon termination of the aggregate Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations not yet due and Cash Management Obligations and Secured Swap Obligations) and the expiration or termination of all Letters of Credit (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05), the Administrative Agent shall not be obligated to provide such release or evidence of release, termination or subordination until the Administrative Agent has received such confirmation.

Section 9.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Banks, the Lenders, the Bookrunners and the Joint Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Banks, the Lenders, the Bookrunners and the Joint Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Banks, the Lenders, the Bookrunners and the Joint Lead Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower, any of its Affiliates or any other Person and (B) none of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Banks, the Lenders, the Bookrunners and the Joint Lead Arrangers has any obligation to the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iii) the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Banks, the Lenders, the Bookrunners and the Joint Lead Arrangers and their respective Affiliates may employ the services of their respective affiliates in providing services and/or performing their obligations hereunder and may exchange with such affiliates information concerning the Borrower, their affiliates, the Target, other companies that may be the subject of this transaction, and such affiliates of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Banks, the Lenders, the Bookrunners and the Joint Lead Arrangers will be entitled to the benefits afforded to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Banks, the Lenders, the Bookrunners and the Joint Lead Arrangers hereunder and (iv) the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Banks, the Lenders, the Bookrunners and the Joint Lead Arrangers and their respective Affiliates may be engaged, for their accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and their respective Affiliates, and none of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Issuing Banks, the Lenders, the Bookrunners and the Joint Lead Arrangers has any obligation to disclose any of such interests to the Borrower or any of their respective Affiliates. To the fullest extent permitted by law, Borrower hereby agrees it will not assert any claim that the Administrative Agent, the Syndication Agent, the Documentation Agent, the Lenders, the Bookrunners or the Joint Lead Arrangers has rendered advisory services of any nature or owes a fiduciary or similar duty to it in connection with the Transactions and, to the extent any such claim could exist, hereby waives and releases any claims that it may have against the Administrative Agent, the Syndication Agent, the Documentation Agent, Issuing Banks, the Lenders, the Bookrunners and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.17    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

Section 9.18    Form of Execution. The words “execution,” “signed,” “signature” and words of like import in this Agreement or any other Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.20    Flood Matters. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Loans or Facilities (including the effectiveness of any Additional Commitments, Replacement Revolving Facility Commitments or Extended Revolving Commitments or the borrowing of any Refinancing Term Loans or Extended Term Loans, but not including (i) any continuation or conversion of Borrowings under Section 2.07, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by applicable law and as reasonably required by the Administrative Agent and the Designated Lender.
[Signature Pages Intentionally Omitted]

Exhibit B-1

TERM LENDER CONSENT TO AMENDMENT NO. 1
CONSENT (this “Consent”) to Amendment No. 1 (the “Amendment”) to the certain Credit Agreement, dated as of June 1, 2017 (the “Credit Agreement”), by and among VIRTUS INVESTMENT PARTNERS, INC., a Delaware corporation (the “Borrower”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the “Administrative Agent”) and the lenders party thereto.

Initial Term Loan Lenders: Please select Column A, B or C, as appropriate, and then complete and execute the signature block below.

A	B	C
Consent to Amendment on a “Cashless Roll” basis	Consent to Amendment on a Paydown and Reallocate basis	Decline Consent
☐	☐	☐

________________________________ (Name of institution) By: Name: Title: [If a second signature block is required by the financial institution: By: Name: Title: ]

[Consent to Amendment No. 1 to Virtus Credit Agreement]

REVOLVING LENDER CONSENT TO AMENDMENT NO. 1
CONSENT (this “Consent”) to Amendment No. 1 (the “Amendment”) to the certain Credit Agreement, dated as of June 1, 2017 (the “Credit Agreement”), by and among VIRTUS INVESTMENT PARTNERS, INC., a Delaware corporation (the “Borrower”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (the “Administrative Agent”) and the lenders party thereto.

Revolving Lenders/Issuing Banks: Please select Column A, B or C, as appropriate, and then complete and execute the signature block(s) below.

A	B	C
Consent to Amendment only; No Change in Revolving Commitment	Consent to Amendment and Increase Revolving Commitment by up to the Maximum Amount Specified Below	Decline Consent
☐	☐	☐

________________________________ (Name of institution) By: Name: Title: [If a second signature block is required by the financial institution: By: Name: Title:]
Maximum Increase to Revolving Commitment: $ _________________________________________

Schedule I

Amendment No. 1 Additional Term Commitments

Amendment No. 1 Additional Term Lender	Amendment No. 1 Additional Term Commitment
Morgan Stanley Senior Funding, Inc.	$105,000,000
Total:	$105,000,000

Revolving Commitments

Revolving Lender	Revolving Commitment
Morgan Stanley Senior Funding, Inc.	$27,500,000
Barclays Bank PLC	$27,500,000
JPMorgan Chase Bank, N.A.	$15,000,000
Industrial and Commercial Bank of China Limited, New York Branch	$30,000,000
Total:	$100,000,000